Prospectus supplement dated August 29, 2006 (to prospectus dated April 21, 2006)

$1,506,967,000
(Approximate)

[Logo]

American Home Mortgage Assets Trust 2006-4
Issuing Entity

American Home Mortgage Servicing, Inc.
Servicer

American Home Mortgage Corp.
Sponsor

American Home Mortgage Assets LLC
Depositor

American Home Mortgage Assets Trust 2006-4,
Mortgage-Backed Pass-Through Certificates, Series 2006-4

You should consider carefully the risk factors beginning on page S-15 in this prospectus supplement.

The Trust

The trust will consist primarily of a pool of adjustable-rate mortgage loans which may be subject to negative amortization, divided into two loan groups. The trust will issue nineteen classes of certificates, fifteen of which are offered under this prospectus supplement.

Credit Enhancement

The offered certificates will have credit enhancement in the form of:

•
subordination provided to the group I senior certificates and group II senior certificates by the Class M Certificates, and provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority; and

•	excess interest and overcollateralization.

The offered certificates will also have the benefit of a cap contract.

The Class I-A-2-2 Certificates will also have the benefit of an interest rate swap agreement.

The Certificates

The certificates offered hereby represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, the depositor, the originator or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in September 2006.

Deutsche Bank Securities Inc. will offer the offered certificates to the public from time to time in negotiated transactions, at varying prices to be determined at the time of sale. The proceeds to the depositor from the offering will be approximately 100.15% of the aggregate certificate principal balance of the offered certificates. The expenses of the depositor are estimated to be $825,000. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or accompanying prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[Logo of Deutsche Bank Securities]
Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

The depositor’s principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (516) 396-7700.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

Caption

SUMMARY OF PROSPECTUS SUPPLEMENT
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
General
Mortgage Rates
Index on the Mortgage Loans
Mortgage Loan Characteristics
Prepayment Charges
The LPMI Insurer
The LPMI Policy
THE DEPOSITOR
ISSUING ENTITY
THE SPONSOR
THE TRUSTEE
THE CUSTODIAN
THE MASTER SERVICER
THE SERVICER
Table of Fees and Expenses
MORTGAGE LOAN ORIGINATION
FICO Scores
Representations and Warranties
ADDITIONAL INFORMATION
STATIC POOL INFORMATION
DESCRIPTION OF THE CERTIFICATES
General
Book-Entry Certificates
Allocation of Available Funds
Calculation of One-Year MTA for MTA Certificates
Calculation of LIBOR for the LIBOR Certificates
Allocation of Losses; Subordination
P&I Advances
The Interest Rate Swap Agreement
Cap Contract
Distribution of Funds from the Cap Contract
Cap Contract Reserve Fund
Cap Counterparty
YIELD ON THE CERTIFICATES
General
Prepayment Considerations
Interest Shortfalls and Realized Losses
Yield Sensitivity of the Class M Certificates
Pass-Through Rates
Purchase Price
Final Scheduled Distribution Date
Weighted Average Life
POOLING AND SERVICING AGREEMENT
General
The Trustee and the Master Servicer
Reports to Certificateholders
Servicing and Other Compensation and Payment of Expenses
Voting Rights
Optional Termination
Optional Purchase of Defaulted Loans
Pledge and Assignment of Servicer’s Rights
Assignment of the Mortgage Loans
Modifications
Evidence as to Compliance
FEDERAL INCOME TAX CONSEQUENCES
General
Special Tax Considerations Applicable to the Class A and Class M Certificates
Taxation of the Interest Rate Swap Agreement
METHOD OF DISTRIBUTION
SECONDARY MARKET
LEGAL OPINIONS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
AVAILABLE INFORMATION
REPORTS TO CERTIFICATEHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
LEGAL INVESTMENT
ERISA CONSIDERATIONS
GLOSSARY
ANNEX I
SCHEDULE A

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the accompanying prospectus.

Issuing Entity	American Home Mortgage Assets Trust 2006-4.
Title of Series	Mortgage-Backed Pass-Through Certificates, Series 2006-4.
Cut-off Date	August 1, 2006.
Closing Date	On or about August 30, 2006.
Depositor	American Home Mortgage Assets LLC.
Sponsor	American Home Mortgage Corp.
Originator	American Home Mortgage Investment Corp., or an affiliate thereof.
Master Servicer	Wells Fargo Bank, N.A.
Servicer	American Home Mortgage Servicing, Inc.
Trustee	Citibank, N.A.
Custodian	Deutsche Bank National Trust Company.
Swap Provider	Deutsche Bank AG.
Cap Counterparty	The Bank of New York.
LPMI Insurer	Triad Guaranty Insurance Corporation.
Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in September 2006.
Certificates	The classes of certificates and their pass-through rates and initial certificate principal balances are set forth in the table below.
Minimum Denominations
The Class A Certificates will be issued in minimum denominations of $100,000 principal balance and integral multiples of $1 in excess thereof. The Class M Certificates will be issued in minimum denominations of $250,000 principal balance and integral multiples of $1 in excess thereof.

Offered Certificates
Class	Pass-Through Rate		Initial Certificate Principal Balance	Initial Rating (S&P/Moody’s)	Designation
I-A-1-1	Adjustable Rate		$149,563,000	AAA/Aaa	Super Senior/Adjustable Rate
I-A-1-2	Adjustable Rate		$488,226,000	AAA/Aaa	Super Senior/Adjustable Rate
I-A-2-1	Adjustable Rate		$74,781,000	AAA/Aaa	Senior Support/Adjustable Rate
I-A-2-2	Adjustable Rate		$61,028,000*	AAA/Aaa	Senior Support/Adjustable Rate
I-A-3	Adjustable Rate		$85,956,000	AAA/Aaa	Senior Support/Adjustable Rate
II-A-1	Adjustable Rate		$338,468,000	AAA/Aaa	Super Senior/Adjustable Rate
II-A-2	Adjustable Rate		$169,234,000	AAA/Aaa	Senior Support/Adjustable Rate
II-A-3	Adjustable Rate		$56,411,000	AAA/Aaa	Senior Support/Adjustable Rate
M-1	Adjustable Rate		$33,320,000	AA+/Aa1	Subordinate/Adjustable Rate
M-2	Adjustable Rate		$7,573,000	AA/Aa1	Subordinate/Adjustable Rate
M-3	Adjustable Rate		$15,145,000	AA/Aa3	Subordinate/Adjustable Rate
M-4	Adjustable Rate		$7,573,000	A+/A1	Subordinate/Adjustable Rate
M-5	Adjustable Rate		$7,573,000	A/A2	Subordinate/Adjustable Rate
M-6	Adjustable Rate		$6,058,000	BBB+/Baa2	Subordinate/Adjustable Rate
M-7	Adjustable Rate		$6,058,000	NR/Baa2	Subordinate/Adjustable Rate
Total Offered Certificates:			$1,506,967,000
			Non-Offered Certificates
R	N/A	$	N/A	NR/NR	REMIC Residual
RX	N/A	$	N/A	NR/NR	REMIC Residual
C	N/A	$	**	NR/NR	Residual
P	N/A		$100	NR/NR	Prepayment Charges
Total Non-Offered Certificates:			$100
Total Certificates:			$1,506,967,100

*     The certificate principal balance of the Class I-A-2-2 certificates will initially be equal to the certificate principal balance of the Class I-A-2-2 Underlying Interest.

**   As described in the pooling and servicing agreement.

Notes:

The certificates offered hereby represent interests solely in American Home Mortgage Assets Trust 2006-4 and do not represent interests in or obligations of the sponsor, the depositor, the originator or any of their affiliates.

Other Information:

Class A Certificates and Class M Certificates:

The pass-through rates on the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will be equal to the lesser of:

•	One-Year MTA for that distribution date plus the related margin set forth below, and

•	the applicable net rate cap.

Margin
Class	(1)	(2)	(3)
II-A-1	1.42%	1.12%	2.24%
II-A-2	1.47%	1.17%	2.34%
II-A-3	1.52%	1.22%	2.44%

(1)	Prior to the distribution date in March 2007 and prior to the step-up date as described in this prospectus supplement.
(2)	On or after the distribution date in March 2007 and prior to the step-up date as described in this prospectus supplement.
(3)	On or after the step-up date as described in this prospectus supplement.

The pass-through rates on the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-3 and Class M Certificates will be equal to the lesser of:

•	One-Month LIBOR for that distribution date plus the related margin set forth below, and

•	the applicable net rate cap, adjusted for the actual number of days in the related accrual period.

Margin
Class	(1)	(2)
I-A-1-1	0.190%	0.380%
I-A-1-2	0.210%	0.420%
I-A-2-1	0.260%	0.520%
I-A-3	0.310%	0.620%
M-1	0.410%	0.615%
M-2	0.430%	0.645%
M-3	0.500%	0.750%
M-4	0.600%	0.900%
M-5	0.700%	1.050%
M-6	1.700%	2.550%
M-7	2.350%	3.525%

(1)	Prior to the step-up date as described in this prospectus supplement.
(2)	On or after the step-up date as described in this prospectus supplement.

The pass-through rate on the Class I-A-2-2 Certificates will be equal to One-Month LIBOR for that distribution date plus 0.220% prior to the step-up date and 0.440% on or after the step-up date (as described in this prospectus supplement); provided however, that upon the occurrence of a Swap Counterparty Termination Event, the pass-through rate shall be equal to the lesser of:

•	One-Month LIBOR plus 0.290% prior to the step-up date and 0.580% on or after the step-up date (as described in this prospectus supplement, and

•	the applicable net rate cap, adjusted for the actual number of days in the related accrual period.

Payments on the Class I-A-2-2 Certificates will be made from certain payments made on the Class I-A-2-2 Underlying Interest and from certain payments that may be made pursuant to an interest rate swap agreement.

The Issuing Entity

The depositor will establish a trust with respect to the Series 2006-4 Certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the mortgage loans described below into the issuing entity. There are nineteen classes of certificates representing the issuing entity, fifteen of which are offered by this prospectus supplement.

Distributions of interest and principal on the Class I-A-2-2 Underlying Interest and the offered certificates (other than the Class I-A-2-2 Certificates), which represent in the aggregate the entire beneficial ownership interest in the issuing entity, will be made only from payments received from the issuing entity as described below.

The Class I-A-2-2 Certificates represent the beneficial ownership interest in a grantor trust. Distributions of interest and principal on the Class I-A-2-2 Certificates will be made only from the assets of the grantor trust, which will include the Class I-A-2-2 Underlying Interest and the right to payments under an interest rate swap agreement.

The Class R, Class RX, Class C and Class P Certificates are the classes of certificates that are not offered by this prospectus supplement.

See “Description of the Certificates” in this prospectus supplement.

The Originator

All of the mortgage loans were originated by American Home Mortgage Investment Corp., or an affiliate thereof.

LPMI Insurer

Primarily, Triad Guaranty Insurance Corporation (the “LPMI Insurer”), an Illinois corporation. Certain of the mortgage loans are covered by mortgage insurance provided by the LPMI Insurer and other insurers, which may provide limited protection to the issuing entity in the event such mortgage loans default. See “Description of the Certificates—The LPMI Policy” in this prospectus supplement.

The Mortgage Loans

The trust will initially contain approximately 3,966 adjustable-rate mortgage loans, which may be subject to negative amortization, secured by first liens on one- to four-family residential real properties. The mortgage loans have an aggregate principal balance of approximately $1,514,539,850 as of the cut-off date.

The mortgage loans have an initial fixed-rate period of one, six or twelve months. The index for all of the mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on each mortgage loan will adjust monthly (after an initial fixed-rate period), the minimum monthly payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that mortgage loan in the form of negative amortization. See “Description of the Mortgage Pool” in this prospectus supplement.

The interest rate on each mortgage loan will be adjusted monthly, after an initial fixed-rate period, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this prospectus supplement and Schedule A, which is attached to and is part of this prospectus supplement. The related index is as described under“The Mortgage Pool—Index on the Mortgage Loans” in this prospectus supplement.

The mortgage loans will be divided into two separate loan groups with characteristics as follows:

Loan Group I

The mortgage loans in loan group I are comprised of mortgage loans with original prepayment penalty terms of less than three years. The mortgage loans in loan group I have an aggregate principal balance of approximately $914,419,468 as of the cut-off date.

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans:	2,207
Aggregate stated principal balance:	$914,419,468
Range of scheduled principal balances:	$39,200 to $5,670,000
Average scheduled principal balance:.	$414,327
Range of mortgage rates:	1.000% to 9.072%
Weighted average mortgage rate:	6.476%
Range of remaining terms to stated maturity (months):	358 to 480 months
Weighted average remaining terms to stated maturity (months):	431 months
Weighted average loan-to-value ratio at origination:	76.46%
Weighted average gross margin:	3.056%
Weighted average maximum lifetime mortgage rate (per annum):	10.122%
Weighted average months to first interest adjustment date (months):	1
Loan Index Type:
One-Year MTA	100.00%

Loan Group II

The mortgage loans in loan group II are comprised of mortgage loans with original prepayment penalty terms of three years. The mortgage loans in loan group II have an aggregate principal balance of approximately $600,120,381 as of the cut-off date.

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans:	1,759
Aggregate stated principal balance:	$600,120,381
Range of scheduled principal balances:	$31,200 to $4,000,000
Average scheduled principal balance:.	$341,171
Range of mortgage rates:	1.000% to 9.192%
Weighted average mortgage rate:	6.965%
Range of remaining terms to stated maturity (months):	357 to 480 months
Weighted average remaining terms to stated maturity (months):	428 months
Weighted average loan-to-value ratio at origination:	76.68%
Weighted average gross margin:	3.593%
Weighted average maximum lifetime mortgage rate (per annum):	10.110%
Weighted average months to first interest adjustment date (months):	1
Loan Index Type:
One-Year MTA	100.00%

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the issuing entity to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the custodian finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the custodian shall promptly notify the trustee who, in turn, will notify originator of such defect. The originator must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the originator fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the originator will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The Issuing Entity will issue senior and subordinate certificates. The Class I-A-2-2 Underlying Interest and the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1 and Class I-A-3 Certificates will represent senior interests primarily in loan group I, and are sometimes referred to in this prospectus supplement as the group I senior certificates.

The Class I-A-2-2 Certificates represent the interest in a grantor trust. Distributions of interest and principal on the Class I-A-2-2 Certificates will be made only from the assets of the grantor trust, which will include the Class I-A-2-2 Underlying Interest and the right to payments under an interest rate swap agreement.

The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will represent senior interests primarily in loan group II, and are sometimes referred to in this prospectus supplement as the group II senior certificates.

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will each represent subordinate interests in loan group I and loan group II, and are sometimes referred to in this prospectus supplement collectively as the Class M Certificates.

The Class R, Class RX, Class C and Class P Certificates are not offered by this prospectus supplement.

Priority of Distributions

In general, on any distribution date, the related available funds with respect to the mortgage loans in each group, after the payment of certain fees and expenses, will be distributed to the certificates as follows:

(i) first, the accrued certificate interest for such distribution date and any accrued certificate interest remaining undistributed from previous distribution dates, from (a) the group I available funds, first, pro rata, to the Class I-A Certificates, and second, pro rata, to the Class II-A Certificates, (b) the group II available funds, first, pro rata, to the Class II-A Certificates, and second, pro rata, to the Class I-A Certificates;

(ii) second, sequentially, from the remaining available funds, to the Class M Certificates, beginning with the Class M-1 Certificates, the accrued certificate interest for each Class M Certificate and such distribution date;

(iii) third, from the remaining related available funds, to the certificates, principal distributions as described in this prospectus supplement;

(iv) fourth, from the remaining available funds, sequentially, to the Class M Certificates, beginning with the Class M-1 Certificates, any accrued certificate interest remaining undistributed from previous distribution dates;

(v) fifth, from the remaining available funds, to the certificates, allocated realized loss amounts as described in this prospectus supplement; and

(vi) sixth, from the remaining available funds, to the certificates, net rate carryover amounts as described in this prospectus supplement.

See “Description of the Certificates” in this prospectus supplement for additional information

Net Deferred Interest

The amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of net deferred interest on any mortgage loans in the applicable loan group for that distribution date that is allocated to the related certificates as described in this prospectus supplement. For any distribution date, net deferred interest on any mortgage loans will equal the excess, if any, of the interest deferred on the related mortgage loans from the previous due date to the due date related to that distribution date over the related principal remittance amount for that distribution date.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the group I senior certificates and the holders of the group II senior certificates consists primarily of the subordination provided to the group I senior certificates and the group II senior certificates by the Class M Certificates, and the credit enhancement provided for the benefit of the holders of the Class M Certificates consists primarily of the subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority as described in this prospectus supplement. In addition, credit enhancement will include excess cashflow and overcollateralization.

The offered certificates will also have the benefit of a cap contract.

See “Description of the Certificates” in this prospectus supplement for additional information.

Overcollateralization and Excess Cashflow

Overcollateralization is the amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate certificate principal balance of the offered certificates. On the closing date, the amount of overcollateralization is expected to equal approximately $7,572,850.

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates because the weighted average of the net mortgage rates for the mortgage loans is expected to be higher than the weighted average pass-through rate on the offered certificates (including expenses).

On any distribution date, the amount of overcollateralization (if any) will be available to absorb realized losses on the mortgage loans. The required level of overcollateralization may change over time.

Lender Paid Mortgage Insurance

Approximately 45.18% and 45.17% of the mortgage loans in loan group I and loan group II, respectively, and 45.18% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date will be insured by an insurance policy issued by the LPMI Insurer. However, such policy will provide only limited protection against losses on defaulted mortgage loans which are covered by such policy. See “Description of the Notes—The LPMI Policy” in this prospectus supplement.

Swap Agreement

The grantor trust will enter into an interest rate swap agreement with Deutsche Bank AG, the swap provider. Payments received by the grantor trust under the interest rate swap agreement will only be available to make payments on the Class I-A-2-2 Certificates and will not be available to make payments on any other class of certificates. Payments under the interest rate swap agreement are required to be made so that the Class I-A-2-2 Certificates will receive interest payments at a pass-through rate equal to One-Month LIBOR plus the related margin, less interest shortfalls allocated to such certificates as described herein. The interest rate swap agreement will be terminated following the earlier to occur of (i) the distribution date following the date on which the aggregate certificate principal balance of the Class I-A-2-2 Underlying Interest is reduced to zero or (ii) October 2046.

Upon early termination of the interest rate swap agreement, the grantor trust or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the grantor trust is required to make a swap termination payment to the swap provider, such amount (to the extent not paid by the grantor trust from any upfront payment received pursuant to any substantially identical replacement interest rate swap agreement that may be entered into by the issuing entity) generally will be paid by the issuing entity on the related distribution date and on any subsequent distribution dates until paid in full from amounts otherwise distributable in respect of the Class I-A-2-2 Certificates, prior to any distribution to the holders of the Class I-A-2-2 Certificates. In the case of a swap termination payment resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, however, the grantor trust’s payment to the swap provider will be subordinated to all distributions to the Class I-A-2-2 Certificates.

Except as described in the preceding sentence, amounts payable by the grantor trust will be deducted from available funds before distributions to the Class I-A-2-2 Certificates.

See “Description of the Certificates — The Interest Rate Swap Agreement” in this prospectus supplement.

Cap Contract

The offered certificates will have the benefit of a cap contract. On the closing date, the trustee, on behalf of the issuing entity, will enter into the cap contract with the cap counterparty.

On or prior to the applicable distribution date, amounts received by the trustee, on behalf of the issuing entity, in respect of the cap contract will be available to help maintain overcollateralization and to cover any allocated realized loss amounts and any net rate shortfall carry-forward amounts resulting from the application of the net rate cap to the pass-through rates on the offered certificates as described in this prospectus supplement.

Payments under the cap contract will be made pursuant to formulas described in “Description of the Certificates—The Cap Contract” in this prospectus supplement. Any amounts received by the trustee, on behalf of the issuing entity, for a distribution date and with respect to the cap contract that are not used on that date to help maintain overcollateralization and to cover any allocated realized loss amounts and any rate shortfall carry-forward amounts on the offered certificates are expected to be distributed as provided in the pooling and servicing agreement and will not be available thereafter for maintaining overcollateralization or payment of allocated realized loss amounts and net rate shortfall carry-forward amounts on any class of certificates.

See “Description of the Certificates—The Cap Contract ” in this prospectus supplement.

Master Servicing Compensation and Servicing Fee

The master servicer will be entitled to receive as compensation for its activities under the pooling and servicing agreement any amounts earned on permitted investments in the certificate account. The servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.375% per annum.

Advances

The servicer will be obligated to make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the servicer fails to make any required advances, the master servicer, as successor servicer, may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

On or after the first distribution date on which the aggregate outstanding stated principal balance of the mortgage loans at the end of the related due period is less than or equal to 1% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the servicer or its designee may, but will not be required to, purchase from the Issuing Entity all remaining mortgage loans, thereby causing an early retirement of and a principal prepayment on the offered certificates.

See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit (“REMIC”) elections to be made with respect to the Issuing Entity. The offered certificates (other than the Class I-A-2-2 Certificates) and the Class I-A-2-2 Underlying Interest (exclusive of the right to receive payments in respect of net rate shortfall carry-forward amounts) will represent ownership of regular interests in a REMIC. The offered certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of the offered certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting.

The Class I-A-2-2 interest rate swap agreement, the cap contract, and the assets held in the cap contract reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

It is a condition to the issuance of the offered certificates that they receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P and Moody’s Investors Service, Inc., which is referred to herein as Moody's:

Offered Certificates	S&P	Moody's
Class I-A-1-1	AAA	Aaa
Class I-A-1-2	AAA	Aaa
Class I-A-2-1	AAA	Aaa
Class I-A-2-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class II-A-1	AAA	Aaa
Class II-A-2	AAA	Aaa
Class II-A-3	AAA	Aaa
Class M-1	AA+	Aa1
Class M-2	AA	Aa1
Class M-3	AA	Aa3
Class M-4	A+	A1
Class M-5	A	A2
Class M-6	BBB+	Baa2
Class M-7	NR	Baa2

The ratings on the certificates address the likelihood that holders of the certificates will receive all distributions on the mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.

See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the accompanying prospectus.

Legal Investment

When issued, the offered certificates, other than the Class M-5, Class M-6 and Class M-7 Certificates, will constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the accompanying prospectus.

ERISA Considerations

The Class I-A-1-1, Class I-A-1-2 and Class II-A-1 Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Prior to the termination of the Cap Contract, plans may invest in the Class I-A-1-1, Class I-A-1-2 and Class II-A-1 Certificates if they meet the requirements of an investor-based exemption. The Class A Certificates (other than the Class I-A-1-1, Class I-A-1-2 and Class II-A-1 Certificates) and Class M Certificates may not be sold to plans unless such plans are investing through certain insurance company general accounts. Plans are encouraged to consult with their legal advisors before investing in the certificates.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates, however, the underwriter is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, the secondary market for the offered certificates may be very limited. In addition, any resale prices that may be available for any certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Negative Amortization of the Mortgage Loans Will Affect the Yield on and Weighted Average Lives of the Offered Certificates.

The interest rates on the mortgage loans adjust monthly after an initial fixed rate period of one, six or twelve months, but their minimum monthly payments adjust less frequently, subject to maximum interest rates, payments caps and other limitations. The initial interest rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan. In addition, the initial fixed interest rate may be very low, resulting in significant negative amortization during such initial period.

The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the related offered certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying principal payments received on the related mortgage loans to interest distributions on those offered certificates. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans may reduce the amount payable to the offered certificates as described in this prospectus supplement. The net deferred interest will be allocated to the offered certificates as described in this prospectus supplement. Allocations of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates. Only the amount by which full and partial principal prepayments received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans, and other unscheduled and scheduled payments of principal will be distributed as a principal distribution on the offered certificates. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the offered certificates.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

As of the cut-off date, approximately 39.36% and 36.01% of the mortgage loans in loan group I and loan group II, respectively, and approximately 38.03% of the mortgage loans in the aggregate, are secured by properties in the State of California. As of the cut-off date, approximately 15.76% and 24.64% of the mortgage loans in loan group I and loan group II, respectively, and approximately 19.28% of the mortgage loans in the aggregate, are secured by properties in the State of Florida. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses or Shortfalls Being Incurred on the Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any other financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high combined loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage properties related to the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization.

The amount of interest generated by the mortgage loans (net of fees and expenses) is expected to be higher than the amount of interest required to be paid to the offered certificates. Any such excess interest will be used to create overcollateralization by reducing the aggregate certificate principal balance of the offered certificates or maintain the target level of overcollateralization by covering current or previous realized losses on the mortgage loans. We cannot assure you, however, that enough excess interest will be available to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the offered certificates.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Rate and Timing of Principal Distributions on the Certificates Will Be Affected by Prepayment Speeds.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates:

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans may decrease.

•
Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. Any such refinancing programs will be directed at all of the Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

•
AHMC will be required to purchase mortgage loans from the Issuing Entity in the event certain breaches of representations and warranties occur and have not been cured. In addition, the AHMC has the option to purchase mortgage loans that become 90 days or more delinquent, subject to the terms of the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of any such purchased mortgage loans.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of certificates whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•
As of the cut-off date, 61.21% of the mortgage loans in loan group I, and all of the mortgage loans in loan group II require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from twelve months to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period. Any such prepayment charge will be paid to the holder of the Class P Certificates and will not be available for payments on the other offered certificates.

•
Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following CPR Percentages.”

Some Additional Risks Are Associated With the Class A Certificates and Class M Certificates.

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization, after accounting for payments of principal on the related distribution date, will first reduce the certificate principal balance of the class of Class M Certificates then outstanding with the lowest payment priority. In addition, after the certificate principal balances of the Class M Certificates have been reduced to zero, (i) any realized losses on the mortgage loans in loan group I will be allocated first to the Class I-A-3 Certificates and second, pro rata, among the remaining Class I-A Certificates, provided, however, that any realized losses on the mortgage loans allocable to the Class I-A-1-1 Certificates will be allocated to the Class I-A-2-1 Certificates and any realized losses on the mortgage loans allocable to the Class I-A-1-2 Certificates will be allocated to the Class I-A-2-2 Certificates, as described in this prospectus supplement, in each case until their respective certificate principal balances have been reduced to zero, and (ii) any realized losses on the mortgage loans in loan group II will be allocated first, to the Class II-A-3 Certificates and second, to Class II-A-2 Certificates as described in this prospectus supplement, until their certificate principal balances have been reduced to zero.

If the certificate principal balances of the Class M Certificates have been reduced to zero, there may not be enough principal and interest generated from the mortgage loans available for payments on the group I senior certificates and the group II senior certificates, to the extent that realized losses on the mortgage loans reduce the amount available to be paid to these certificates.

The Agreement does not permit the allocation of realized losses to the Class I-A-1-1, Class I-A-1-2 or Class II-A-1 Certificates. Investors in these classes of certificates should note that under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans to pay these classes of Certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the issuing entity or the exercise by the Servicer of its optional termination right, there may be insufficient amounts available to pay these classes of Certificates in full.

In addition, the yield on the group I senior certificates and group II senior certificates will be sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on these classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of Class M Certificates. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the group I senior certificates and the group II senior certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Once a realized loss is allocated to a class of certificates, no amounts will be distributable with respect to that written-down amount. However, the amount of any realized losses allocated to these certificates may be repaid with interest to the holders thereof according to the priorities described in this prospectus supplement.

Because the Class M Certificates represent interests in both loan groups, the certificate principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any loan group. The allocation of realized losses on the mortgage loans to the Class M Certificates will reduce the subordination provided by those classes of certificates regardless of the loan group to which the loss was incurred, and after the aggregate Certificate Principal Balance of the Class M Certificates has been reduced to zero, any additional realized losses will be allocated to the related group I senior certificates and group II senior certificates, even though the mortgage loans in that loan group may not have incurred realized losses previously.

Unless the aggregate certificate principal balance of the senior certificates is reduced to zero, it is not expected that the subordinate certificates will receive any payments of principal until the later of the distribution date in September 2009 or a later date as provided in this prospectus supplement or during any period in which delinquencies or Realized Losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates may be longer than would otherwise be the case.

Also, investors in the offered certificates should be aware that on and after the step-down date, if no trigger event is in effect, the most subordinate class of subordinate certificates may receive more than such class’ pro rata share of principal for that distribution date. As a result, the certificate principal balance of the subordinate certificates and/or the most subordinate class or classes of subordinate certificates may be reduced to zero prior to the more senior class or classes of such offered certificates.

Although loan-level mortgage insurance coverage has been acquired on behalf of the issuing entity from the LPMI Insurer with respect to approximately 45.18% and 45.17% of the mortgage loans in loan group I and loan group II, respectively, and approximately 45.18% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, such coverage will provide only limited protection against losses on defaulted covered mortgage loans in such related loan group. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan. The LPMI Insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.

Under the LPMI Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the Servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificateholders.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the accompanying prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Senior Certificates.

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the senior certificates, and to a more limited extent, the holders of the Class M Certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.

If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the sponsor, the master servicer, the servicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the offered certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the accompanying prospectus.

Some of the Mortgage Loans May Have Been Underwritten to “Alt-A” Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Related Certificates.

Some of the mortgage loans may have been generally underwritten in accordance with “Alt-A” underwriting standards. An “Alt-A” loan means a loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. An “Alt-A” loan may or may not have a conforming principal balance at origination, and may satisfy the Fannie Mae or Freddie Mac underwriting guidelines for “A-” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. In addition, the originators' underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators’ first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates. For a description of the underwriting standards under which the mortgage loans were originated, see“Mortgage Loan Origination—Underwriting Guidelines” in this prospectus supplement.

The Mortgage Pool Includes Several Instances of Multiple Mortgage Loans Made to the Same Borrower.

The mortgage pool includes several instances of multiple mortgage loans made to the same borrower. All of these mortgage loans are indicated with a loan purpose of “investment” or “investor” in the tables in this prospectus supplement. While these mortgage loans are not cross-defaulted, any default with respect to one of these mortgage loans may indicate an inability or unwillingness to pay on the part of the related borrower. In addition, many of these mortgage loans are located in mortgaged properties in adjacent or nearby locations. The greatest number of mortgage loans in loan group I made to a single borrower is 3, with an approximate aggregate stated principal balance as of the cut-off date of $1,200,000. The greatest number of mortgage loans in loan group II made to a single borrower is 20, with an approximate aggregate stated principal balance as of the cut-off date of $3,898,600. However, the original principal balances of these mortgage loans are generally smaller than the other mortgage loans included in the issuing entity.

The Ratings on the Certificates are Not a Recommendation to Buy, Sell or Hold the Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Certificates.

It is a condition to the issuance of the offered certificates that each class of certificates be rated no lower than the ratings described in this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and, accordingly, there can be no assurance that the rating assigned to any certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by either rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related certificates may be adversely affected. See “Ratings” in this prospectus supplement and in the accompanying prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

The mortgage loans included in the issuing entity may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may adversely affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the accompanying prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the related certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

(a)  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

(b)  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(c)  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the Issuing Entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Issuing Entity to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the accompanying prospectus.

On the closing date, AHMC will represent, among other things, that each mortgage loan, at the time it was made and as of the applicable transfer date, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, AHMC will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the accompanying prospectus.

The Return on the Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the available funds for the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the offered certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the related certificates.

FICO Scores Mentioned in this Prospectus supplement Are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools — FICO Scores” in the base prospectus.

Default Risk on High Balance Mortgage Loans.

The principal balances of approximately 16.52% and 5.52% of the group I and group II mortgage loans, respectively, and approximately 12.16% of the mortgage loans in the aggregate, were in excess of $1,000,000 as of the cut-off date. The loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

The Interest Rate Swap Agreement.

Net swap payments payable to the grantor trust by the swap provider under the interest rate swap agreement will be available as described in this prospectus supplement to cover certain interest shortfalls as described in this prospectus supplement with respect to the Class I-A-2-2 Certificates. However, no net amounts will be payable by the related swap provider unless the amount owed by the swap provider on a distribution date exceeds the amount owed to the swap provider on such distribution date. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to the holders of the Class I-A-2-2 Certificates, and may reduce the pass-through rate of the Class I-A-2-2 Certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider, as described in this prospectus supplement, and to the extent not paid by the trustee on behalf of the issuing entity from any upfront payment received pursuant to any related replacement swap agreement that may be entered into by the issuing entity) will reduce amounts available for distribution to holders of the Class I-A-2-2 Certificates.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Certificates from the Sponsor pursuant to the Mortgage Loan Purchase Agreement. All of the mortgage loans were originated by American Home. See “Mortgage Loan Origination” in this prospectus supplement.

The mortgage pool will consist of approximately 3,966 first lien adjustable-rate mortgages secured primarily by one- to four-family residences, which are referred to in this prospectus supplement as the mortgage loans. The mortgage loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $1,514,539,850 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than 40 years.

The mortgage pool, referred to herein as the Mortgage Pool, has been divided into two loan groups, designated as Loan Group I and Loan Group II as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Loan Group I are referred to herein as the Group I Loans and the mortgage loans in Loan Group II are referred to herein as the Group II Loans. Each group of mortgage loans is referred to herein as a Loan Group. The mortgage loans in Loan Group I are comprised of mortgage loans with original prepayment penalty terms of less than three years or with no prepayment penalty. The mortgage loans in Loan Group II are comprised of mortgage loans with original prepayment penalty terms of 3 years.

The mortgage loans are being serviced by the Servicer as described below under “The Servicer.” The mortgage loans were originated generally in accordance with the guidelines described in “Mortgage Loan Origination” in this prospectus supplement.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause or will be assumable as provided in the related mortgage note.

Approximately 20.50% of the mortgage loans with loan-to-value ratios in excess of 80.00% have primary mortgage insurance up to the required agency limits.

As of the cut-off date, none of the mortgage loans were more than 30 days Delinquent in payments of principal and interest. None of the Group I Loans have been 30 days or more Delinquent since origination. Approximately 0.05% of the Group II Loans have been 30 days Delinquent since origination.

Mortgage Rates

All of the mortgage loans are adjustable-rate mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted monthly, following an initial fixed-rate period of one to twelve months, based on One-Year MTA, also referred to in this prospectus supplement as the Index. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. As to each mortgage loan, the Servicer will be responsible for calculating and implementing interest rate adjustments.

Substantially all of the mortgage loan allows the related mortgagor to choose, each month after the initial fixed period, one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment, referred to as the Minimum Monthly Payment in this prospectus supplement. The Minimum Monthly Payment for each mortgage loan will adjust annually, and on any Due Date on which the principal balance of the mortgage loan would otherwise exceed 110% (in the case of approximately 24.37% of the group I mortgage loans, approximately 27.76% of the group II mortgage loans and approximately 25.71% of the mortgage loans in the aggregate, each as of the Cut-off Date), or 125% (in the case of approximately 75.00% of the group I mortgage loans, approximately 72.12% of the group II mortgage loans and approximately 73.86% of the mortgage loans in the aggregate, each as of the Cut-off Date) of its original principal balance, to an amount which will fully amortize the mortgage loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase or decrease on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date, or the payment cap, provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date and each fifth anniversary thereafter or if the principal balance of a mortgage loan would otherwise exceed 110% or 125% of its original principal balance. The final payment on each mortgage loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a mortgage loan due to negative amortization, the final payment on that mortgage loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

Since the mortgage interest rate on each mortgage loan adjusts monthly and the Minimum Monthly Payment adjusts annually, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in One-Year MTA will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the mortgage loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the mortgage loan in the form of negative amortization. Decreases in One-Year MTA, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

Index on the Mortgage Loans

One-Year MTA. All of the mortgage loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months, also referred to as One-Year MTA. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

If One-Year MTA is no longer available, the Servicer will choose a new Index that is based on comparable information. When the Servicer chooses a new Index, it will increase or decrease the gross margin on each mortgage loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The gross margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the gross margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new gross margin will be rounded up as provided in the related mortgage note.

Listed below are some historical values of One-Year MTA since January 1, 2000. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any mortgage loan.

	One-Year MTA
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	5.21%	6.00%	3.26%	1.94%	1.23%	2.02%	3.62%
February 1	5.34	5.87	3.06	1.86	1.23	2.17	3.75
March 1	5.46	5.71	2.91	1.75	1.23	2.35	3.89
April 1	5.58	5.53	2.79	1.65	1.24	2.35	4.01
May 1	5.70	5.32	2.67	1.55	1.29	2.50	4.14
June 1	5.79	5.10	2.55	1.45	1.38	2.74	4.28
July 1	5.88	4.90	2.41	1.38	1.46	2.87	4.43
August 1	5.96	4.67	2.27	1.34	1.52	3.02	4.56
September 1	6.04	4.40	2.18	1.30	1.60	3.16
October 1	6.08	4.09	2.12	1.27	1.68	3.16
November 1	6.13	3.76	2.07	1.26	1.77	3.33
December 1	6.11	3.48	2.00	1.24	1.89	3.48

Mortgage Loan Characteristics

Loan Group I and Loan Group II

The average principal balance of the mortgage loans at origination was approximately $381,880. No mortgage loan had a principal balance at origination of greater than approximately $5,670,000 or less than approximately $31,200. The mortgage loans had an aggregate principal balance as of origination of approximately $1,514,537,404. The mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $1,514,539,850 after application of scheduled payments due on or before the Cut-off Date, whether or not received. In the aggregate, all of the mortgage loans are secured by first liens on the related mortgaged property.

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately 1.000% per annum to approximately 9.192% per annum and the weighted-average mortgage rate was approximately 6.670% per annum. The weighted average remaining term to stated maturity of the mortgage loans was approximately 430 months as of the Cut-off Date. None of the mortgage loans had a first Due Date prior to June 1, 2006, or after October 1, 2006, or will have a remaining term to maturity of less than 357 months or greater than 480 months as of the Cut-off Date. The latest maturity date of any mortgage loan is September 1, 2046.

None of the mortgage loans will be a buydown mortgage loan.

None of the mortgage loans originated in Georgia will be subject to the Georgia Fair Lending Act.

None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

Loan Group I

The mortgage loans in Loan Group I had an aggregate principal balance as of the Cut-off Date of approximately $914,419,468, after application of scheduled payments due on or before the Cut-off Date, whether or not received. The mortgage loans in Loan Group I had an aggregate principal balance as of origination of approximately $914,422,793. All of the mortgage loans in Loan Group I are secured by first liens on the related mortgaged property.

The average principal balance of the mortgage loans in Loan Group I at origination was approximately $414,328. No mortgage loans in Loan Group I had a principal balance at origination of greater than approximately $5,670,000 or less than approximately $39,200. The average principal balance of the mortgage loans in Loan Group I as of the Cut-off Date was approximately $414,327. No mortgage loans in Loan Group I had a principal balance as of the Cut-off Date of greater than approximately $5,670,000 or less than approximately $39,200.

As of the Cut-off Date, the mortgage loans in Loan Group I had mortgage rates ranging from approximately 1.000% per annum to approximately 9.072% per annum and the weighted average mortgage rate was approximately 6.476% per annum. The weighted average remaining term to stated maturity of the mortgage loans in Loan Group I was approximately 431 months as of the Cut-off Date. None of the mortgage loans in Loan Group I had a first Due Date prior to July 1, 2006, or after October 1, 2006, or had a remaining term to maturity of less than 358 months or greater than 480 months as of the Cut-off Date. The latest maturity date of any mortgage loans in Loan Group I is September 1, 2046.

61.21% of the mortgage loans in Loan Group I will provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the mortgage loans in Loan Group I was approximately 76.46%. No loan-to-value ratio at origination of any mortgage loan in Loan Group I was greater than approximately 100.00% or less than approximately 20.59%.

Loan Group II

The mortgage loans in Loan Group II had an aggregate principal balance as of the Cut-off Date of approximately $600,120,381, after application of scheduled payments due on or before the Cut-off Date, whether or not received. The mortgage loans in Loan Group II had an aggregate principal balance as of origination of approximately $600,114,611. All of the mortgage loans in Loan Group II are secured by first liens on the related mortgaged property.

The average principal balance of the mortgage loans in Loan Group II at origination was approximately $341,168. No mortgage loans in Loan Group II had a principal balance at origination of greater than approximately $4,000,000 or less than approximately $31,200. The average principal balance of the mortgage loans in Loan Group II as of the Cut-off Date was approximately $341,171. No mortgage loans in Loan Group II had a principal balance as of the Cut-off Date of greater than approximately $4,000,000 or less than approximately $31,200.

As of the Cut-off Date, the mortgage loans in Loan Group II had mortgage rates ranging from approximately 1.000% per annum to approximately 9.192% per annum and the weighted average mortgage rate was approximately 6.965% per annum. The weighted average remaining term to stated maturity of the mortgage loans in Loan Group II was approximately 428 months as of the Cut-off Date. None of the mortgage loans in Loan Group II had a first Due Date prior to June 1, 2006, or after October 1, 2006, or had a remaining term to maturity of less than 357 months or greater than 480 months as of the Cut-off Date. The latest maturity date of any mortgage loans in Loan Group II is September 1, 2046.

All of the mortgage loans in Loan Group II will provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the mortgage loans in Loan Group II was approximately 76.68%. No loan-to-value ratio at origination of any mortgage loan in Loan Group II was greater than approximately 100.00% or less than approximately 10.84%.

Prepayment Charges

Approximately 61.21% of the mortgage loans in Loan Group I have a prepayment charge on prepayments made less than three years from the date of origination of the mortgage loans. All of the mortgage loans in Loan Group II have a prepayment charge on prepayments made within three years from the date of origination of the mortgage loan. The amount of the prepayment charge on mortgage loans with prepayment charges is generally equal to (a) 2% of the original loan amount, (b) 2% of the outstanding principal balance of the loan or (c) six months interest on the amount prepaid that exceeds 20% of the loan amount, subject to limitations, if any, imposed by applicable state laws. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of Certificates. The Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if done so in compliance with the prepayment charge waiver standards set forth in the applicable agreement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

All of the mortgage loans with prepayment charges have prepayment charges which are “hard” throughout the period for which a prepayment charge applies, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, subject to limitations, if any, imposed by applicable state laws.

The LPMI Insurer

Triad Guaranty Insurance Corporation (“TGIC”), an Illinois corporation with its principal offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. TGIC is a wholly owned subsidiary of Triad Guaranty Inc. TGIC is licensed in fifty (50) states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. TGIC is rated “AA” by Standard & Poor’s Ratings Services, “AA” by Fitch Ratings and “Aa3” by Moody’s Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. As of June 30, 2006, TGIC reported on a consolidated statutory accounting basis, assets of approximately $726 million, policyholders’ surplus of approximately $155 million and a statutory contingency reserve of approximately $492 million. Direct insurance in force totaled $50,805 million at June 30, 2006. An Annual Statement for TGIC for the year ended December 31, 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, and the most recent Quarterly Statement for TGIC are available upon written request to the Servicer. Investors seeking additional financial information on Triad Guaranty Inc., and its subsidiary TGIC, are directed to Triad Guaranty Inc.’s Form 10-K and Form 10-Qs, filed with the Securities and Exchange Commission, which can be found at www.triadguaranty.com.

The LPMI Policy

Approximately 45.18% and 45.17% of the mortgage loans in Loan Group I and Loan Group II, respectively, and 45.18% of the mortgage loans in the aggregate (the “TGIC Insured Loans”), are expected to be insured by TGIC pursuant to a mortgage guaranty insurance policy (the “TGIC Policy”). The amount of coverage provided by the TGIC Policy (excluding any coverage provided under any other primary mortgage guaranty insurance policy) which is also referred to below as the “insured percentage of the claim,” ranges between 14.00% and 19.00% based upon the original loan-to-value ratio of the mortgage loan. The TGIC Policy is required to remain in force with respect to each TGIC Insured Loan until certain conditions are satisfied, including (i) the principal balance of the TGIC Insured Loan is paid in full or (ii) the principal balance of the TGIC Insured Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60% or less and the loan has been insured under the TGIC Policy for at least five (5) years. Coverage on all loans insured under the TGIC Policy may be cancelled by the insured when the aggregate outstanding principal balance of all insured loans is less than ten percent (10%) of the August 1, 2006 balance of all insured loans. The TGIC Policy may not be assigned or transferred without the prior written consent of TGIC. The TGIC Policy generally requires that delinquencies on any TGIC Insured Loan must be reported to TGIC within forty-five (45) days of default, if it occurs when the first payment is due under the Loan, or within ten (10) days of the earlier of (i) four (4) months of default or (ii) the initiation of any proceedings which affect the loan or the property or the interest of the borrower or insured therein. Appropriate proceedings must be commenced within six (6) months of default.

The TGIC Policy under which the TGIC Insured Loans are insured contains provisions substantially as follows:

•
for the insured to present a claim, the insured must have acquired, and be able to tender to TGIC, good and merchantable title to the property securing the TGIC Insured Loan, free and clear of all liens and encumbrances, including, but not limited to, any right to redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the TGIC Policy;

•	a claim generally includes unpaid principal, accrued interest to the date of such tender to TGIC by the insured, and certain expenses;

•
when a claim is presented, TGIC will have the option of either (i) paying the allowable claim in full and taking title to the property securing the TGIC Insured Loan, (ii) paying the insured percentage of the allowable claim and the insured retaining title to the property securing the TGIC Insured Loan or (iii) paying any allowable remaining shortfall after a sale of the property securing the TGIC Insured Loan;

Generally, claims must be filed within sixty (60) days after the insured has acquired the borrower’s title to the property securing the TGIC Insured Loan or the early disposition of the property securing the TGIC Insured Loan and a perfected claim generally must be paid within sixty (60) days after the claim is filed by the insured.

Pursuant to the Servicing Agreement, the Servicer will take all actions under the TGIC Policy on behalf of the Trust. The Servicer must follow specified procedures for making a claim on a TGIC Insured Loan. When a TGIC Insured Loan becomes six (6) months delinquent and arrangements satisfactory to TGIC to bring the loan current are not made, the Servicer will initiate foreclosure proceedings. The Servicer is required to file a claim with TGIC no later than sixty (60) days after the earlier of acquiring borrower title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the Servicer is incomplete, within twenty (20) days of receipt of the claim TGIC is required to notify the Servicer of all items needed to perfect the claim in which case payment of the claim is suspended until the information is provided. If a notice of deficiency is sent by TGIC after the twenty (20) day period, then payment of the claim is suspended to the extent the information is not provided with reasonable efforts. Subject to the conditions and exclusions of the TGIC Policy, TGIC is required to process and pay a perfected claim within sixty (60) days.

No payment for a loss will be made under the TGIC Policy unless the property securing the TGIC Insured Loan is in the same physical condition as when the TGIC Insured Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured. The insured, under the TGIC Policy, may not make any change in the terms of a TGIC Insured Loan, including the borrowed amount, interest rate, term or amortization schedule of the TGIC Insured Loan, except as specifically permitted by the terms of the TGIC Insured Loan; nor make any change in the property or other collateral securing the TGIC Insured Loan; nor release any mortgagor under the TGIC Insured Loan from liability without the prior written approval of TGIC. If a TGIC Insured Loan is assumed with the insured’s approval, TGIC’s liability for coverage of the TGIC Insured Loan under the TGIC Policy generally will terminate as of the date of such assumption unless TGIC approves the assumption in writing.

Claims involving certain specified circumstances are excluded from the coverage of the TGIC Policy. The exclusions, more particularly described in the TGIC Policy, include, but are not limited to, the following:

•	any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;

•
certain claims where there is an environmental condition which existed on the property securing the TGIC Insured Loan (whether or not known by the person or persons submitting an application for coverage of the TGIC Insured Loan) as of the effective date of coverage;

•	any claim involving a TGIC Insured Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;

•	any claim, if the mortgage deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the TGIC Insured Loan;

•
certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the TGIC Policy or of its obligations as imposed by operation of law; and

•	any claim for a balloon payment on a Balloon Loan.

The TGIC Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in the origination or servicing of the TGIC Insured Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the TGIC Insured Loan or the application for insurance; (ii) failure to construct a property securing a TGIC Insured Loan in accordance with specified plans or (iii) physical damage to a property securing a TGIC Insured Loan. In issuing the TGIC Policy, TGIC has relied upon certain information and data regarding the TGIC Insured Loans furnished to TGIC by the depositor or other parties.

The preceding description of the TGIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the TGIC Policy.

If the TGIC Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of TGIC is reduced to below investment grade, the Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the TGIC Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the TGIC Policy.

In addition, the Servicing Agreement permits the Servicer to substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy, or other form of credit enhancement for the TGIC Policy so long as the substitution does not adversely affect the ratings described under “Ratings”.

THE DEPOSITOR

The depositor will be American Home Mortgage Assets LLC. The depositor was formed in the State of Delaware on May 20, 2005 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation that is organized and operates as a real estate investment trust for federal income tax purposes. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the Certificates contemplated in this prospectus supplement, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since its inception.

The following table describes size, composition and growth of the depositor’s total portfolio of assets it has securitized as of the dates indicated:

	December 31, 2005		June 30, 2006
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short-Reset ARM	3,418	$1,287,655,301	8,636	$3,336,371,313
Total	3,418	$1,287,655,301	8,636	$3,336,371,313

With respect to the table above, a short-reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of three years or less.

ISSUING ENTITY

The depositor will establish the Issuing Entity as a trust under the laws of the State of New York with respect to each series on the closing date for that series, pursuant to a pooling and servicing agreement, dated as of the cut-off date for that series, among the depositor, the master servicer and the trustee, referred to herein as the pooling and servicing agreement. The Agreement constitutes the “governing instrument” under the laws of the State of New York and is governed by the laws of the State of New York. On the closing date for each series, the depositor will deposit into the issuing entity a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 40 years. The mortgage pool will be divided into two Loan Groups. The trust will not have any additional equity. The pooling and servicing agreement for each series will authorize the Issuing Entity to engage only in selling the Certificates in exchange for the mortgage loans included in that trust, entering into and performing its obligations under the pooling and servicing agreement for that series, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the issuing entity and making distributions to Certificateholders of that series. For a description of other provisions relating to amending the Agreement, please see “The Agreements — Amendment” in the prospectus.

The Issuing Entity’s fiscal year end is December 31.

The pooling and servicing agreement will provide that the depositor assigns to the trustee for the benefit of the Certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement will state that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

THE SPONSOR

The Sponsor is American Home Mortgage Corp. The Sponsor was incorporated in the State of New York on April 5, 1988 as a corporation for the purpose of operating as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings. The Sponsor currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation, which operates, and has elected to be treated, as a REIT for federal income tax purposes.

The Sponsor maintains its principal office at 538 Broadhollow Road, Melville, New York 11747.

The Sponsor has been securitizing residential mortgage loans since 2005. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated:

	December 31, 2005		June 30, 2006
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short-Reset ARM	3,418	$1,287,655,301	8,636	$3,336,371,313
Total	3,418	$1,287,655,301	8,636	$3,336,371,313

THE TRUSTEE

The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2006, Citibank’s Agency & Trust group manages in excess of $3.5 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 274 various residential mortgage-backed transactions.

THE CUSTODIAN

Deutsche Bank National Trust Company (“DBNTC”) will act as the Custodian of the mortgage files pursuant to the custodial agreement. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will keep them in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Custodian on behalf of the Trustee. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the custodial agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

THE MASTER SERVICER

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer under the Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicer will not ultimately be responsible for the performance of the servicing activities by the Servicer, except as otherwise described herein and the Agreement. If the Servicer fails to fulfill its obligations under the Servicing Agreement, then the Master Servicer is obligated to terminate the Servicer and either appoint a successor servicer, as provided in the Agreement or assume the obligations of the Servicer under the Servicing Agreement. In accordance with the terms and conditions of the Servicing Agreement, the Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer.

In addition, the Servicer shall be required to provide to the Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the Servicer has determined that there is a realized loss with respect to a mortgaged property, the Master Servicer shall review and approve all realized loss calculations contained in such liquidation report.

As compensation for its services under the Agreement, the Master Servicer shall be entitled to the investment income on the funds on deposit in the certificate account. The Master Servicer will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to the payment of any amounts to the Certificateholders.

THE SERVICER

American Home Mortgage Servicing, Inc., referred to herein as the Servicer, will act as the Servicer of the mortgage loans pursuant to the servicing agreement. The Servicer is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of January 1, 2006.

The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into the protected account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as “real estate owned” property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the Servicer’s portfolio of short-reset adjustable-rate mortgage (“ARM”) loans as of the dates indicated:

Short-Reset ARMs	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
Number of Loans	6,328	20,751	36,698	52,140
Principal Balance	$1,103,705,297	$4,762,653,643	$11,109,065,096	$17,751,385,359

With respect to the table above, a short-reset ARM is any adjustable-rate mortgage loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer is an affiliate of American Home Mortgage Investment Corp., a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The consolidated financial statements of American Home Mortgage Investment Corp. may be found in the company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) which are accessible through SEC’s website at www.sec.gov. The Servicer is a “taxable REIT subsidiary” of American Home Mortgage Investment Corp.

A description of the duties of the Servicer, including the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “Servicing of Mortgage Loans “ in the prospectus.

Collections on the mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are adjustable rate mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any Mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld. If the Servicer reduces the borrower’s monthly payment, the amount payable to the related trust may be reduced.

The Servicer does not have any custodial responsibility for the mortgage loans. The custodian has sole custodial responsibility pursuant to the custodial agreement.

The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

The Servicer is an affiliate of the Originator.

Table of Fees and Expenses

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the Certificateholders, while the Certificates are outstanding:

Description	Amount	Receiving Party
Servicer Fee	With respect to any mortgage loan, 0.375% per annum*	Servicer
Trustee Compensation	Investment income on funds on deposit in the distribution account	Trustee
Master Servicer Compensation	Investment income on funds on deposit in the certificate account	Master Servicer
LPMI Fee	With respect to any mortgage loan covered by the LPMI Policy, 0.480% per annum	LPMI Insurer

* The servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs.

MORTGAGE LOAN ORIGINATION

American Home Mortgage Investment Corp. (the “Originator”) is a Maryland corporation that is organized and operates as a real estate investment trust for federal income tax purposes, and that originates mortgage loans through its direct and indirect wholly owned subsidiaries. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator’s call center. The Originator operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage loans, or ARMs, since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects the Originator’s originations of short-reset adjustable rate mortgage loans for the past three years and for the six months ended June 30, 2006:

Short-Reset ARMs	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Six Months Ended June 30, 2006
Number of Loans	9,652	21,858	28,177	25,481
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441	$9,775,482,753

With respect to the table above, a short-reset ARM is any adjustable-rate mortgage loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Notes.

Underwriting Guidelines

The following information generally describes the Originator's underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines. None of the mortgage loans were generally written in accordance with the Federal Housing Administration’s underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

The Originator’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

The Originator’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

The Originator underwrites a borrower’s creditworthiness based solely on information that the Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

The Originator obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower’s credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, the Originator underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac’s Loan Prospector automated underwriting systems or they have been manually underwritten by the Originator underwriters. The Originator's Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an American Home underwriter or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Representations and Warranties

Pursuant to the Assignment, Assumption and Recognition Agreement, the Sponsor assigned certain representations and warranties to the Depositor concerning the mortgage loans made by the Originator. The Issuing Entity will be assigned all right, title and interest in the Assignment, Assumption and Recognition Agreement insofar as they relate to such representations and warranties made by the Originator.

The representations and warranties of the Originator with respect to the mortgage loans include the following, among others:

(1)    The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2)    Each mortgage loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the mortgage loans are currently being serviced in accordance with accepted servicing practices;

(3)    As of the Closing Date, the improvements on each Mortgaged Property securing a mortgage loan are insured (by an insurer which is acceptable to the Originator) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located as provided by Fannie Mae or Freddie Mac;

(4)    Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(5)    The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(6)    A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Originator’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Originator and its successors and assigns that the mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the mortgage loan. The Originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(7)    As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Originator nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(8)    The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders; and

(9)    At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Custodian, the Depositor or the Sponsor, the Originator will (i) cure such breach in all material respects, (ii) provide the Custodian, on behalf of the Trustee, with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Originator to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

In addition to the foregoing, the Sponsor will represent that immediately prior to the transfer to the Depositor on the Closing Date, the Sponsor had good title to and is the sole owner of each mortgage and mortgage note relating to the mortgage loans, and is conveying the same free and clear of any and all liens, claims, encumbrances, pledges, charges or security interests of any nature, the related mortgage note and the mortgage were not subject to any pledge or assignment, and the Sponsor has full legal authority to sell and assign the mortgage loans pursuant to the Mortgage Loan Purchase Agreement. Any breach of this representation will be subject to the same repurchase obligation as described above for the Originator.

ADDITIONAL INFORMATION

The description of the mortgage pool and the mortgaged properties in this prospectus supplement, including Schedule A hereto, is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K. In no event, however, will more than 5% (by aggregate Stated Principal Balance as of the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at https://www.americanhm.com/StaticPools/AHMA2006-4.aspx. The Originator does not have any material static pool information with respect to any mortgage loans of the same type as those included in the issuing entity originated by it prior to January 1, 2006 and sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided includes information solely for those mortgage loans which are currently being serviced by an affiliate of the Originator and not for any mortgage loans which have been sold on a servicing released basis.

The static pool information contained in this prospectus supplement contains vintage information for the previous three years derived from the performance of Short-Reset ARMs included in its securitized pools. The sponsor has determined that information provided on a securitized pool basis does not clearly reflect the historical experience of mortgage loans acquired by the sponsor with the characteristics of the mortgage loans included in the issuing entity.

DESCRIPTION OF THE CERTIFICATES

General

The American Home Mortgage Assets Trust 2006-4, Mortgage-Backed Pass-Through Certificates, Series 2006-4, will consist of nineteen classes of Certificates, fifteen of which are offered pursuant to this prospectus supplement.

The Class I-A-2-2 Underlying Interest and the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1 and Class I-A-3 Certificates represent interests primarily in Loan Group I. The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates represent interests primarily in Loan Group II. The Class M Certificates represent interests primarily in Loan Group I and Loan Group II.

On the Closing Date, the Issuing Entity will also issue an uncertificated regular interest in one of the REMICs (the “Class I-A-2-2 Underlying Interest”). The Class I-A-2-2 Underlying Interest is not offered by this prospectus supplement. The Trustee will hold the Class I-A-2-2 Underlying Interest as an asset of a separate trust (the “Grantor Trust”) created pursuant to the terms of the Pooling and Servicing Agreement. The Grantor Trust will issue the Class I-A-2-2 Certificates. The Class I-A-2-2 Certificates will represent all of the beneficial ownership interest in the grantor trust which consists of the Class I-A-2-2 Underlying Interest and the Interest Rate Swap Agreement.

The Class R, Class RX, Class C and Class P Certificates are not offered pursuant to this prospectus supplement.

The assets of the Issuing Entity on the Closing Date will consist of the following:

•
the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

•	any mortgaged properties acquired on behalf of the Issuing Entity by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;

•	the rights of the Issuing Entity under all insurance policies required to be maintained pursuant to the Servicing Agreement;

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Assignment, Assumption and Recognition Agreement;

•	such assets relating to the mortgage loans as from time to time may be held in the protected account and the distribution account;

•	the rights with respect to the Servicing Agreement, to the extent assigned to the Issuing Entity; and

•	any proceeds of the foregoing.

The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $1,514,539,850, subject to a permitted variance as described in this prospectus supplement under “Additional Information.”

Each class of Certificates will have the initial Certificate Principal Balance as set forth on page S-5 hereof and will have the Pass-Through Rate as defined under “Glossary” in this prospectus supplement. In addition, (i) the Margin on each class of the MTA Certificates will be subject to increase on or after the distribution date in March 2007 and (ii) the Margin on each class of Offered Certificates will be subject to increase on or after the Step-Up Date. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the Pass-Through Rate thereon on any future distribution date from excess cashflow or from any other sources except to the extent of certain payments as provided in “—Allocation of Available Funds” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Certificate Principal Balances of, in the case of the Class A Certificates, $100,000 and integral multiples of $1 in excess thereof and in the case of the Class M Certificates, $250,000 and integral multiples of $1 in excess thereof. The Offered Certificates will be issued as global certificates. See “Description of the Securities—Form of Securities” and “—Global Securities” in the accompanying prospectus.

Amounts payable with respect to the Certificates shall be paid by the Trustee.

Book-Entry Certificates

The Offered Certificates will initially be issued in book-entry form and are referred to herein as the Book-Entry Certificates. Holders of the Book-Entry Certificates may elect to hold their Certificates through DTC in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-Entry Certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Offered Certificates in minimum denominations of, in the case of the Class A Certificates, $100,000 and integral multiples of $1 in excess thereof and in the case of the Class M Certificates, $250,000 and integral multiples of $1 in excess thereof. Except as described below, no beneficial owner of the Book-Entry Certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be holders as that term is used in the Agreement.

A Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner’s account for that purpose. In turn, the financial intermediary's ownership of the Book-Entry Certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Certificate Owners will receive all payments of principal and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-Entry Certificates and is required to receive and transmit payments of principal and interest on the Book-Entry Certificates.

Participants and indirect participants with whom Certificate Owners have accounts for Certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the DTC rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive definitive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not participants may transfer ownership of Book-Entry Certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owner.

Under a book-entry format, Certificate Owners may experience delays in their receipt of payments, since the payments will be made by the Trustee to Cede & Co., as nominee for DTC. Payments on Book-Entry Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-Entry Certificates, may be limited due to the lack of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

DTC has advised the Trustee and the certificate registrar that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Certificateholders under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Certificates which conflict with actions taken relating to other Certificates.

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option (with the consent of the certificate registrar, such consent not to be unreasonably withheld), elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner’s percentage interest in the related class of Certificates.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the certificate registrar is required to request that DTC notify all Certificateholders through its participants of the availability of definitive certificates. Upon surrender by DTC of the global certificate or definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the certificate registrar will reissue the Book-Entry Certificates as definitive certificates issued in the respective Certificate Principal Balances owned by individual Certificate Owners, and thereafter the certificate registrar will recognize the holders of definitive certificates as Certificateholders under the Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

None of the Depositor, the Master Servicer, the Servicer, the Sponsor, the certificate registrar or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

The Class C, Class P, Class R and Class RX Certificates will be issued in fully registered, certificated form.

For additional information regarding DTC, Clearstream, Euroclear and the Certificates, see “Description of the Securities—Form of Securities” and “—Global Securities” in the accompanying prospectus.

Allocation of Available Funds

Distributions on the Certificates

On each distribution date, the aggregate Available Funds will be distributed in the following amounts and order of priority:

first, concurrently, (i) from Group I Available Funds, to the Class I-A Certificates, pro rata, based on entitlement, the Accrued Certificate Interest for such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate and (ii) from Group II Available Funds, to the Class II-A Certificates, pro rata, based on entitlement, the Accrued Certificate Interest for each such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate;

second, concurrently, (i) from remaining Group I Available Funds to the Class II-A Certificates, pro rata, based on entitlement, the Accrued Certificate Interest for each such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate, and (ii) from remaining Group II Available Funds, to Class I-A Certificates, pro rata, based on entitlement, the Accrued Certificate Interest for each such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate;

third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Accrued Certificate Interest for each such class and such distribution date;

fourth, (A) for each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order of priority:

(1) in an amount up to the Principal Distribution Amount for such distribution date, concurrently, to the following classes of Certificates, based on the related Principal Distribution Amount:

(a)    in an amount up to the Group I Principal Distribution Amount for such distribution date, in the following order of priority:

(i)    concurrently, to the Class I-A Certificates, pro rata, based on the Certificate Principal Balances thereof, until their respective Certificate Principal Balances are reduced to zero; and

(ii)   concurrently, to the Class II-A Certificates, pro rata, based on the Certificate Principal Balances thereof after the application of the Group II Principal Distribution Amount as described in clause (1)(b)(i) below, until their respective Certificate Principal Balances are reduced to zero; and

(b)    in an amount up to the Group II Principal Distribution Amount for such distribution date, in the following order of priority:

(i)    concurrently, to the Class II-A Certificates, pro rata, based on the Certificate Principal Balances thereof, until their respective Certificate Principal Balances are reduced to zero; and

(ii)   concurrently, to the Class I-A Certificates, pro rata, based on the Certificate Principal Balances thereof after the application of the Group I Principal Distribution Amount as described in clause (1)(a)(i) above, until their respective Certificate Principal Balances are reduced to zero; and

(2)    any remaining Principal Distribution Amount for such distribution date after distributions pursuant to clause (1) above, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; and

(B)    on each distribution date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority:

(1)    in an amount up to the Senior Principal Distribution Amount for such distribution date, concurrently, to the following classes of Certificates, based on the related Senior Principal Distribution Amount:

(a)    in an amount up to the Group I Senior Principal Distribution Amount for such distribution date, in the following order of priority:

(i)    concurrently, to the Class I-A Certificates, pro rata, based on the Certificate Principal Balances thereof, until their respective Certificate Principal Balances are reduced to zero; and

(ii)   concurrently, to the Class II-A Certificates, pro rata, based on the Certificate Principal Balances thereof after the application of the Group II Senior Principal Distribution Amount as described in clause (1)(b)(i) below, until their respective Certificate Principal Balances are reduced to zero; and

(b)    in an amount up to the Group II Senior Principal Distribution Amount for such distribution date, in the following order of priority:

(i)    concurrently, to the Class II-A Certificates, pro rata, based on the Certificate Principal Balances thereof, until their respective Certificate Principal Balances are reduced to zero; and

(ii)   concurrently, to the Class I-A Certificates, pro rata, based on the Certificate Principal Balances thereof after the application of the Group I Senior Principal Distribution Amount as described in clause (1)(a)(i) above, until their respective Certificate Principal Balances are reduced to zero; and

(2)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the related Mezzanine Principal Distribution Amount, until their respective Certificate Principal Balances are reduced to zero;

fifth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates;

sixth, concurrently, to the Classes of Class A Certificates, based on the aggregate Allocated Realized Loss Amounts for the Class A Certificates related to each Loan Group, as follows:

(A)    sequentially, in an amount up to the aggregate Allocated Realized Loss Amount for the Class I-A Certificates, first, to the Class I-A-2-1 Certificates and the Class I-A-2-2 Certificates, on a pro rata basis, and then to Class I-A-3 Certificates, in an amount up to the Allocated Realized Loss Amount for each such class; and

(B)    sequentially, in an amount up to the aggregate Allocated Realized Loss Amount for the Class II-A Certificates, to the Class II-A-2 Certificates and then to the Class II-A-3 Certificates, in an amount up to the Allocated Realized Loss Amount for each such class;

seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Allocated Realized Loss Amount for each such class;

eighth, concurrently, to the Class A Certificates, pro rata, based upon each classes Net Rate Shortfall Carry-Forward Amount, in an amount up to the remaining Net Rate Shortfall Carry-Forward Amounts for each such class after application of payments under the Cap Contract, provided however, that any Net Rate Shortfall Carry-Forward Amount on the Class I-A-2-2 Underlying Interest shall be directed to the Swap Provider unless a Swap Event of Default is in effect or a Swap Termination Event or a Swap Additional Termination Event has occurred;

ninth, sequentially, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Net Rate Shortfall Carry-Forward Amounts for each such class; and

tenth, to the Class C, Class R and Class RX Certificates, in each case the amounts specified in the pooling and servicing agreement.

Distributions under the Grantor Trust.

On each distribution date, the Trustee shall distribute (i) all amounts applied to the Class I-A-2-2 Underlying Interest and (ii) any net payments from the Swap Provider under the Interest Rate Swap Agreement (the “Grantor Trust Available Funds”), as follows:

first, to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) due to the Swap Counterparty for such distribution date;

second, from remaining Grantor Trust Available Funds, to the Swap Counterparty, interest for the related Accrual Period on the Swap Counterparty Principal Portion at the related Pass-Through Rate for the Class I-A-2-2 Certificates;

third, from remaining Grantor Trust Available Funds, to the Class I-A-2-2 Certificates, the Accrued Certificate Interest for such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate, for so long as the Certificate Principal Balance for the Class I-A-2-2 Underlying Interest has not been reduced to zero;

fourth, from remaining Grantor Trust Available Funds, to the Swap Counterparty, principal in an amount equal to the Swap Counterparty Principal Portion;

fifth, from remaining Grantor Trust Available Funds, to the Class I-A-2-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero;

sixth, from remaining Grantor Trust Available Funds, to the Swap Counterparty, any Swap Termination Payment (due to a Swap Provider Trigger Event) due to the Swap Counterparty; and

seventh, any remaining Grantor Trust Available Funds, as specified in the pooling and servicing agreement.

Interest Distributions

Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Funds for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicer.

Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of remaining Available Funds from each Loan Group for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to in this prospectus supplement as Prepayment Interest Shortfalls.

Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the Certificateholders on that distribution date will be offset by the Servicer. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicer compensation for the applicable distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. None of the Servicer or the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws. Such shortfalls are not covered by the certificate guaranty insurance policy.

Prepayment Interest Shortfalls, to the extent not covered by the Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to in this prospectus supplement as Net Interest Shortfalls.

Realized Losses on the mortgage loans will further reduce the Accrued Certificate Interest payable to the Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balance of the Class M Certificates has been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Class M Certificates, beginning with the class of Class M Certificates with the highest numerical class designation, and will not reduce the Accrued Certificate Interest on the Class A Certificates. Once the aggregate Certificate Principal Balance of the Class M Certificates has been reduced to zero the interest portion of Realized Losses will be allocated to the Senior Certificates.

Allocation of Net Deferred Interest

For any distribution date, the Net Deferred Interest on the mortgage loans of any Loan Group may reduce the amount of Accrued Certificate Interest of the Class A Certificates or the Class M Certificates.

For any distribution date, Net Deferred Interest for any Loan Group shall be allocated among the Classes of Senior Certificates related to such Loan Group and the Classes of Subordinate Certificates based on, in the case of each Class of Senior Certificates related to such Loan Group, the interest accrued on each such Class for the related Accrual Period, and, in the case of each Class of Subordinate Certificates, based on the interest accrued on each such Class allocable to the portion of such Class allocable to such Loan Group. For this purpose, the portion of the interest accrued on any Class of Subordinate Certificates allocable to any Loan Group shall be equal to the product of (i) the total amount of interest accrued on such Class for the Accrual Period multiplied by (ii) the quotient of (a) the Subordinate Component for such Loan Group and such distribution date divided by (b) the sum of the Subordinate Components for all such Loan Groups for such distribution date.

Net Deferred Interest allocated to the Class I-A-2-2 Underlying Interest will not be allocated to the Class I-A-2-2 Certificates, except to the extent as provided in the Agreement.

Calculation of One-Year MTA for MTA Certificates

On each MTA Determination Date, the Trustee will determine One-Year MTA for the related Interest Accrual Period as published by the Federal Reserve Board in the Federal Reserve Statistical Release 'Selected Interest Rates (H.15)', determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used to determine the Pass-Through Rates on the MTA Certificates will be based on One-Year MTA as of fifteen days before the beginning of the related Interest Accrual Period. If One-Year MTA is no longer available, the index used to determine the Pass-Through Rates on the MTA Certificates will be the same index selected to determine the interest rates on the related mortgage loans. The establishment of One-Year MTA on each interest determination date by the Trustee and the Trustee’s calculation of the Pass-Through Rates applicable to the MTA Certificates for the related Interest Accrual Period will, in the absence of manifest error, be final and binding.

Calculation of LIBOR for the LIBOR Certificates

On each LIBOR Determination Date, the Trustee will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the LIBOR Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the LIBOR rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the LIBOR Certificates will be established separately by the Trustee as follows:

(1)
If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(2)
If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

(3)	If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Losses; Subordination

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, second, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, third, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and seventh, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

Thereafter, (a) any remaining Realized Losses with respect to the Group I Loans will be allocated on any distribution date, first, to the Class I-A-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and second, pro rata, remaining to the Class I-A Certificates, provided however that any Realized Losses allocable to the Class I-A-1-1 Certificates will be allocated to the Class I-A-2-1 Certificates and any Realized Losses allocable to the Class I-A-1-2 Certificates will be allocated to the Class I-A-2-2 Certificates, in each case, in reduction of the Certificate Principal Balance thereof, until reduced to zero; and (b) any remaining Realized Losses with respect to the Group II Loans will be allocated on any distribution date, first, to the Class II-A-3 Certificates in reduction of the Certificate Principal Balance thereof, until reduced to zero, and second, to the Class II-A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

The Agreement does not permit the allocation of Realized Losses to the Class I-A-1-1, Class I-A-1-2 or Class II-A-1 Certificates. Investors in these classes of Certificates should note that under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans to pay these classes of Certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the issuing entity or the exercise by the Servicer of its optional termination right, there may be insufficient amounts available to pay these classes of Certificates in full.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class A Certificates with the highest payment priority to which Realized Losses have been allocated, and then to increase the Certificate Principal Balance of the related Class M Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Certificates, and so on. Holders of the Certificates will not be entitled to any payment in respect of any Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the distribution date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such class in accordance with its respective percentage interest.

In addition, on each distribution date, if the aggregate Certificate Principal Balance of all classes of Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions of principal and the allocation of all losses to these Certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Class M Certificates then outstanding.

P&I Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each distribution date from its own funds, or funds in the distribution account that are not included in the Available Funds for such distribution date, in an amount equal to the P&I Advances for such distribution date.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the distribution account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such advance, the Master Servicer, as successor servicer, will be obligated to make any such advance, to the extent required in the Agreement.

The Interest Rate Swap Agreement

The Grantor Trust will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Deutsche Bank AG (in such capacity, the “Swap Provider”) for the benefit of the holders of the Class I-A-2-2 Certificates. The Grantor Trust will assign the Interest Rate Swap Agreement to the Trustee who will be authorized to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Grantor Trust, whether payable by or to the Swap Provider.

On each distribution date while the Class I-A-2-2 Certificates remain outstanding, the Grantor Trust will be obligated to pay to the Swap Provider an amount equal to the excess, if any of (A) the product of (x) the lesser of (1) One-Month LIBOR plus 0.290% on or prior to the Step-Up Date or One-Month LIBOR plus 0.580% after the Step-Up Date and (2) the Group I Net WAC Cap Rate for the related Interest Accrual Period, (y) a notional amount equal to the Certificate Principal Balance of the Class I-A-2-2 Certificates immediately prior to the related distribution date (such amount, the "Swap Notional Amount") and (z) a fraction, the numerator of which is equal to the actual number of days in the related interest accrual period and the denominator of which is equal to 360 over (B) any Net Deferred Interest allocated to the Class I-A-2-2 Underlying Interest on such distribution date, and the Swap Provider will be obligated to pay to the Grantor Trust, for the benefit of the holders of the Class I-A-2-2 Certificates, an amount equal to the product of (x) One-Month LIBOR plus 0.220% on or prior to the Step-Up Date or One-Month LIBOR plus 0.440% after the Step-Up Date and (y) a notional amount equal to the Swap Notional Amount and (z) a fraction, the numerator of which is equal to the actual number of days in the related interest accrual period and the denominator of which is equal to 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”).

If any payment by the Grantor Trust to the Swap Provider has been reduced under clause (B) as a result of any Net Deferred Interest allocated to the Class I-A-2-2 Underlying Interest, then the Grantor Trust shall pay to the Swap Provider on future distribution dates the Swap Counterparty Principal Portion together with interest thereon at the related Pass-Through Rate for the Class I-A-2-2 Underlying Interest for the then current distribution date.

The Grantor Trust shall pay to the Swap Provider any Net Rate Shortfall Carry-Forward Amount in respect of the Class I-A-2-2 Underlying Interest received by the Grantor Trust.

Payments under the Interest Rate Swap Agreement will terminate immediately following the earlier to occur of (i) the distribution date following the date on which the Certificate Principal Balance of the Class I-A-2-2 Underlying Interest is reduced to zero and (ii) October 2046, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Grantor Trust to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Provider without an assumption of its obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, as defined in the Interest Rate Swap Agreement, in either case as a result of a change in tax law) and

•
tax event upon merger (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of an indemnifiable tax or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•	failure of the Swap Provider to comply with the Swap Downgrade Provisions,

•	failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement, and

•	amendment of the Agreement in a manner that may materially adversely affect the Swap Provider without the prior written consent of the Swap Provider,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the levels specified in the Interest Rate Swap Agreement, then, unless each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the Interest Rate Swap Agreement that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the “Swap Downgrade Provisions”).

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Issuing Entity or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, in the event that the Grantor Trust is required to make a Swap Termination Payment to the Swap Provider, the Grantor Trust will be required to make a payment to the Swap Provider to the extent such Swap Termination Payment has not been paid by the Grantor Trust from any upfront payment received pursuant to any replacement Interest Rate Swap Agreement (which must have terms that are substantially identical to the Interest Rate Swap Agreement) that may be entered into by the Grantor Trust, as described in this prospectus supplement); in the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this prospectus supplement), the Grantor Trust will be required to make such payment on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the holders of the Class I-A-2-2 Certificates, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Grantor Trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the offered notes and certain other notes to the extent described in the agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the issuing entity, the Grantor Trust, pursuant to the Agreement, will use reasonable efforts to appoint a successor swap provider. If the Grantor Trust receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Grantor Trust will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Grantor Trust is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Grantor Trust will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Grantor Trust is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Grantor Trust will distribute any Swap Termination Payment received from the original Swap Provider on the next distribution date to the holders of the Class I-A-2-2 Certificates in accordance with the terms of the Pooling and Servicing Agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Provider

Deutsche Bank Aktiengesellschaft

Deutsche Bank Aktiengesellschaft ("Deutsche Bank" or the "Bank") originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westf’lische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch (the “Swap Provider”) was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. The Swap Provider is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Swap Provider is also examined by the Federal Reserve Bank of New York.

As of 31 March 2006, Deutsche Bank’s issued share capital amounted to Euro 1,325,118,960.64 consisting of 517,624,594 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo, Vienna and Zurich. The Management Board has decided to pursue delisting on certain stock exchanges other than Germany and New York in order to benefit from the integration of financial markets.

As of 31 March 2006, Deutsche Bank Group had total assets of EUR 1,034,520 million, total liabilities of EUR 1,003,759 million and total shareholders' equity of EUR 30,761 million on the basis of United States Generally Accepted Accounting Principles ("U.S. GAAP").

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook stable) by Standard & Poor's, Aa3 (outlook stable) by Moody's Investors Services and AA- (outlook stable) by Fitch Ratings.

The Offered Certificates do not represent an obligation of the Swap Provider. The holders of the Offered Certificates are not parties to or beneficiaries under Interest Rate Swap Agreement and will not have any right to proceed directly against the Swap Provider in respect of its obligations under the Interest Rate Swap Agreement.

The Interest Rate Swap Agreement will be filed by the Depositor with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

The significance percentage for the Interest Rate Swap Agreement is less than 10%. The “significance percentage” is the percentage that the significance estimate of the Interest Rate Swap Agreement represents of the aggregate Certificate Principal Balance of the Class I-A-2-2 Certificates. The “significance estimate” of the Interest Rate Swap Agreement is based on a reasonable good-faith estimate of the maximum probable exposure of the Interest Rate Swap Agreement, made in substantially the same manner as that used in the Underwriter’s internal risk management process in respect of similar instruments. The Interest Rate Swap Agreement provides that it may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

Cap Contract

The Offered Certificates will have the benefit of an interest rate cap contract (the “Cap Contract”). The Cap Contract will be evidenced by a confirmation between The Bank of New York (the “Cap Counterparty”) and the Trustee.

Pursuant to the terms of the Cap Contract, the terms of an ISDA Master Agreement were incorporated into each such agreement, as if such an ISDA Master Agreement had been executed by the Trustee and the Counterparty on the date that each was executed. The Cap Contract are subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

Beginning in September 2008 up to and including the distribution date in August 2012 (the “Cap Contract Termination Date”), the related Offered Certificates will have the benefit of the Cap Contract.

On or prior to the Cap Contract Termination Date, the amount payable by the Counterparty under the Cap Contract in respect of each distribution date will equal the product of:

(i)
the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) for such distribution date and (B) the Cap Contract Ceiling Rate for such distribution date set forth in the table below over (y) the Cap Contract Strike Rate for such distribution date set forth in the table below,

(ii)
the lesser of (x) the Cap Contract Notional Balance for such distribution date set forth in the table below and (y) the aggregate Certificate Principal Balance of the related Offered Certificates immediately preceding such distribution date, and

(iii)	afraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

On or prior to the Cap Contract Termination Date, amounts (if any) received under the Cap Contract by the Trustee will be used to help maintain overcollateralization and to cover any Allocated Realized Loss Amounts and any Net Rate Shortfall Carry-Forward Amounts on the related Offered Certificates, as discussed in this prospectus supplement. Amounts received by the Trustee in excess of the amount necessary to cover the Net Rate Shortfall Carry-Forward Amounts and any Allocated Realized Loss Amounts on the related Offered Certificates, on any distribution date will not be available to help maintain overcollateralization or to cover any Allocated Realized Loss Amounts or Net Rate Shortfall Carry-Forward Amounts on the related Offered Certificates on future distribution dates but will be distributed as provided in the pooling and servicing agreement.

The “Cap Contract Notional Balance”, the “Cap Contract Strike Rate” and the “Cap Contract Ceiling Rate” are as described in the following table:

Month of Distribution Date	Cap Contract Notional Balance ($)	Cap Contract Strike Rate (%)	Cap Contract Ceiling Rate (%)	Month of Distribution Date	Cap Contract Notional Balance ($)	Cap Contract Strike Rate (%)	Cap Contract Ceiling Rate (%)
September 2008	945,889,947	7.4000	9.0750	October 2010	350,743,873	7.1852	9.0750
October 2008	909,678,856	7.5000	9.0750	November 2010	337,052,965	7.1188	9.0750
November 2008	874,847,046	7.5000	9.0750	December 2010	323,872,732	7.0502	9.0750
December 2008	841,327,615	7.5000	9.0750	January 2011	311,184,920	6.9783	9.0750
January 2009	809,036,239	7.5000	9.0750	February 2011	298,928,358	6.9038	9.0750
February 2009	777,928,326	7.5000	9.0750	March 2011	287,131,084	6.8255	9.0750
March 2009	747,990,929	7.5000	9.0750	April 2011	275,754,820	6.7439	9.0750
April 2009	719,147,603	7.5000	9.0750	May 2011	264,737,401	6.6602	9.0750
May 2009	691,260,052	7.5000	9.0750	June 2011	254,186,472	6.5712	9.0750
June 2009	664,523,853	7.5000	9.0750	July 2011	244,005,658	6.4786	9.0750
July 2009	638,741,258	7.5000	9.0750	August 2011	234,220,646	6.4227	9.0750
August 2009	613,956,190	7.8849	9.0750	September 2011	224,785,598	6.4168	9.0750
September 2009	590,063,983	7.6178	9.0750	October 2011	215,457,209	6.4097	9.0750
October 2009	566,791,226	7.6228	9.0750	November 2011	206,482,074	6.4018	9.0750
November 2009	544,410,156	7.6204	9.0750	December 2011	197,828,607	6.3935	9.0750
December 2009	522,848,256	7.6012	9.0750	January 2012	189,523,642	6.3840	9.0750
January 2010	502,129,638	7.5403	9.0750	February 2012	181,517,064	6.3740	9.0750
February 2010	482,387,351	7.5735	9.0750	March 2012	173,836,713	6.3629	9.0750
March 2010	463,437,352	7.5524	9.0750	April 2012	166,452,639	6.3508	9.0750
April 2010	445,322,742	7.3608	9.0750	May 2012	159,272,054	6.3385	9.0750
May 2010	427,948,202	7.4966	9.0750	June 2012	152,364,812	6.3247	9.0750
June 2010	411,325,110	7.4089	9.0750	July 2012	145,664,348	6.3151	9.0750
July 2010	395,273,798	7.3693	9.0750	August 2012	138,981,973	6.2999	9.0750
August 2010	379,833,826	7.3101	9.0750	September 2012	0	0	0
September 2010	365,006,102	7.2491	9.0750

The Cap Contract will terminate following the last distribution date specified above, unless the Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The obligation of the Cap Counterparty to pay specified amounts due under the Cap Contract (other than Cap Contract Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Cap Contract Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Contract Event of Default will have occurred and be continuing with respect to the Cap Contract and (2) no “early termination date” (as defined in the Cap Contract) has occurred or been effectively designated with respect to the Cap Contract.

Events of default under the Cap Contract (each a “Cap Contract Event of Default”) include the following:

•	failure to make a payment due under the Cap Contract, after notice of such failure is received and expiration of a specified grace period,

•	certain insolvency or bankruptcy events, and

•	a merger by the Cap Counterparty without an assumption of its obligations under the Cap Contract,

each as further described in the Cap Contract.

Termination events under the Cap Contract (each a “Cap Contract Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Contract),

•
tax event (which generally relates to the Trustee receiving a payment under the Cap Contract from which an amount has been deducted or withheld for or on account of taxes, as a result of a change in tax law) and

•
tax event upon merger (which generally relates to the Trustee receiving a payment under the Cap Contract from which an amount has been deducted or withheld for or on account of an indemnifiable tax resulting from a merger or similar transaction), each as further described in the Cap Contract.

Additional termination events” under the Cap Contract (each a “Cap Contract Additional Termination Event”) include the following:

•	failure of the Cap Counterparty to comply with the Cap Contract Downgrade Provisions,

•	failure of the Cap Counterparty to comply with the Regulation AB provisions of the Cap Contract, and

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement,

each as further described in the Cap Contract.

If the Cap Counterparty’s credit ratings are withdrawn or reduced below the levels specified in the Cap Contract, then, unless each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the Cap Contract, the Cap Counterparty will be required, at its own expense, either (1) to obtain a substitute Cap Counterparty which will assume the obligations of the Cap Counterparty under the Cap Contract and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the Cap Contract that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation.

If the Cap Contract is terminated early, the Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Counterparty will be paid to the Trustee, and will be deposited by the Trustee in the Cap Contract Reserve Fund and applied on future distribution dates to pay any Net Rate Shortfall Carry-Forward Amounts and any Allocated Realized Loss Amounts on the related classes of Certificates, until the Cap Contract Termination Date. There can be no assurance, however, that a termination payment will be paid to the Trustee, on behalf of the issuing entity.

Upon the occurrence of a Cap Contract Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Contract Termination Event or a Cap Contract Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Cap Contract) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Cap Contract to a related entity within a specified period after notice has been given of the Cap Contract Termination Event, all as set forth in the Cap Contract. The occurrence of an Early Termination Date under the Cap Contract will constitute a “Cap Contract Early Termination.”

Upon a Cap Contract Early Termination, the Cap Counterparty may be liable to make a termination payment (the “Cap Contract Termination Payment”) to the Trustee (regardless, if applicable, of which of the parties has caused the termination). The Cap Contract Termination Payment will be based on the value of the Cap Contract computed in accordance with the procedures set forth in the Cap Contract.

Upon a Cap Contract Early Termination other than in connection with the optional termination of the trust, the Trustee will use reasonable efforts to appoint a successor cap counterparty. The Trustee will apply any Cap Contract Termination Payment received from the original Cap Counterparty in connection with such Cap Contract Early Termination to the upfront payment required to appoint the successor cap counterparty. If the Trustee is unable to appoint a successor cap counterparty within 30 days of the Cap Contract Early Termination, then the Trustee will deposit any Cap Contract Termination Payment received from the original Cap Counterparty into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Trustee by the original Cap Counterparty calculated in accordance with the terms of the original Cap Contract, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

Upon a Cap Contract Early Termination in connection with the optional termination of the trust, if the Trustee receives a Cap Contract Termination Payment from the Cap Counterparty, such Cap Contract Termination Payment generally will not be available to Certificateholders; rather, the Trustee will distribute such Cap Contract Termination Payment in accordance with the terms of the Agreement.

The significance percentage for the Cap Contract is less than 10%. The “significance percentage” is the percentage that the significance estimate of the Cap Contract represents of the aggregate Certificate Principal Balance of the related Offered Certificates. The “significance estimate” of the Cap Contract is based on a reasonable good-faith estimate of the maximum probable exposure of the Cap Contract, made in substantially the same manner as that used in the Underwriter’s internal risk management process in respect of similar instruments. The Cap Contract provides that it may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

Distribution of Funds from the Cap Contract

On each distribution date beginning in September 2008, on or prior to the Cap Contract Termination Date, amounts paid to the Trustee will be deposited in the Cap Contract Reserve Fund and then distributed to first, help maintain overcollateralization, second, to pay any Allocated Realized Loss Amounts, and third, to pay any unpaid Net Rate Shortfall Carry-Forward Amounts on the Certificates, other than the Class I-A-2-2 Certificates (which shall only receive Allocated Realized Loss Amounts), each as described in this prospectus supplement. Any amounts remaining after this application with respect to the Cap Contract will be distributed as provided in the pooling and servicing agreement and will not be available to help maintain overcollateralization or for the payment of any Allocated Realized Loss Amounts or any Net Rate Shortfall Carry-Forward Amounts on any class of Certificates on future distribution dates unless either the Cap Contract is subject to an early termination, in which case any early termination payment received by the Trustee in respect of the related contract will be deposited by the Trustee in the Cap Contract Reserve Fund to help maintain overcollateralization and to cover any Allocated Realized Loss Amounts or any Net Rate Shortfall Carry-Forward Amounts until the Cap Contract Termination Date. See “Description of the Certificates—The Cap Contract ” and “—Cap Contract Reserve Fund” in this prospectus supplement.

Cap Contract Reserve Fund

The Agreement will require the Trustee to establish an account (the “Cap Contract Reserve Fund”), which will be held in trust by the Trustee, on behalf of the holders of the Offered Certificates. On the Closing Date, Deutsche Bank Securities Inc. will deposit or cause to be deposited $1,000 in the Cap Contract Reserve Fund. The Cap Contract Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each distribution date, the Trustee will deposit in the Cap Contract Reserve Fund any amounts received in respect of the Cap Contract for the related Accrual Period. On each distribution date, such amounts received in respect of the Cap Contract will be distributed to the Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(A) Prior to the occurrence of a Swap Counterparty Termination Event:

(1)     concurrently, to Class I-A-2-1, Class I-A-2-2, Class I-A-3, Class II-A-2 and II-A-3 Certificates, based on the aggregate remaining Allocated Realized Loss Amounts for the Class I-A Certificates and the Class II-A Certificates:

(a)    in an amount up to the aggregate remaining Allocated Realized Loss Amount for the Class I-A Certificates, sequentially, to the Class I-A-2-1 Certificates and Class I-A-2-2, on a pro rata basis, and then to the Class I-A-3 Certificates, in an amount up to the remaining Allocated Realized Loss Amount for each such class, until reduced to zero; and

(b)     in an amount up to the aggregate remaining Allocated Realized Loss Amount for the Class II-A Certificates, sequentially, to the Class II-A-2 Certificates and then to the Class II-A-3 Certificates, in an amount up to the remaining Allocated Realized Loss Amount for each such class;

(2)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Allocated Realized Loss Amount for each such class;

(3)     concurrently, to the Class I-A-2-2 Underlying Interest, the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-3, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, pro rata, based on the related Net Rate Shortfall Carry-Forward Amount prior to application of clause eighth under “— Allocation of Available Funds” above, in an amount up to the amount of any remaining Net Rate Shortfall Carry-Forward Amounts for each such class;

(4)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Net Rate Shortfall Carry-Forward Amount for each such class;

(5)    concurrently, on a pro rata basis, to the Class I-A-2-2 Underlying Interest, the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-3, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, the Accrued Certificate Interest for each such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate, but solely to the extent the payment of such Accrued Certificate Interest is as a result of Realized Losses incurred on the Group I Loans and the Group II Loans, to be included in the Principal Distribution Amount for that distribution date and payable as provided under “— Allocation of Available Funds” above;

(6)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Accrued Certificate Interest for each such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate, but solely to the extent the payment of such Accrued Certificate Interest is as a result of Realized Losses incurred on the Group I Loans and the Group II Loans, to be included in the Principal Distribution Amount for that distribution date and payable as provided under “— Allocation of Available Funds” above;

(7)    to the Class I-A-2-2 Underlying Interest, the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-3, Class II-A-1, Class II-A-2 and Class II-A-3 and Class M Certificates, an amount equal to any Cap Extra Principal Distribution Amount, but solely to the extent the payment of the Cap Extra Principal Distribution Amount is as a result of Realized Losses incurred on the Group I Loans and the Group II Loans, to be included in the Principal Distribution Amount for that distribution date and payable as provided under “— Allocation of Available Funds” above; and

(8)     any remaining balances to be distributed as specified in the pooling and servicing agreement; and

(B) Upon the occurrence of a Swap Counterparty Termination Event:

(1)     concurrently, to Class I-A-2-1, Class I-A-2-2, Class I-A-3, Class II-A-2 and Class II-A-3 Certificates, based on the aggregate remaining Allocated Realized Loss Amounts for the Class I-A Certificates and the Class II-A Certificates:

(a)    in an amount up to the aggregate remaining Allocated Realized Loss Amount for the Class I-A Certificates, sequentially, to the Class I-A-2-1 Certificates and Class I-A-2-2, on a pro rata basis, and then to the Class I-A-3 Certificates, in an amount up to the remaining Allocated Realized Loss Amount for each such class, until reduced to zero; and

(b)    in an amount up to the aggregate remaining Allocated Realized Loss Amount for the Class II-A Certificates, sequentially, to the Class II-A-2 Certificates, and then to the Class II-A-3 Certificates, in an amount up to the remaining Allocated Realized Loss Amount for each such class, until reduced to zero;

(2)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Allocated Realized Loss Amount for each such class;

(3)     concurrently, to the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-2-2, Class I-A-3, Class II-A-2 and Class II-A-3 Certificates, pro rata, based on the related Net Rate Shortfall Carry-Forward Amount prior to application of clause eighth under “— Allocation of Available Funds” above, in an amount up to the amount of any remaining Net Rate Shortfall Carry-Forward Amounts for each such class;

(4)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Net Rate Shortfall Carry-Forward Amount for each such class;

(5)    concurrently, on a pro rata basis, to the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-2-2, Class I-A-3, Class II-A-1, Class II-A-2 and Class II-A-3 Certificate, the Accrued Certificate Interest for each such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate;

(6)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Accrued Certificate Interest for each such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate;

(7)    to the Class I-A, Class II-A and Class M Certificates, an amount equal to any Cap Extra Principal Distribution Amount, but solely to the extent the payment of the Cap Extra Principal Distribution Amount is as a result of Realized Losses incurred on the Group I Loans and the Group II Loans, to be included in the Principal Distribution Amount for that distribution date and payable as provided under “— Allocation of Available Funds” above; and

(8)     any remaining balances to be distributed as specified in the pooling and servicing agreement.

Cap Counterparty

Founded in 1784, The Bank of New York is headquartered in New York, New York and is the principal subsidiary of The Bank of New York Company, Inc. The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Bank of New York Company, Inc.’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations.

The Bank of New York has not participated in the preparation of this prospectus supplement and is not responsible for any information contained herein, other than the information contained in the immediately preceding paragraph.

As of the date of this prospectus supplement, the senior unsecured debt of The Bank of New York is rated, “Aa2 (not on credit watch)” by Moody’s, “AA- (outlook stable)” by S&P and “AA- (outlook stable)” by Fitch.

Said ratings are based on information obtained by the applicable rating agency from The Bank of New York and other sources, and may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, by the rating agency issuing said rating. Said ratings are opinions and information of the applicable rating agency, and The Bank of New York does not accept responsibility for such information. No assurance is given that any of the ratings described above will remain in effect for any given period of time or that such ratings will not be lowered or withdrawn.

The aggregate “significance percentage” of the Cap Contract, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Cap Contract is equal to or greater than 10%.

YIELD ON THE CERTIFICATES

General

The yield to maturity on and weighted average life of each class of Certificates will be primarily affected by the rate, amount and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Certificates, Realized Losses and interest shortfalls on the related mortgage loans, the Pass-Through Rate on such class of Certificates, and the purchase price paid for such class of Certificates. The yield on the Class I-A-2-2 Certificates will also be affected by payments under the Interest Rate Swap Agreement. The yield on the Certificates may also be affected by payments under the Cap Contract.

Prepayment Considerations

The Mortgage Loans

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the related mortgage loans will in turn be affected by the amortization schedules of the related mortgage loans and by the rate and timing of principal prepayments on the related mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the related mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to 61.21% of the mortgage loans in Loan Group I and all of the mortgage loans in Loan Group II, a prepayment may subject the related mortgagor to a prepayment charge. The rate of principal prepayments on the mortgage loans with prepayment charges may be influenced by whether or not the penalty is a “hard” or “soft” prepayment penalty. All prepayment charges will be payable to the Class P Certificates and will not be part of the Available Funds for such distribution date. All of the mortgage loans contain due-on-sale clauses or are assumable pursuant to the terms of the related mortgage note.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Certificates that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the accompanying prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in this prospectus supplement), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The Servicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the issuing entity and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The Servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, changes in mortgage interest rates, the timing of changes of interest rates on the related mortgage loan (such as, for example, a change from a fixed interest rate to an adjustable rate with respect to a hybrid mortgage loan), or the location of the mortgaged property. In addition, the Servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans. Any such refinancing programs will be directed at all of the Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and the optional termination of the issuing entity also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Negative amortization may increase the risk of default. The outstanding principal balance of a mortgage loan which is subject to negative amortization increases by the amount of interest which is deferred as described in this prospectus supplement. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Prepayment Penalties

All prepayment charges collected with respect to the mortgage loans in each Loan Group will be paid to the holders of the Class P Certificates and not be available for distribution on the other Certificates. The amount available for distribution to the holders of the Class P Certificates on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges collected from the mortgagors in connection with principal prepayments on the mortgage loans during the prepayment period applicable to such distribution date. Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. None of the mortgage loans provide for a prepayment charge beyond three years after date of origination. In addition, under certain instances, the servicer may waive the payment of the prepayment charges. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans of a Loan Group that provide for the payment of these charges.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—Servicemembers Relief Act” in the accompanying prospectus. Any interest shortfalls on the mortgage loans resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fee on the mortgage loans serviced by it for the related Due Period. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of Mortgage Loans—Servicemembers Relief Act” in the accompanying prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under “Description of the Certificates.”

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related Offered Certificates could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to those Offered Certificates. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

If the amount of overcollateralization has been reduced to zero, the yield to maturity on the Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificate. Furthermore, because principal distributions are paid to some classes of Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates,” amounts otherwise distributable to holders of the Class M Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class M Certificates with a higher numerical class designation may be made available to protect the holders of Class M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class M Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of the Class M Certificates if it delays the Stepdown Date. See “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the Certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the Issuing Entity to the Servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of Certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—General” in this prospectus supplement and “Description of the Securities—Assignment of Trust Fund Assets” in the accompanying prospectus.

Yield Sensitivity of the Class M Certificates

If the Certificate Principal Balances of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class M-2 Certificates. If the Certificate Principal Balances of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class M-3 Certificates. If the Certificate Principal Balances of the Class M-5, Class M-6 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class M-4 Certificates. If the Certificate Principal Balances of the Class M-6 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class M-5 Certificates. If the Certificate Principal Balances of the Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class M-6 Certificates. The initial undivided interests in the Issuing Entity evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates are approximately 2.20%, 0.50%, 1.00%, 0.50%, 0.50%, 0.40% and 0.40% respectively, of the Cut-off Date Balance.

Pass-Through Rates

The yields to maturity on the Offered Certificates will be affected by their Pass-Through Rates. The Class A Certificates and Class M Certificates may not always receive interest at a rate equal to One-Year MTA or One-Month LIBOR, as applicable, plus the related Margin. If, with respect to a class of Class A Certificates or Class M Certificates, the related Net Rate Cap is less than One-Year MTA or One-Month LIBOR, as applicable, plus the related Margin, the Pass-Through Rate on that class of Certificates will be limited to the related Net Rate Cap. Thus, the yield to investors in the Class A Certificates and Class M Certificates will be sensitive to fluctuations in the level of One-Year MTA or One-Month LIBOR, as applicable, and will be adversely affected by the application of the related Net Rate Cap. Therefore, the prepayment of the mortgage loans with higher mortgage rates or a reduction in One-Year MTA may result in a lower pass-through rate on the Class A Certificates and Class M Certificates.

Investors in the Class A Certificates and Class M Certificates should be aware that the mortgage loans have adjustable interest rates but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps. Consequently, the interest that becomes due on the mortgage loans during the related Due Period may be less than interest that would accrue on the related Class A Certificates and Class M Certificates at the rate of One-Year MTA or One-Month LIBOR, as applicable. In a rising interest rate environment, the Class A Certificates and Class M Certificates may receive interest at the related Net Rate Cap for a protracted period of time. In addition, because the initial mortgage rates on the mortgage loans may be lower than the related minimum mortgage rates, and will remain fixed for the initial fixed rate period, the related Net Rate Cap may initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the mortgage loans have adjusted to their fully-indexed rate, there may be a greater risk that the Pass-Through Rate on any class of Class A Certificates may be limited by the related Net Rate Cap or that the Pass-Through Rate on any class of Class M Certificates may be limited by the lowest Net Rate Cap with respect to all of the mortgage loans.

To the extent the related Net Rate Cap is paid on any class of the Class A Certificates or Class M Certificates, the difference between such Net Rate Cap and One-Year MTA or One-Month LIBOR, as applicable, plus the related Margin, will create a Net Rate Shortfall that will carry forward with interest thereon. These Net Rate Shortfall Carry-Forward Amounts will be payable as described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

Purchase Price

In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of Certificates is the distribution date in October 2046. The final scheduled distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled distribution date.

Weighted Average Life

The Mortgage Loans

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate by the number of years from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement for the mortgage loans in Loan Group I and Loan Group II assumes a constant rate of prepayment (“CPR”) each month of 25% relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The Certificates were structured assuming, among other things, a 25% CPR for the mortgage loans in Loan Group I and Loan Group II. The prepayment assumption to be used for pricing purposes for the respective classes of Certificates may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial Certificate Principal Balance of each class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average life of each such class of Offered Certificates. The tables are based on the following modeling assumptions (the “Structuring Assumptions”):

(1)	the mortgage pool consists of 106 mortgage loans with the characteristics set forth in the table below,

(2)	the mortgage loans prepay at the specified percentages of the CPR,

(3)	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur,

(4)
scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in September 2006, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in August 2006, and include 30 days’ interest thereon,

(5)	the levels of One-Year MTA and One-Month LIBOR remain constant at 4.563% and 5.324% per annum, respectively,

(6)
the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(7)
other than mortgage loans that are negative amortization loans, scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable,

(8)
other than mortgage loans that are negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturing such that the mortgage loans will fully amortize by their stated maturities,

(9)
scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.5% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan’s scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds the indicated negative amortization cap percentage as disclosed in the Mortgage Loan Assumptions below, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment adjustment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity),

(10)	payments in respect of the Certificates are received in cash on the 25th day of each month, commencing in September 2006,

(11)	the Certificates are purchased on August 30, 2006,

(12)	no investment income is received,

(13)	the Servicing Fee and the LPMI Insurer Fee remain constant,

(14)	the index for all of the mortgage loans is One-Year MTA,

(15)	the Class P Certificates have a certificate principal balance of $0,

(16)	There is no initial or subsequent periodic cap with respect to the mortgage rate on any mortgage loan, and the minimum mortgage rate equals to the gross margin listed in the table below, and

(17)
the Servicer or its designee does not exercise its option to purchase the Certificates described under the caption “Pooling and Servicing Agreement—Optional Termination” except where indicated. The Step-Up Date with respect to the Certificates is the Step-Up Date where the mortgage loans may first be terminated.

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Loan Group	Current Balance($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (in months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Negative Amortization Cap (%)	Loan Age (in months)	Original Balance($)
1	I*	1,000,000.00	1.9000000000	1.0450000000	480	2.8500000000	9.9500000000	2.8500000000	125	0	1,000,000.00
2	I*	3,367,007.00	2.7046172016	1.8492918979	480	3.6048690217	10.3382035885	3.6048690217	110	0	3,367,007.00
3	I*	2,110,200.00	2.3126149180	1.4814325656	480	3.8092514927	10.2552885982	3.8092514927	110	0	2,110,200.00
4	I*	4,801,500.00	2.3388914922	1.5670234301	480	3.5472123295	10.1575976257	3.5472123295	110	0	4,801,500.00
5	I*	450,000.00	1.9000000000	1.5250000000	360	2.7000000000	9.9500000000	2.7000000000	110	0	450,000.00
6	I*	227,200.00	1.9000000000	1.0450000000	360	3.2250000000	9.9500000000	3.2250000000	110	0	227,200.00
7	I*	6,732,600.00	2.1655419155	1.5293052462	360	3.1845533672	10.1443587916	3.1845533672	110	0	6,732,600.00
8	I*	2,721,200.00	1.9000000000	1.1596552991	360	3.0109584007	9.9500000000	3.0109584007	110	0	2,721,200.00
9	I*	3,574,360.00	1.9887333677	1.1780126233	360	2.7921222261	10.0545333990	2.7921222261	110	0	3,574,360.00
10	I*	369,000.00	2.5000000000	0.9150000000	480	3.6400000000	10.5500000000	3.6400000000	110	0	369,000.00
11	I*	88,000.00	1.4000000000	0.5450000000	480	3.2500000000	10.3500000000	3.2500000000	125	0	88,000.00
12	I*	574,000.00	2.5000000000	0.8650000000	480	3.8292857143	10.5500000000	3.8292857143	110	0	574,000.00
13	I*	24,741,660.00	1.2241407125	0.4402086198	480	3.1944150271	10.0881417738	3.1944150271	125	0	24,741,660.00
14	I*	727,000.00	2.5000000000	1.0498968363	480	4.0900000000	10.5500000000	4.0900000000	110	0	727,000.00
15	I*	7,006,399.00	1.2335689846	0.5401283705	480	3.4374818577	10.1520981106	3.4374818577	125	0	7,006,399.00
16	I*	2,225,900.00	1.6664046004	0.5977027270	480	3.6899002651	10.4001280381	3.6899002651	110	0	2,225,900.00
17	I*	23,040,397.00	1.2159887924	0.4841510061	480	3.2578623778	10.1549201843	3.2578623778	125	0	23,040,397.00
18	I*	316,800.00	1.5000000000	0.8550000000	240	2.9200000000	9.9500000000	2.9200000000	No Cap	0	316,800.00
19	I*	1,225,000.00	1.0000000000	0.6250000000	360	2.7500000000	9.9500000000	2.7500000000	110	0	1,225,000.00
20	I*	489,600.00	1.0000000000	0.1450000000	360	2.6500000000	9.9500000000	2.6500000000	125	0	489,600.00
21	I*	1,200,000.00	1.0000000000	0.6250000000	360	2.7400000000	9.9500000000	2.7400000000	110	0	1,200,000.00
22	I*	452,000.00	6.8320000000	5.9770000000	360	2.4000000000	9.9500000000	2.4000000000	125	0	452,000.00
23	I*	771,000.00	1.4917315175	0.7343060960	360	3.7247405966	10.3752918288	3.7247405966	110	0	771,000.00
24	I*	16,281,370.00	1.2041509713	0.5033777471	360	3.0119189110	10.1478047302	3.0119189110	125	0	16,281,370.00
25	I*	686,200.00	1.8504444768	0.3368726319	360	3.7707140775	10.5500000000	3.7707140775	110	0	686,200.00
26	I*	4,956,464.00	1.0480786302	0.4478489665	360	2.8492819881	9.9980786302	2.8492819881	125	0	4,956,464.00
27	I*	3,661,140.00	1.6663346321	0.7022763743	360	3.1994876186	10.2993130555	3.1994876186	110	0	3,661,140.00
28	I*	24,565,480.00	1.2418791827	0.5713640000	360	2.9388186370	10.0808797630	2.9388186370	125	0	24,565,480.00
29	I*	135,000.00	7.7750000000	6.9200000000	360	3.3500000000	10.3500000000	3.3500000000	125	0	135,000.00
30	I	7,795,750.00	7.7151206106	7.2769631209	480	3.2831206106	9.9702033159	3.2831206106	110	0	7,795,750.00
31	I	3,359,411.66	7.3683095575	6.6638478801	480	2.9363095575	10.1147308672	2.9363095575	110	0	3,359,955.00
32	I	416,250.00	8.3170000000	7.4620000000	480	3.8850000000	10.3500000000	3.8850000000	110	0	416,250.00
33	I	22,520,660.39	7.5265560471	6.7388127067	480	3.0971891182	10.1437516096	3.0971891182	110	0	22,522,417.00
34	I	14,223,921.00	7.6529204480	6.9972234109	480	3.2257214027	10.1202168059	3.2257214027	110	0	14,223,921.00
35	I	27,225,122.81	7.3802692559	6.6927661679	480	2.9582717135	10.1147194920	2.9582717135	110	0	27,225,122.81
36	I	3,672,600.00	7.1701157763	6.7073583293	360	2.8679327997	10.2099901977	2.8679327997	110	0	3,672,600.00
37	I	1,560,300.00	7.6087091265	6.6316867590	360	3.1767091265	10.1755527783	3.1767091265	110	0	1,560,300.00
38	I	2,532,800.00	7.8745615919	7.0195615919	360	3.4425615919	9.9899241946	3.4425615919	110	0	2,532,800.00
39	I	204,000.00	7.1320000000	6.2770000000	360	2.8500000000	9.9500000000	2.8500000000	110	0	204,000.00
40	I	15,327,924.00	7.3282832984	6.6413759246	360	2.8960513687	10.0841114426	2.8960513687	110	0	15,327,924.00
41	I	7,840,120.00	7.5385326168	6.6673028907	360	3.1065326168	10.1508987107	3.1065326168	110	0	7,840,120.00
42	I	21,352,139.39	7.3015513435	6.5358902164	360	2.8867987018	10.1712083817	2.8867987018	110	0	21,358,683.00
43	I	11,537,567.97	6.9188668137	6.2575784028	480	3.0403233581	10.0488923481	3.0403233581	125	0	11,538,125.00
44	I	4,741,750.00	7.0429743238	6.6679743238	480	2.6109743238	9.9951310170	2.6109743238	110	0	4,741,750.00
45	I	6,005,370.41	7.6904243591	6.8557665015	480	3.2855370914	10.2057920486	3.2855370914	125	0	5,999,356.00
46	I	701,827.00	7.3279999402	6.5573742376	480	2.8959999402	10.0733694343	2.8959999402	125	0	701,827.00
47	I	135,000.00	7.0820000000	6.7070000000	480	2.6500000000	9.9500000000	2.6500000000	125	0	135,000.00
48	I	8,860,445.00	8.1391718271	7.0071436970	480	3.7071718271	10.4581761695	3.7071718271	110	0	8,860,445.00
49	I	158,265,128.38	7.4789764103	6.7266082001	480	3.1107798717	10.0972266289	3.1107798717	125	0	158,264,109.00
50	I	8,453,025.00	7.8394188826	6.8142536755	480	3.4074188826	10.3670477433	3.4074188826	110	0	8,453,025.00
51	I	62,972,495.10	7.6243459301	6.8807140115	480	3.2060202778	10.1079905564	3.2060202778	125	0	62,975,315.00
52	I	12,391,955.81	7.3324183662	6.5581717725	480	3.0921786530	10.1808019883	3.0921786530	110	0	12,389,434.00
53	I	121,497,602.21	7.3368222040	6.5995716194	480	2.9676174020	10.1045987504	2.9676174020	125	0	121,492,417.00
54	I	442,000.00	1.0000000000	0.6250000000	240	3.1200000000	9.9500000000	3.1200000000	No Cap	0	442,000.00
55	I	129,520.00	1.7750000000	1.4000000000	240	3.1450000000	10.3500000000	3.1450000000	No Cap	0	129,520.00
56	I	1,407,950.00	1.4905003729	0.9470384247	240	3.0371920168	10.2692016762	3.0371920168	No Cap	0	1,407,950.00
57	I	347,000.00	1.1844380403	0.8094380403	240	3.0041786744	10.1344380403	3.0041786744	No Cap	0	347,000.00
58	I	3,167,988.00	1.2516849180	0.6912933067	240	2.8077499157	10.2087209295	2.8077499157	No Cap	0	3,167,988.00
59	I	3,469,647.71	7.3778216340	6.8554914312	360	2.9993213018	10.1659726712	2.9993213018	110	0	3,471,600.00
60	I	7,103,737.68	7.3857936844	6.6159370311	360	2.9678778194	10.0983331800	2.9678778194	125	0	7,104,395.00
61	I	257,550.00	7.5920000000	6.0970000000	360	3.1600000000	10.5500000000	3.1600000000	110	0	257,550.00
62	I	3,915,988.00	7.2526646190	6.5121657360	360	2.7852201794	10.0894353609	2.7852201794	125	0	3,915,988.00
63	I	139,500.00	7.1320000000	6.2770000000	360	2.7000000000	9.9500000000	2.7000000000	110	0	139,500.00
64	I	832,500.00	7.4653333333	6.6103333333	360	3.0333333333	10.3500000000	3.0333333333	125	0	832,500.00
65	I	1,120,000.00	6.8820000000	6.5070000000	360	2.7000000000	9.9500000000	2.7000000000	125	0	1,120,000.00
66	I	8,957,540.00	6.8326493189	6.1815363348	360	3.0100202846	10.0922214135	3.0100202846	110	0	8,957,540.00
67	I	79,416,080.14	7.4069360005	6.7190120807	360	2.9868153308	10.1211774007	2.9868153308	125	0	79,415,240.00
68	I	3,316,465.00	7.8950843684	6.7502877627	360	3.6183686847	10.4299688825	3.6183686847	110	0	3,316,465.00
69	I	31,024,580.06	7.4736595078	6.7658760396	360	3.0548456653	10.0921577323	3.0548456653	125	0	31,023,407.00
70	I	8,779,263.12	7.1270027455	6.4254491090	360	2.8882649677	10.2378043368	2.8882649677	110	0	8,777,650.00
71	I	96,940,799.47	7.2540907322	6.5623702895	360	2.8654015521	10.1225118287	2.8654015521	125	0	96,947,661.00
72	I	64,850.00	7.4000000000	7.0250000000	360	3.9500000000	10.3500000000	3.9500000000	125	0	64,850.00
73	I	600,000.00	7.4000000000	7.0250000000	360	3.5100000000	10.3500000000	3.5100000000	125	0	600,000.00
74	I	896,866.00	7.5225617874	6.9603841265	360	2.9106028660	10.0239178428	2.9106028660	125	0	896,866.00
75	II*	8,313,960.00	2.0646447662	1.4041774317	480	3.6362052500	10.0765293554	3.6362052500	110	0	8,313,960.00
76	II*	260,000.00	1.9000000000	1.5250000000	360	3.3000000000	9.9500000000	3.3000000000	125	0	260,000.00
77	II*	8,916,801.00	2.3218654201	1.7455425466	360	3.5198582933	10.0263289435	3.5198582933	110	0	8,916,801.00
78	II*	4,000,000.00	1.0000000000	0.6250000000	480	2.4700000000	9.9500000000	2.4700000000	110	0	4,000,000.00
79	II*	1,185,988.00	1.1532848562	0.5815929504	480	3.4676290148	9.9500000000	3.4676290148	125	0	1,185,988.00
80	II*	3,431,500.00	2.1331086988	1.0142651901	480	4.4603243480	10.4702681043	4.4603243480	110	0	3,431,500.00
81	II*	31,045,326.00	1.1820381955	0.4128475953	480	3.5858724716	10.0817716232	3.5858724716	125	0	31,045,326.00
82	II*	697,349.00	1.0461175107	0.4025002186	360	3.6062126711	9.9961175107	3.6062126711	125	0	697,349.00
83	II*	1,350,000.00	1.0000000000	0.1450000000	360	3.4000000000	9.9500000000	3.4000000000	125	0	1,350,000.00
84	II*	2,666,932.00	1.2766842199	0.7040834862	360	3.5774558481	10.0606736880	3.5774558481	110	0	2,666,932.00
85	II*	30,122,447.00	1.1470215634	0.4831706928	360	3.4915677435	10.0536143976	3.4915677435	125	0	30,122,447.00
86	II	3,436,656.00	7.9148493745	6.9843477473	480	3.5558207455	10.0900845473	3.5558207455	110	0	3,436,656.00
87	II	414,000.00	8.9820000000	7.6170000000	480	4.5500000000	10.5500000000	4.5500000000	110	0	414,000.00
88	II	42,099,950.87	8.0766555725	7.3120200617	480	3.6446555725	10.0963389480	3.6446555725	110	0	42,110,006.00
89	II	300,000.00	7.5820000000	6.7270000000	480	3.1500000000	9.9500000000	3.1500000000	125	0	300,000.00
90	II	3,528,848.93	8.1787602645	7.4916058839	360	3.7574719727	10.1590534791	3.7574719727	110	0	3,524,625.00
91	II	955,000.00	7.5793821990	7.1289895288	360	3.1473821990	10.1698952880	3.1473821990	110	0	955,000.00
92	II	34,331,398.27	7.9415459493	7.3091823823	360	3.5154198726	10.1587883967	3.5154198726	110	0	34,329,479.00
93	II	1,721,788.77	8.5718791830	7.8213104656	480	4.1843097202	10.3722778512	4.1843097202	110	0	1,718,900.00
94	II	13,313,132.26	8.1140469986	7.4083214170	480	3.6941129045	10.0384107494	3.6941129045	125	0	13,316,832.00
95	II	177,000.00	8.3920000000	7.0670000000	480	3.9600000000	10.5500000000	3.9600000000	110	0	177,000.00
96	II	93,750.00	8.1820000000	7.3270000000	480	3.7500000000	10.3500000000	3.7500000000	125	0	93,750.00
97	II	26,374,958.78	8.4918705353	7.6146534711	480	4.0623236235	10.3315692215	4.0623236235	110	0	26,369,304.00
98	II	203,754,204.36	8.0096369819	7.2614265351	480	3.6100951195	10.1014972629	3.6100951195	125	0	203,753,460.00
99	II	710,500.00	1.3734693878	0.7494897960	240	2.8675453906	10.0993877551	2.8675453906	No Cap	0	710,500.00
100	II	6,968,291.73	7.3339466587	6.9070293352	360	3.2501381659	10.0847339369	3.2501381659	110	0	6,972,800.00
101	II	13,763,859.80	7.2716564606	6.5188575103	360	3.4283298500	10.0675888364	3.4283298500	125	0	13,764,080.00
102	II	687,713.12	8.3883070485	7.4346758053	360	3.9563070485	10.3445249729	3.9563070485	110	0	688,200.00
103	II	1,650,002.80	7.3008719316	6.4458719316	360	2.8688719316	9.9500000000	2.8688719316	125	0	1,648,300.00
104	II	18,559,504.34	8.0717634901	7.2889313952	360	3.8584790132	10.2647397548	3.8584790132	110	0	18,557,540.00
105	II	135,154,518.23	7.9028790898	7.1702572900	360	3.5081220494	10.0844456694	3.5081220494	125	0	135,148,876.00
106	II	135,000.00	7.7750000000	6.9200000000	480	4.1500000000	10.3500000000	4.1500000000	125	0	135,000.00
*	Indicates a mortgage loan with an initial payment in October 2006.

Loan Number	Loan Group	Monthly Principal and Interest Payment ($)	Months to Next Rate Reset	Months to Next Payment Reset	Rate Reset Frequency	Payment Reset Frequency	Initial Periodic Interest Rate Cap	Subsequent Periodic Interest Rate Cap	Original Prepayment Penalty Term	Original Interest Only Period
1	I*	2,975.90	1	61	1	12	**	**	12	n/a
2	I*	11,512.84	1	61	1	12	**	**	12	n/a
3	I*	6,753.28	1	61	1	12	**	**	24	n/a
4	I*	15,427.38	1	61	1	12	**	**	0	n/a
5	I*	1,640.87	1	61	1	12	**	**	24	n/a
6	I*	828.46	1	61	1	12	**	**	24	n/a
7	I*	25,453.47	1	61	1	12	**	**	12	n/a
8	I*	9,922.55	1	61	1	12	**	**	24	n/a
9	I*	13,193.31	1	61	1	12	**	**	0	n/a
10	I*	1,216.88	1	13	1	12	**	**	24	n/a
11	I*	239.54	1	13	1	12	**	**	12	n/a
12	I*	1,892.93	1	13	1	12	**	**	12	n/a
13	I*	65,258.89	1	13	1	12	**	**	12	n/a
14	I*	2,397.49	1	13	1	12	**	**	24	n/a
15	I*	18,518.33	1	13	1	12	**	**	24	n/a
16	I*	6,378.84	1	13	1	12	**	**	0	n/a
17	I*	60,683.65	1	13	1	12	**	**	0	n/a
18	I*	396.00	1	2	1	1	**	**	24	120
19	I*	3,940.08	1	13	1	12	**	**	12	n/a
20	I*	1,574.75	1	13	1	12	**	**	12	n/a
21	I*	3,859.67	1	13	1	12	**	**	24	n/a
22	I*	1,453.81	1	13	1	12	**	**	24	n/a
23	I*	2,658.06	1	13	1	12	**	**	12	n/a
24	I*	53,926.49	1	13	1	12	**	**	12	n/a
25	I*	2,489.58	1	13	1	12	**	**	24	n/a
26	I*	16,053.38	1	13	1	12	**	**	24	n/a
27	I*	12,963.95	1	13	1	12	**	**	0	n/a
28	I*	81,796.90	1	13	1	12	**	**	0	n/a
29	I*	969.49	12	13	1	12	**	**	12	n/a
30	I	25,632.17	1	61	1	12	**	**	12	n/a
31	I	10,387.00	1	61	1	12	**	**	24	n/a
32	I	1,413.21	1	61	1	12	**	**	24	n/a
33	I	70,354.71	1	61	1	12	**	**	12	n/a
34	I	44,710.39	1	61	1	12	**	**	24	n/a
35	I	83,931.26	1	61	1	12	**	**	0	n/a
36	I	13,843.15	1	61	1	12	**	**	12	n/a
37	I	6,049.99	1	61	1	12	**	**	24	n/a
38	I	10,310.90	1	61	1	12	**	**	12	n/a
39	I	743.86	1	61	1	12	**	**	24	n/a
40	I	57,155.53	1	61	1	12	**	**	12	n/a
41	I	29,722.39	1	61	1	12	**	**	24	n/a
42	I	80,715.71	1	61	1	12	**	**	0	n/a
43	I	30,332.41	1	13	1	12	**	**	12	n/a
44	I	12,093.30	1	13	1	12	**	**	24	n/a
45	I	16,028.20	1	13	1	12	**	**	24	n/a
46	I	1,816.49	1	13	1	12	**	**	12	n/a
47	I	341.36	1	13	1	12	**	**	24	n/a
48	I	26,318.10	1	13	1	12	**	**	12	n/a
49	I	415,632.05	1	13	1	12	**	**	12	n/a
50	I	24,399.97	1	13	1	12	**	**	24	n/a
51	I	165,876.30	1	13	1	12	**	**	24	n/a
52	I	34,542.89	1	13	1	12	**	**	0	n/a
53	I	319,199.13	1	13	1	12	**	**	0	n/a
54	I	368.33	1	2	1	1	**	**	12	120
55	I	191.58	1	2	1	1	**	**	24	120
56	I	1,748.78	1	2	1	1	**	**	12	120
57	I	342.50	1	2	1	1	**	**	24	120
58	I	3,304.44	1	2	1	1	**	**	0	120
59	I	12,087.39	1	13	1	12	**	**	12	n/a
60	I	23,640.34	1	13	1	12	**	**	12	n/a
61	I	1,017.63	1	13	1	12	**	**	24	n/a
62	I	12,805.03	1	13	1	12	**	**	24	n/a
63	I	448.69	1	13	1	12	**	**	12	n/a
64	I	2,866.71	1	13	1	12	**	**	12	n/a
65	I	3,602.36	1	13	1	12	**	**	24	n/a
66	I	31,456.43	1	13	1	12	**	**	12	n/a
67	I	264,047.40	1	13	1	12	**	**	12	n/a
68	I	12,248.42	1	13	1	12	**	**	24	n/a
69	I	101,978.64	1	13	1	12	**	**	24	n/a
70	I	30,478.78	1	13	1	12	**	**	0	n/a
71	I	321,229.91	1	13	1	12	**	**	0	n/a
72	I	449.01	6	13	1	12	**	**	12	n/a
73	I	4,154.28	6	13	1	12	**	**	0	n/a
74	I	6,285.28	12	13	1	12	**	**	0	n/a
75	II*	25,490.46	1	61	1	12	**	**	36	n/a
76	II*	948.06	1	61	1	12	**	**	36	n/a
77	II*	33,094.57	1	61	1	12	**	**	36	n/a
78	II*	10,114.24	1	13	1	12	**	**	36	n/a
79	II*	3,087.26	1	13	1	12	**	**	36	n/a
80	II*	10,652.14	1	13	1	12	**	**	36	n/a
81	II*	80,540.75	1	13	1	12	**	**	36	n/a
82	II*	2,257.99	1	13	1	12	**	**	36	n/a
83	II*	4,342.13	1	13	1	12	**	**	36	n/a
84	II*	8,939.38	1	13	1	12	**	**	36	n/a
85	II*	98,966.98	1	13	1	12	**	**	36	n/a
86	II	10,520.05	1	61	1	12	**	**	36	n/a
87	II	1,371.00	1	61	1	12	**	**	36	n/a
88	II	130,131.79	1	61	1	12	**	**	36	n/a
89	II	892.77	1	61	1	12	**	**	36	n/a
90	II	13,387.26	1	61	1	12	**	**	36	n/a
91	II	3,588.15	1	61	1	12	**	**	36	n/a
92	II	128,470.25	1	61	1	12	**	**	36	n/a
93	II	4,895.21	1	13	1	12	**	**	36	n/a
94	II	34,616.42	1	13	1	12	**	**	36	n/a
95	II	583.71	1	13	1	12	**	**	36	n/a
96	II	255.19	1	13	1	12	**	**	36	n/a
97	II	80,244.86	1	13	1	12	**	**	36	n/a
98	II	530,460.98	1	13	1	12	**	**	36	n/a
99	II	813.21	1	2	1	1	**	**	36	120
100	II	24,103.37	1	13	1	12	**	**	36	n/a
101	II	45,389.99	1	13	1	12	**	**	36	n/a
102	II	2,394.20	1	13	1	12	**	**	36	n/a
103	II	5,301.58	1	13	1	12	**	**	36	n/a
104	II	67,894.31	1	13	1	12	**	**	36	n/a
105	II	443,906.46	1	13	1	12	**	**	36	n/a
106	II	915.95	12	13	1	12	**	**	36	n/a

*	Indicates a mortgage loan with an initial payment in October 2006.

**	Indicates a mortgage loan with no initial or subsequent interest rate cap.

There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Certificates may mature earlier or later than indicated by the tables below. Based on the foregoing Structuring Assumptions, the tables below indicate the weighted average life of each class of Certificates and set forth the percentage of the initial Certificate Principal Balance of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in issuing entity. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-2-2 and Class I-A-3 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	88	82	77	66	49
August 2008	77	67	59	43	23
August 2009	67	55	44	26	9
August 2010	58	44	33	19	7
August 2011	49	35	25	12	3
August 2012	41	28	19	8	1
August 2013	35	23	15	5	*
August 2014	29	18	11	3	0
August 2015	25	14	8	2	0
August 2016	21	11	6	1	0
August 2017	17	9	4	*	0
August 2018	14	7	3	*	0
August 2019	12	5	2	0	0
August 2020	10	4	1	0	0
August 2021	8	3	1	0	0
August 2022	7	2	1	0	0
August 2023	6	2	*	0	0
August 2024	5	1	*	0	0
August 2025	4	1	0	0	0
August 2026	3	1	0	0	0
August 2027	2	*	0	0	0
August 2028	2	*	0	0	0
August 2029	1	0	0	0	0
August 2030	1	0	0	0	0
August 2031	1	0	0	0	0
August 2032	*	0	0	0	0
August 2033	*	0	0	0	0
August 2034	*	0	0	0	0
August 2035	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	6.36	4.66	3.59	2.37	1.41
Weighted Average Life in years (to the Optional Termination Date)**	6.35	4.65	3.59	2.36	1.41

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class II-A-1, Class II-A-2 and Class II-A-3 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	88	83	77	66	50
August 2008	78	68	59	43	23
August 2009	68	55	45	27	9
August 2010	59	45	34	19	7
August 2011	50	35	26	13	3
August 2012	41	28	19	8	1
August 2013	35	23	15	5	*
August 2014	30	18	11	3	*
August 2015	25	14	8	2	0
August 2016	21	11	6	1	0
August 2017	17	9	4	1	0
August 2018	15	7	3	*	0
August 2019	12	6	2	*	0
August 2020	10	4	2	0	0
August 2021	9	3	1	0	0
August 2022	7	3	1	0	0
August 2023	6	2	*	0	0
August 2024	5	1	*	0	0
August 2025	4	1	0	0	0
August 2026	3	1	0	0	0
August 2027	3	*	0	0	0
August 2028	2	*	0	0	0
August 2029	2	*	0	0	0
August 2030	1	0	0	0	0
August 2031	1	0	0	0	0
August 2032	1	0	0	0	0
August 2033	*	0	0	0	0
August 2034	*	0	0	0	0
August 2035	0	0	0	0	0
August 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	6.43	4.71	3.64	2.39	1.42
Weighted Average Life in years (to the Optional Termination Date)**	6.42	4.70	3.63	2.39	1.42

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class M-1 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	100	100	100	100	100
August 2008	100	100	100	100	100
August 2009	100	100	100	100	100
August 2010	100	100	92	52	18
August 2011	100	97	70	35	3
August 2012	100	77	52	22	0
August 2013	75	49	31	9	0
August 2014	63	39	23	0	0
August 2015	53	31	17	0	0
August 2016	44	24	12	0	0
August 2017	37	19	3	0	0
August 2018	31	15	0	0	0
August 2019	26	10	0	0	0
August 2020	22	3	0	0	0
August 2021	18	0	0	0	0
August 2022	15	0	0	0	0
August 2023	11	0	0	0	0
August 2024	5	0	0	0	0
August 2025	*	0	0	0	0
August 2026	0	0	0	0	0
August 2027	0	0	0	0	0
August 2028	0	0	0	0	0
August 2029	0	0	0	0	0
August 2030	0	0	0	0	0
August 2031	0	0	0	0	0
August 2032	0	0	0	0	0
August 2033	0	0	0	0	0
August 2034	0	0	0	0	0
August 2035	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	10.48	8.10	6.50	4.57	3.71
Weighted Average Life in years (to the Optional Termination Date)**	10.48	8.10	6.50	4.57	3.71

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class M-2 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	100	100	100	100	100
August 2008	100	100	100	100	100
August 2009	100	100	100	100	100
August 2010	100	100	92	52	18
August 2011	100	97	70	35	0
August 2012	100	77	52	22	0
August 2013	75	49	31	0	0
August 2014	63	39	23	0	0
August 2015	53	31	17	0	0
August 2016	44	24	0	0	0
August 2017	37	19	0	0	0
August 2018	31	14	0	0	0
August 2019	26	0	0	0	0
August 2020	22	0	0	0	0
August 2021	18	0	0	0	0
August 2022	14	0	0	0	0
August 2023	0	0	0	0	0
August 2024	0	0	0	0	0
August 2025	0	0	0	0	0
August 2026	0	0	0	0	0
August 2027	0	0	0	0	0
August 2028	0	0	0	0	0
August 2029	0	0	0	0	0
August 2030	0	0	0	0	0
August 2031	0	0	0	0	0
August 2032	0	0	0	0	0
August 2033	0	0	0	0	0
August 2034	0	0	0	0	0
August 2035	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	10.27	7.93	6.37	4.47	3.55
Weighted Average Life in years (to the Optional Termination Date)**	10.27	7.93	6.37	4.47	3.55

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class M-3 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	100	100	100	100	100
August 2008	100	100	100	100	100
August 2009	100	100	100	100	100
August 2010	100	100	92	52	10
August 2011	100	97	70	35	0
August 2012	100	77	52	22	0
August 2013	75	49	31	0	0
August 2014	63	39	23	0	0
August 2015	53	31	7	0	0
August 2016	44	24	0	0	0
August 2017	37	13	0	0	0
August 2018	31	0	0	0	0
August 2019	26	0	0	0	0
August 2020	22	0	0	0	0
August 2021	10	0	0	0	0
August 2022	0	0	0	0	0
August 2023	0	0	0	0	0
August 2024	0	0	0	0	0
August 2025	0	0	0	0	0
August 2026	0	0	0	0	0
August 2027	0	0	0	0	0
August 2028	0	0	0	0	0
August 2029	0	0	0	0	0
August 2030	0	0	0	0	0
August 2031	0	0	0	0	0
August 2032	0	0	0	0	0
August 2033	0	0	0	0	0
August 2034	0	0	0	0	0
August 2035	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	10.06	7.76	6.24	4.40	3.44
Weighted Average Life in years (to the Optional Termination Date)**	10.06	7.76	6.24	4.40	3.44

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class M-4 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	100	100	100	100	100
August 2008	100	100	100	100	100
August 2009	100	100	100	100	100
August 2010	100	100	92	52	0
August 2011	100	97	70	35	0
August 2012	100	77	52	2	0
August 2013	75	49	31	0	0
August 2014	63	39	6	0	0
August 2015	53	31	0	0	0
August 2016	44	11	0	0	0
August 2017	37	0	0	0	0
August 2018	31	0	0	0	0
August 2019	20	0	0	0	0
August 2020	0	0	0	0	0
August 2021	0	0	0	0	0
August 2022	0	0	0	0	0
August 2023	0	0	0	0	0
August 2024	0	0	0	0	0
August 2025	0	0	0	0	0
August 2026	0	0	0	0	0
August 2027	0	0	0	0	0
August 2028	0	0	0	0	0
August 2029	0	0	0	0	0
August 2030	0	0	0	0	0
August 2031	0	0	0	0	0
August 2032	0	0	0	0	0
August 2033	0	0	0	0	0
August 2034	0	0	0	0	0
August 2035	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	9.71	7.49	6.02	4.33	3.29
Weighted Average Life in years (to the Optional Termination Date)**	9.71	7.49	6.02	4.33	3.29

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class M-5 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	100	100	100	100	100
August 2008	100	100	100	100	100
August 2009	100	100	100	100	100
August 2010	100	100	92	52	0
August 2011	100	97	70	24	0
August 2012	100	77	52	0	0
August 2013	75	49	12	0	0
August 2014	63	39	0	0	0
August 2015	53	10	0	0	0
August 2016	44	0	0	0	0
August 2017	34	0	0	0	0
August 2018	12	0	0	0	0
August 2019	0	0	0	0	0
August 2020	0	0	0	0	0
August 2021	0	0	0	0	0
August 2022	0	0	0	0	0
August 2023	0	0	0	0	0
August 2024	0	0	0	0	0
August 2025	0	0	0	0	0
August 2026	0	0	0	0	0
August 2027	0	0	0	0	0
August 2028	0	0	0	0	0
August 2029	0	0	0	0	0
August 2030	0	0	0	0	0
August 2031	0	0	0	0	0
August 2032	0	0	0	0	0
August 2033	0	0	0	0	0
August 2034	0	0	0	0	0
August 2035	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	9.26	7.15	5.75	4.15	3.17
Weighted Average Life in years (to the Optional Termination Date)**	9.26	7.15	5.75	4.15	3.17

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class M-6 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	100	100	100	100	100
August 2008	100	100	100	100	100
August 2009	100	100	100	100	100
August 2010	100	100	92	44	0
August 2011	100	97	70	0	0
August 2012	100	77	45	0	0
August 2013	75	34	0	0	0
August 2014	63	1	0	0	0
August 2015	46	0	0	0	0
August 2016	19	0	0	0	0
August 2017	0	0	0	0	0
August 2018	0	0	0	0	0
August 2019	0	0	0	0	0
August 2020	0	0	0	0	0
August 2021	0	0	0	0	0
August 2022	0	0	0	0	0
August 2023	0	0	0	0	0
August 2024	0	0	0	0	0
August 2025	0	0	0	0	0
August 2026	0	0	0	0	0
August 2027	0	0	0	0	0
August 2028	0	0	0	0	0
August 2029	0	0	0	0	0
August 2030	0	0	0	0	0
August 2031	0	0	0	0	0
August 2032	0	0	0	0	0
August 2033	0	0	0	0	0
August 2034	0	0	0	0	0
August 2035	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	8.50	6.58	5.46	3.82	3.08
Weighted Average Life in years (to the Optional Termination Date)**	8.50	6.58	5.46	3.82	3.08

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following CPR Percentages

	Class M-7 Certificates
	15%	20%	25%	35%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
August 2007	100	100	100	100	100
August 2008	100	100	100	100	100
August 2009	100	100	100	100	100
August 2010	100	100	82	0	0
August 2011	100	94	34	0	0
August 2012	100	49	0	0	0
August 2013	43	0	0	0	0
August 2014	16	0	0	0	0
August 2015	0	0	0	0	0
August 2016	0	0	0	0	0
August 2017	0	0	0	0	0
August 2018	0	0	0	0	0
August 2019	0	0	0	0	0
August 2020	0	0	0	0	0
August 2021	0	0	0	0	0
August 2022	0	0	0	0	0
August 2023	0	0	0	0	0
August 2024	0	0	0	0	0
August 2025	0	0	0	0	0
August 2026	0	0	0	0	0
August 2027	0	0	0	0	0
August 2028	0	0	0	0	0
August 2029	0	0	0	0	0
August 2030	0	0	0	0	0
August 2031	0	0	0	0	0
August 2032	0	0	0	0	0
August 2033	0	0	0	0	0
August 2034	0	0	0	0	0
August 2035	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	6.97	5.77	4.69	3.24	3.07
Weighted Average Life in years (to the Optional Termination Date)**	6.97	5.77	4.69	3.24	3.07

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

POOLING AND SERVICING AGREEMENT

The following summary describes some of the terms of the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Agreement. Whenever particular defined terms of the Agreement are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the accompanying prospectus.

General

The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement, as executed will be filed by the Depositor with the SEC as soon as practicable after the initial issuance of the Certificates. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Issuing Entity, the terms and conditions of the Agreement and the Certificates. The Certificates will be transferable and exchangeable at the designated office of the certificate registrar located at Citibank, N.A., 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: AHMA 2006-4. See “The Trustee and the Master Servicer” in this prospectus supplement.

The Trustee and the Master Servicer

Citibank, N.A. will be the Trustee under the Agreement. The Trustee’s “Corporate Trust Office” is located at 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Structured Finance, AHMA 2006-4, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Servicer. The Trustee will also act as paying agent and certificate registrar. As Trustee, Citibank, N.A. will perform certain administrative duties with respect to the Certificates, on behalf of the Issuing Entity, including preparing distribution statements and tax information for Certificateholders, and preparing certain tax and SEC filings for the Issuing Entity.

Wells Fargo Bank, N.A., a national banking association, will act as Master Servicer.

Deutsche Bank National Trust Company will act as Custodian pursuant to the custodial agreement.

Pursuant to the Agreement, the Master Servicer will be required to monitor and oversee the performance of the Servicer. In the event of the occurrence of an event of default or a servicing trigger event under the Servicing Agreement, under certain circumstances specified therein, the Master Servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 100 days) for the transfer of actual servicing to such successor servicer.

The Depositor, the Master Servicer, the Trustee, the Custodian, and any director, officer, employee or agent of the Depositor, the Master Servicer or the Custodian shall be indemnified and held harmless by the issuing entity against any loss, liability or expense incurred in connection with the Agreement, the custodial agreement, the Certificates or the mortgage loans (including reasonable legal fees and disbursements of counsel), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such party’s duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. None of the Depositor, the Master Servicer, the Trustee or the Custodian shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the Trustee or the Custodian may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.

Except as otherwise provided in the Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the issuing entity against any claim, loss, liability, fee or expense incurred in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts under the Agreement or the Trustee’s performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the Agreement for which it indemnifies the Trustee, or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

The Master Servicer shall indemnify the Depositor, the Trustee and the Custodian and any director, officer, employee or agent of the Depositor, the Trustee or the Custodian against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with the Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer’s duties under the Agreement.

For additional information regarding the Trustee and its rights and obligations under the Agreement, see “The Agreements” in the accompanying prospectus.

Reports to Certificateholders

The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee’s website. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (212) 816-5827. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trustee at the following address: 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Structured Finance, AHMA 2006-4. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

Each report will set forth the information specifically described in the Agreement, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable accrual periods for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carryforwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	the overcollateralized amount and the overcollateralization target amount;

•	number and amount of pool assets, together with updated pool composition information;

•	the proceeds (if any) from the Interest Rate Swap Agreement and the Cap Contract;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements; and

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which, using the OTS method of calculation, (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period.

In the case of information furnished pursuant to the fifth and sixth items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to Certificateholders will contain other information as is set forth in the Agreement, which may include prepayments, reimbursements to the Servicer and the Master Servicer and losses borne by the issuing entity. In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

Servicing and Other Compensation and Payment of Expenses

As compensation for its services under the Agreement, the Master Servicer shall be entitled to investment income or other earnings on the funds on deposit in the certificate account. The Master Servicer will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to the payment of any amounts to the Certificateholders. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the protected account and any escrow accounts in respect of mortgage loans serviced by it. The Servicer is not entitled to retain any prepayment charges or penalties; these will be distributed to the holders of the Class P Certificates. The Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the Servicing Fee for such distribution date. The Servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Servicer in connection with its responsibilities under the Servicing Agreement. However, the Servicer is entitled to reimbursement therefor as provided in the Servicing Agreement. The Issuing Entity may also be required to reimburse the Servicer for expenses incurred in connection with certain claims against the Servicer arising out of the Servicing Agreement.

Voting Rights

At all times 96% of all voting rights will be allocated among the holders of the Offered Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all voting rights will be allocated to the holders of each class of Class C, Class P, Class R and Class RX Certificates. The voting rights allocated to any class of Certificates shall be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Optional Termination

On or after the first distribution date on which the aggregate outstanding Stated Principal Balance of the mortgage loans, as of the end of the related Due Period, in is less than or equal to 1% of the aggregate Stated Principal Balance as of the Cut-off Date, the Servicer or its designee may purchase from the Issuing Entity the mortgage loans and all property acquired in respect of any mortgage loan remaining in issuing entity, at a purchase price equal to the greater of par and the fair market value thereof. Holders of each class of Offered Certificates will be entitled to receive one month’s interest at the related Pass-Through Rate and principal in an amount equal to the Certificate Principal Balance thereof. Any remaining amounts will be distributable to the Class C Certificates to the extent the purchase price exceeds the amount required to retire the other classes of Certificates.

Optional Purchase of Defaulted Loans

As to any mortgage loan which is delinquent in payment by 90 days or more, the Servicer at its option and in accordance with the terms of the Agreement, may purchase such mortgage loan from issuing entity at the purchase price for such mortgage loan. Any mortgage loan so purchased will not be considered delinquent for any purpose.

Pledge and Assignment of Servicer’s Rights

On or after the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement to one or more lenders (each referred to as a Servicing Rights Pledgee), selected by the Servicer. In the event of a default by the Servicer under the Servicing Agreement, the Servicing Agreement provides for the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee is an approved servicer for Fannie Mae or Freddie Mac or such designee meets the requirements of a successor servicer described in the Servicing Agreement (including being acceptable to the Rating Agencies and the Master Servicer) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Servicing Agreement.

In addition, any successor Servicer selected by the Servicing Rights Pledgee has a ten day period to decide whether or not to accept its appointment; if not, the Master Servicer or other successor appointed pursuant to the Servicing Agreement would become the Servicer.

Investors in the Offered Certificates should be aware that the Servicing Rights Pledgee will have certain rights in connection with an event of default under the Servicing Agreement, including the right to select a new Servicer.

Assignment of the Mortgage Loans

On or prior to the date the Certificates are issued, the Sponsor, pursuant to the mortgage loan Purchase Agreement, will convey each loan to the Depositor, and the Depositor, pursuant to the Agreement, will in turn, convey each loan, together with all principal and interest due on or with respect to such loans after the Cut-off Date, to the Issuing Entity; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on each loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Depositor will deliver to the Trustee, or Custodian on behalf of the Trustee, with respect to each mortgage loan (1) the mortgage note endorsed without recourse in blank or to the Trustee to reflect the transfer of the mortgage loan (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan. On the Closing Date, the Sponsor will make limited ownership representations with respect to the mortgage loans. AHMC will make the remainder of the representations and warranties.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Master Servicer to be in the best interest of the Certificateholders, the Master Servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued note interest (as defined in the prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Agreement and Servicing Agreement will provide that on or before a specified date in March of each year, beginning in 2007, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement and Servicing Agreement will also provide for delivery to the Master Servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Agreement or Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Agreement or Servicing Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Trustee. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the issuing entity, exclusive of the Cap Contract, the Cap Contract Reserve Fund, the Interest Rate Swap Agreement and the grantor trust, as multiple REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC elected by the issuing entity will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Class R Certificates and Class RX Certificates will represent the sole class of “residual interests” in the related REMIC elected by the issuing entity, (ii) the Class I-A-2-2 Underlying Interest and the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-3, Class II-A-1, Class II-A-2, Class II-A-3 and Class M Certificates (exclusive of the right to receive payments of Net Rate Shortfall Carry-Forward Amounts from the Cap Contract Reserve Fund) will represent the “regular interests” in, and which generally will be treated as debt instruments of, a REMIC, and (iii) the portion of the issuing entity consisting of the Class I-A-2-2 Underlying Interest and the interest rate swap agreement will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class I-A-2-2 Certificates will represent undivided beneficial interests in the grantor trust.. See “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

For federal income tax reporting purposes, based on expected issue prices, the Class M-7 Certificates will be and the remaining Offered Certificates may be treated as having been issued with original issue discount. The original issue discount on the Certificates will equal all payments made on such classes in excess of their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a 25% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the accompanying prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any Certificateholders, the amount of original issue discount allocable to such period would be zero, and such Certificateholders will be permitted to offset such amounts only against the respective future income (if any) from such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholders is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Offered Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates.

With respect to the Offered Certificates and the Class I-A-2-2 Underlying Interest, this paragraph applies exclusive of any rights in respect of the Net Rate Shortfall Carry-Forward Amount and in the case of the Class I-A-2-2 Certificates, exclusive of the right to receive payments under the Interest Rate Swap Agreement. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets of the REMIC underlying the Certificates would be so treated. In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates also will be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. See “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

Special Tax Considerations Applicable to the Class A and Class M Certificates

Each holder of an Offered Certificate other than a Class I-A-2-2 Certificate and the Class I-A-2-2 Underlying Interest, (each a “Carryover Certificate”) is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments in respect of the Net Rate Shortfall Carry-Forward Amount. The treatment of amounts received by a holder of a Carryover Certificate under such certificateholder’s right to receive the Net Rate Shortfall Carry-Forward Amount will depend on the portion, if any, of such Certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Net Rate Shortfall Carry-Forward Amount in accordance with the relative fair market values of each property right. Pursuant to the Agreement, the Trustee will treat payments made to the holders of the Carryover Certificates with respect to the Net Rate Shortfall Carry-Forward Amount as includible in income based on the tax regulations relating to notional principal contracts. The OID Regulations provide that issuing entity’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from issuing entity’s allocation. For tax reporting purposes, the Underwriter estimates that the right to receive Net Rate Shortfall Carry-Forward Amount may have more than a de minimis value. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the right to receive payments in respect of the Net Rate Shortfall Carry-Forward Amount as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Carryover Certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. If the Trustee’s treatment of the Net Rate Shortfall Carry-Forward Amount is respected, ownership of the right to the Net Rate Shortfall Carry-Forward Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the Net Rate Shortfall Carry-Forward Amount under the notional principal contract regulations.

In the event that the right to receive the Net Rate Shortfall Carry-Forward Amount is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of the Net Rate Shortfall Carry-Forward Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A holder of a Carryover Certificate would have gain or loss from such a termination of the right to receive payments in respect of the Net Rate Shortfall Carry-Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Net Rate Shortfall Carry-Forward Amount.

Gain or loss realized upon the termination of the right to receive payments in respect of the Net Rate Shortfall Carry-Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code section 582(c) would likely not apply to treat such gain or loss as ordinary.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see“Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

Taxation of the Interest Rate Swap Agreement

Each holder of a Class I-A-2-2 Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Interest Rate Swap Agreement. Holders of the Class I-A-2-2 Certificates must allocate the price they pay for their Certificates between their interests in the Class I-A-2-2 Underlying Interest and the Interest Rate Swap Agreement based on their relative market values. The portion, if any, allocated to the Interest Rate Swap Agreement will be treated as a swap premium (the ``Swap Premium'') paid or received by the holders of the Class I-A-2-2 Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class I-A-2-2 Underlying Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class I-A-2-2 Underlying Interest. If the Interest Rate Swap Agreement is “on-market,” no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class I-A-2-2 Certificates, it is anticipated that the Class I-A-2-2 Underlying Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class I-A-2-2 Certificates. The holder of a Class I-A-2-2 Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Interest Rate Swap Agreement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class I-A-2-2 Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (``Treasury'') treat a non-periodic payment made under a Interest Rate Swap Agreement as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations. Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Interest Rate Swap Agreement must be netted against payments made under the Interest Rate Swap Agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class I-A-2-2 Certificates. Any amount of proceeds from the sale, redemption or retirement of a Class I-A-2-2 Certificate that is considered to be allocated to the holder's rights under the Interest Rate Swap Agreement or that the holder is deemed to have paid to the purchaser would be considered a ``termination payment'' allocable to such Certificate under Treasury regulations. A holder of a Class I-A-2-2 Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Interest Rate Swap Agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Interest Rate Swap Agreement. Gain or loss realized upon the termination of the Interest Rate Swap Agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary. The Class I-A-2-2 Certificates, representing a beneficial ownership in the Class I-A-2-2 Underlying Interest and in the Interest Rate Swap Agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Interest Rate Swap Agreement would be short term. If the holder of a Class I-A-2-2 Certificate incurred or continued to incur indebtedness to acquire or hold such Class I-A-2-2 Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Interest Rate Swap Agreement.

It is not anticipated that any REMIC elected by the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (3) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See “Description of the Certificates—General” and “Federal Income Tax Consequences—REMICs—Prohibited Transactions and Other Possible Taxes” in the accompanying prospectus.

The responsibility for filing annual federal information returns and other tax reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement dated August 30, 2006, the Depositor has agreed to sell, and Deutsche Bank Securities Inc. has agreed to purchase all of the Offered Certificates. Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 100.15% of the aggregate initial Certificate Principal Balance of the Offered Certificates.

The aggregate expenses payable by the Depositor in connection with the Offered Certificates are estimated to be $825,000.

In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System on or about the Closing Date.

The underwriting agreement provides that the Depositor and AHMC, jointly and severally, will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the accompanying prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Certificates will be passed upon for the Depositor and American Home by Thacher Proffitt & Wood llp, New York, New York and for the Underwriter by McKee Nelson LLP, Washington, D.C.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, the Servicer or the Originator, or with respect to which the property of any of the foregoing transaction parties is subject, that would have a material adverse impact on investors in these Certificates. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Issuing Entity, the Depositor, the Sponsor, the Originator and the Servicer are affiliated parties. Deutsche Bank National Trust Company is acting as Custodian and is affiliated with the Underwriter and the Swap Provider. There are no other affiliated parties. Wells Fargo Bank, N.A. is acting as the Master Servicer. Citibank, N.A. is acting as Trustee. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) either the Trustee or the Master Servicer, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive at least the following ratings from S&P and Moody’s:

Offered Certificates	S&P	Moody's
Class I-A-1-1	AAA	Aaa
Class I-A-1-2	AAA	Aaa
Class I-A-2-1	AAA	Aaa
Class I-A-2-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class II-A-1	AAA	Aaa
Class II-A-2	AAA	Aaa
Class II-A-3	AAA	Aaa
Class M-1	AA+	Aa1
Class M-2	AA	Aa1
Class M-3	AA	Aa3
Class M-4	A+	A1
Class M-5	A	A2
Class M-6	BBB+	Baa2
Class M-7	NR	Baa2

The ratings of S&P and Moody’s assigned to mortgage-backed certificates address the likelihood of the receipt by Certificateholders of all distributions to which the Certificateholders are entitled other than Net Rate Shortfalls. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to Certificateholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates—Reports to Certificateholders” and “Pooling and Servicing Agreement—Evidence as to Compliance” in this prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports prepared by the Trustee, together with such other reports to Certificateholders or information about the securities as shall have been prepared and filed with the Commission by the Trustee will be posted on the Trustee’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the Trustee’s website is: www.sf.citidirect.com.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO CERTIFICATEHOLDERS

The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates and the status of the Mortgage Loan Pool, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Description of the Certificates — Reports to Certificateholders” in this prospectus supplement. In addition, the Master Servicer and the Servicer will furnish to the Depositor, the Trustee or the Master Servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “Pooling and Servicing Agreement —Evidence as to Compliance” in this prospectus supplement. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Trustee will make the statement described above available each month to Certificateholders and the other parties to the Agreement via the Trustee’s Internet website. The Trustee will also make the periodic reports described in the prospectus under “Additional Information” relating to the Issuing Entity available through its website as soon as practicable after date they are filed with the SEC. The Trustee’s Internet website will initially be located at “www.sf.citidirect.com.” Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (212) 816-5827. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement and in the related prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus supplement and the related prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York, 11747, or by telephone at (516) 396-7700. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

LEGAL INVESTMENT

The Offered Certificates, other than the Class M-5, Class M-6 and Class M-7 Certificates, will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by the Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-5, Class M-6 and Class M-7 Certificates will not constitute “mortgage related securities” for purposes of SMMEA

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the accompanying prospectus.

ERISA CONSIDERATIONS

A fiduciary of any Plan, any insurance company, whether through its general or separate accounts, or any other person investing Plan Assets of any Plan, as defined under “ERISA Considerations” in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class I-A-1-1, Class I-A-1-2 and Class II-A-1 Certificates, by or on behalf of, or with Plan Assets of, a Plan may qualify for exemptive relief under the Exemption, as described under “ERISA Considerations” in the related base prospectus, provided that those certificates are rated at least “AA-” (or its equivalent) by Standard & Poor’s, Moody’s or Fitch Ratings, at the time of purchase that the purchaser is an accredited investor and that the other requirements are met. It is not expected that the Exemption could apply to the Class I-A-2-1, Class I-A-2-2, Class I-A-3, Class II-A-2, Class II-A-3 or Class M Certificates.

Each beneficial owner of the Class I-A-2-1, Class I-A-2-2, Class I-A-3, Class II-A-2, Class II-A-3 and Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of PTCE 95-60, and (3) (a) the conditions in Sections I and III of PTCE 95-60 have been satisfied or (b) in the case of a Class I-A-2-2 Certificate or any interest therein acquired prior to the termination of the Interest Rate Swap Agreement, the acquisition is eligible for exemptive relief under PTCE 95-60.

If any Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any subservicer, the underwriter and the issuing entity from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with ERISA plan assets of any ERISA plan is encouraged to consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the related base prospectus.

The sale of any of the Offered Certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

GLOSSARY

Accrual Period— With respect to any distribution date and each class of the Class I-A-2-2 Underlying Interest and the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-3 and Class M Certificates, the period commencing on the prior distribution date (or in the case of the first distribution date, the Closing Date) and ending on the day immediately preceding that distribution date. With respect to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, the prior calendar month.

Accrued Certificate Interest— For any distribution date and each class of the Class A Certificates and Class M Certificates, interest accrued during the related Accrual Period at the then-applicable Pass-Through Rate on the related Certificate Principal Balance thereof immediately prior to such distribution date. Accrued Certificate Interest for the Class I-A-2-2 Underlying Interest and each class of the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-3 and Class M Certificates shall be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year. Accrued Certificate Interest for each of the class of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. On each distribution date, Accrued Certificate Interest will be reduced by the following, which will be allocated to the related Certificates on a pro rata basis, based on the amount of Accrued Certificate Interest that would have been payable from the related mortgage loans absent these reductions: (a) Prepayment Interest Shortfalls on the mortgage loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans resulting from the application of the Relief Act or similar state law, (c) the interest portion of Realized Losses not allocated through subordination and (d) the amount of Net Deferred Interest, if any, allocated hereto as described in “Description of the Certificates—Allocation of Available Funds—Allocation of Net Deferred Interest” in this prospectus supplement. In addition, Accrued Certificate Interest for any Class of Certificates will be reduced by any Realized Losses allocated thereto through subordination.

Agreement— The pooling and servicing agreement, dated as of the Cut-off Date, among American Home Mortgage Assets LLC, as depositor, Wells Fargo Bank, N.A., as master servicer and Citibank, N.A., as trustee.

AHMC— American Home Mortgage Corp.

Allocated Realized Loss Amount— With respect to any class of Offered Certificates, other than the Class I-A-1-1, Class I-A-1-2 and Class II-A-1 Certificates, and any distribution date, an amount equal to (a) the sum of any Realized Losses allocated to that class of Certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous distribution dates, in each case, with interest thereon at the applicable Pass-Through Rate for such distribution date for such class for the related Accrual Period plus (b) any Subsequent Recoveries with respect to such class of Certificates.

American Home — American Home Mortgage Investment Corp., together with its direct or indirect wholly-owned subsidiaries.

Assignment, Assumption and Recognition Agreement — The assignment, assumption and recognition agreement, dated as of August 30, 2006, among the Sponsor, as assignor, Citibank, N.A., as trustee, AHMC, as company and American Home Mortgage Servicing, Inc., as servicer.

Available Funds — Group I Available Funds and Group II Available Funds.

Book-Entry Certificates— Each class of Offered Certificates issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Cap Extra Principal Distribution Amount — With respect to any distribution date, is the lesser of (x) amounts available from the Cap Contract Reserve Fund to pay principal as provided in clause (A)(7) and clause (B)(7) under “Description of the Certificates—Cap Contract Reserve Fund” Agreement, and (y) the excess of the Overcollateralization Target Amount over the Overcollateralized Amount, but only to the extent such excess is as a result of Realized Losses incurred on the mortgage loans in the current or prior Accrual Periods.

Certificate — Any Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-2-2, Class I-A-3, Class II-A-1, Class II-A-2, Class II-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class C, Class P, Class R or Class RX Certificates.

Certificateholder— A holder of a Certificate.

Certificate Owner— Any person who is the beneficial owner of a Book-Entry Certificate.

Certificate Principal Balance— With respect to any Offered Certificate and the Class I-A-2-2 Underlying Interest as of any date of determination, an amount equal to the sum of (x) any Net Deferred Interest allocated thereto on the related distribution date and all previous distribution dates and (y) the initial Certificate Principal Balance of that Certificate or Underlying Interest, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Certificate and (b) any reductions in the Certificate Principal Balance of that Certificate or Underlying Interest deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this prospectus supplement, provided, however, that after the Certificate Principal Balance of any Offered Certificate or Underlying Interest outstanding with the highest payment priority to which Realized Losses have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate or Underlying Interest, and the Certificate Principal Balance of the class of Class M Certificates, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans.

Class A Certificates — The Class I-A Certificates and Class II-A Certificates.

Class I-A Certificates — The Class I-A-2-2 Underlying Interest and the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1 and Class I-A-3 Certificates.

Class II-A Certificates — The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

Class M Certificates — The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Closing Date— August 30, 2006.

Code— The Internal Revenue Code of 1986.

Compensating Interest— Any payments made by the Master Servicer or the Servicer, pursuant to the Agreement and Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls.

CPR — A constant rate of prepayment on the mortgage loans.

Cumulative Loss Trigger Event— A Cumulative Loss Trigger Event is in effect with respect to any distribution date on or after the Stepdown Date if the aggregate amount of Realized Losses on the mortgage loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such distribution date, of the aggregate Stated Principal Balance of the mortgage loans, as set forth below:

Distribution Date	Percentage

September 2008 — August 2009	0.15% with respect to September 2008, plus an additional 1/12th of 0.25% for each month thereafter through August 2009
September 2009 — August 2010	0.40% with respect to September 2009, plus an additional 1/12th of 0.30% for each month thereafter through August 2010
September 2010 — August 2011	0.70% with respect to September 2010, plus an additional 1/12th of 0.30% for each month thereafter through August 2011
September 2011 — August 2012	1.00% with respect to September 2011, plus an additional 1/12th of 0.50% for each month thereafter through August 2012
September 2012 and thereafter	1.50%

Cut-Off Date— August 1, 2006.

Deferred Interest - The amount of accrued interest on the mortgage loans, the payment of which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this prospectus supplement.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Delinquency Trigger Test — A Delinquency Trigger Test is in effect with respect to a distribution date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans equals or exceeds the product of 40.00% and the Senior Enhancement Percentage.

Delinquent— A mortgage loan is considered to be: “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent.

Depositor— American Home Mortgage Assets LLC.

Determination Date— With respect to any distribution date and any LIBOR Certificate, the 15th day of the related month or, if such day is not a business day, the immediately preceding business day. With respect to any MTA Certificate, and (i) the first distribution date, the 15th business day preceding the Closing Date, and (ii) with respect to each distribution date thereafter, the 15th business day preceding the date on which the related Accrual Period commences.

Distribution Date— In each month, the 25th day of the month or, if that day is not a business day, the next business day, commencing in September 2006.

Due Date— With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period— With respect to any distribution date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

Group I Available Funds — With respect to any distribution date, the sum of (a) Interest Remittance Amount for Loan Group I for that distribution date and (b) the Principal Remittance Amount for Loan Group I for that distribution date, net of (c) with respect to Loan Group I, fees payable to, and other amounts reimbursable to, the Trustee, the Master Servicer, the Servicer, the Custodian, the LPMI Insurer and other providers of lender paid mortgage insurance; provided however, the aggregate amount available for distributions to the holders of the Class I-A-2-2 Certificates on each distribution date will equal (i) the sum of (x) the total Interest Remittance Amount and Principal Remittance Amount distributable in respect of the Class I-A-2-2 Underlying Interest with respect to such distribution date and (y) the amounts, if any, received from the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, minus (ii) all amounts required to be paid to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the distribution date.

Group I Net Rate Cap — With respect to any distribution date and Group I Senior Certificates, the product of:

(a) the Weighted Average Adjusted Net Mortgage Rate on the Group I Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

(b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Group I Principal Distribution Amount— With respect to each distribution date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount (less any such amounts applied to offset Deferred Interest) for Loan Group I for that distribution date and the denominator of which is the aggregate Principal Remittance Amount (less any such amounts applied to offset Deferred Interest) for both Loan Groups for that distribution date.

Group I Senior Certificates— The Class I-A Certificates.

Group I Senior Principal Distribution Amount— With respect to each distribution date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount (less any such amounts applied to offset Deferred Interest) for Loan Group I for that distribution date and the denominator of which is the aggregate Principal Remittance Amount (less any such amounts applied to offset Deferred Interest) for both Loan Groups for that distribution date.

Group II Available Funds — With respect to any distribution date, the sum of (a) Interest Remittance Amount for Loan Group II for that distribution date and (b) the Principal Remittance Amount for Loan Group II for that distribution date, net of (c) with respect to Loan Group II, fees payable to, and other amounts reimbursable to, the Trustee, the Master Servicer, the Servicer, the Custodian, the LPMI Insurer and other providers of lender paid mortgage insurance.

Group II Net Rate Cap — With respect to any distribution date and Group II Senior Certificates, the product of:

(a) the Weighted Average Adjusted Net Mortgage Rate on the Group II Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

(b) a fraction, the numerator of which is 30, and the denominator of which is 30.

Group II Principal Distribution Amount— With respect to each distribution date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount (less any such amounts applied to offset Deferred Interest) for Loan Group II for that distribution date and the denominator of which is the aggregate Principal Remittance Amount (less any such amounts applied to offset Deferred Interest) for both Loan Groups for that distribution date.

Group II Senior Certificates— The Class II-A Certificates.

Group II Senior Principal Distribution Amount— With respect to each distribution date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount (less any such amounts applied to offset Deferred Interest) for Loan Group II for that distribution date and the denominator of which is the aggregate Principal Remittance Amount (less any such amounts applied to offset Deferred Interest) for both Loan Groups for that distribution date.

Insurance Proceeds— Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Remittance Amount— For any distribution date and a Loan Group, the sum of:

(i)	the interest portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the interest portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

        (iii)          the interest portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of interest.

Issuing Entity— American Home Mortgage Assets Trust 2006-4.

LIBOR Certificates— The Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-2-2, Class I-A-3 and Class M Certificates.

LIBOR Determination Date— With respect to each class of LIBOR Certificates and (i) the first Accrual Period, the second LIBOR business day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR business day preceding the date on which such Accrual Period commences. As used in this definition, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated Mortgage Loan— Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

Loan Group— Loan Group I or Loan Group II, as applicable.

LPMI Insurer — Triad Guaranty Insurance Corporation.

LPMI Insurer Fee — With respect to any distribution date and each mortgage loan covered by a lender-paid mortgage insurance policy, the fee payable to the related insurer at a rate equal to 1/12th of the LPMI Insurer Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

LPMI Insurer Fee Rate — With respect to each mortgage loan covered by a lender-paid mortgage insurance policy, the per annum rate payable to the related insurer under the related policy.

Margin - With respect to each class of Class A Certificates and Class M Certificates, the rate set forth on pages S-6 or S-7 of this prospectus supplement.

Master Servicer— Wells Fargo Bank, N.A., or its successor in interest.

Mezzanine Principal Distribution Amount — For any class of Class M Certificates and distribution date will equal the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such distribution date),

(b) the aggregate Certificate Principal Balance of any class(es) of Class M Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Mezzanine Principal Distribution Amount(s) for such more senior class(es) of Certificates for such distribution date), and

(c) the Certificate Principal Balance of such class of Class M Certificates immediately prior to such distribution date, over

(2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of the Class M Certificates for that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;

provided, however, that if such class of Class M Certificates is the only class of Class M Certificates outstanding on such distribution date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Monthly Advance— The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody’s — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement dated as of the Cut-off Date among the Sponsor and the Depositor, whereby the mortgage loans are being sold to the Depositor.

MTA Certificates— The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

MTA Interest Determination Date— With respect to each class of MTA Certificates and (i) the first Accrual Period, the fifteenth business day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the fifteenth business day preceding the date on which such Accrual Period commences.

Net Deferred Interest — On any distribution date, Deferred Interest on the mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, available to be distributed on the Certificates on that distribution date.

Net Liquidation Proceeds — With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the Servicer Monthly Advances and Liquidation Expenses.

Net Mortgage Rate— For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee Rate and the LPMI Insurer Fee Rate.

Net Rate Shortfall — With respect to the Offered Certificates on any distribution date, as determined separately for each such class of Certificates, the excess, if any, of (x) the related Accrued Certificate Interest thereon for such distribution date calculated pursuant to clause (i) of the related definition of Pass-Through Rate, in each case prior to reduction for Net Deferred Interest, over (y) Accrued Certificate Interest thereon for such distribution date calculated at the related Net Rate Cap.

Net Rate Shortfall Carry-Forward Amount— With respect to the Offered Certificates on any distribution date, as determined separately for each such class of Certificates, an amount equal to the aggregate amount of Net Rate Shortfall for such class of Certificates on such distribution date, plus any unpaid Net Rate Shortfall for such class of Certificates from prior distribution dates, plus interest thereon at the related Pass-Through Rate for such distribution date for such class for the related Accrual Period, to the extent previously unreimbursed.

OC Floor — An amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date.

Offered Certificates — The Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-2-2, Class I-A-3, Class II-A-1, Class II-A-2 Class II-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Optional Termination Date — With respect to the each class of the Offered Certificates, the distribution on which the aggregate outstanding Stated Principal Balance of the mortgage loans, as of the end of the related Due Period, has been reduced to less than or equal to 1% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the Issuing Entity.

Overcollateralization Target Amount — With respect to any distribution date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date and (b) on or after the Stepdown Date, the greater of (i) (x) for any distribution date on or after the Stepdown Date but prior to the distribution date in September 2012, an amount equal to 1.25% of the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any distribution date on or after the Stepdown Date and on or after the distribution date in September 2012, an amount equal to 1.00% of the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor.

Overcollateralized Amount—For any distribution date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates as of such distribution date (after giving effect to distributions on such distribution date).

P&I Advances— The aggregate of all payments of principal and interest, net of the Servicing Fee, if the Servicer makes the advance, that were due during the related Due Period on the mortgage loans master serviced or serviced by it and that were delinquent on the related Due Date.

Pass-Through Rate— The Pass-Through Rate of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will be equal to the lesser of (i) One-Year MTA plus the related Margin and (ii) the related Net Rate Cap.

The Pass-Through Rate of each of the Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-3 and Class M Certificates will be equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the related Net Rate Cap.

Prior to the occurrence of a Swap Termination Event or a Swap Additional Termination Event and so long as no Swap Event of Default is in effect, the Pass-Through Rate of the Class I-A-2-2 Certificates will be One-Month LIBOR plus 0.220% prior to the Step-Up Date and 0.440% on or after the Step-Up Date. If a Swap Termination Event or a Swap Additional Termination Event has occurred or a Swap Event of Default is in effect, the Pass-Through Rate of the Class I-A-2-2 Certificates will be equal to the lesser of (i) One-Month LIBOR plus the plus 0.290% prior to the Step-Up Date and 0.580% on or after the Step-Up Date and (ii) the Group I Net Rate Cap.

Prepayment Interest Shortfalls— With respect to any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.

Prepayment Penalty— Any prepayment premium, penalty or charge payable by a mortgagor in connection with any Principal Prepayment on a mortgage loan pursuant to the terms of the related mortgage note.

Prepayment Period— With respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

Principal Distribution Amount— With respect to each distribution date, is the excess, if any, of:

(i)    the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such distribution date, over

(ii)   the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such distribution date, and

 Principal Prepayment— Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Principal Remittance Amount— For any distribution date and Loan Group, the sum of

(i)	the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the principal portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

(iii)
the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

Rating Agencies— S&P and Moody’s.

Realized Loss— With respect to a mortgage loan is (1) a Deficient Valuation, or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date— With respect to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates and each distribution date, the close of business on the last business day of the calendar month preceding such distribution date. With respect to each distribution date and Class I-A-1-1, Class I-A-1-2, Class I-A-2-1, Class I-A-2-2, Class I-A-3 and Class M Certificates, so long as such Certificates are Book-Entry Certificates, the business day immediately prior to such distribution date, and if any such Certificates are no longer Book-Entry Certificates, then the close of business on the last business day of the calendar month preceding such distribution date.

Reference Banks — Leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the LIBOR Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sponsor, the Master Servicer or the Servicer.

Relief Act Shortfall— For any distribution date and any mortgage loan, any shortfalls relating to the Relief Act or similar legislation or regulations.

REMIC— A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

REO Property— A mortgage property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price— With respect to any mortgage loan required to be repurchased, an amount equal to the sum of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the mortgage rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed Monthly Advances or unreimbursed servicing advances made with respect to such mortgage loan, (iv) any other amounts owed to the Servicer or Master Servicer pursuant to the Servicing Agreement or Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the Issuing Entity in connection with any violation of such loan of any predatory lending law.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor or AHMC and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities — Assignment of Trust Fund Assets” in the accompanying prospectus.

Reserve Interest Rate — With respect to any LIBOR Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates, as applicable, which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate, as applicable, which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

Rolling Sixty Day Delinquency Rate — With respect to any distribution date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates for such distribution date and the two immediately preceding distribution dates.

S&P— Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

Senior Certificates— The Group I and Group II Senior Certificates.

Senior Enhancement Percentage— With respect to any distribution date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)     the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the mortgage loans for the preceding distribution date over

(b) (i) before the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero, the aggregate Certificate Principal Balance of the Senior Certificates, or (ii) after such time, the Certificate Principal Balance of the most senior class of the Class M Certificates outstanding, as of the business day immediately preceding the distribution date  in the calendar month prior to the month of such distribution date, and

(2)    the denominator of which is the aggregate Stated Principal Balance of the mortgage loans for the preceding distribution date.

Senior Principal Distribution Amount — For any distribution date, the excess of:

(1)    the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such distribution date, over

(2)    the lesser of (A) the product of (i) (x) 85.00% on any distribution date on or after the Stepdown Date and prior to the distribution date in September 2012 or (y) 88.00% on any distribution date on or after the Stepdown Date and on or after the distribution date in September 2012 and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

Servicer — American Home Mortgage Servicing, Inc., or its successor in interest.

Servicing Agreement — The Servicing Agreement dated as of August 30, 2006, among the Sponsor, Servicer, Master Servicer and Trustee.

Servicing Fee — With respect to each mortgage loan and any distribution date, the fee payable monthly to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.

Servicing Fee Rate — 0.375% per annum.

Servicing Rights Pledgee — One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

Sixty-Day Delinquency Rate — With respect to any distribution date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such distribution date of all mortgage loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such distribution date (including mortgage loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such distribution date of the mortgage loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Sponsor — American Home Mortgage Corp., an affiliate of the Depositor.

Stated Principal Balance— With respect to any mortgage loan and any distribution date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — The earlier to occur of:

(i) the distribution date following the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero; and

(ii) the later to occur of (x) the distribution date in September 2009 and (y) the first distribution date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which that distribution date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to that distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of the current distribution date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) 15.00% on any distribution date prior to the distribution date in September 2012 and (b) 12.00% on any distribution date on or after the distribution date in September 2012.

Stepdown Target Subordination Percentage and Initial Target Subordination Percentage — For each class of Class M Certificates will equal the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage(1)	Stepdown Target Subordination Percentage(2)
Class A	6.000%	15.000%	12.000%
Class M-1	3.800%	9.500%	7.600%
Class M-2	3.300%	8.250%	6.600%
Class M-3	2.300%	5.750%	4.600%
Class M-4	1.800%	4.500%	3.600%
Class M-5	1.300%	3.250%	2.600%
Class M-6	0.900%	2.250%	1.800%
Class M-7	0.500%	1.250%	1.000%

(1) For any distribution date occurring on or after the distribution date in September 2009 and prior to the distribution date occurring in September 2012.

(2) For any distribution date occurring on or after the distribution date in September 2012.

The Initial Target Subordination Percentages will not be used to calculate distributions on the Class M Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Class M Certificates and the overcollateralization amount. The Initial Target Subordination Percentage for any class of Class M Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the Cut-Off Date.

Step-Up Date — With respect to the each class of the Offered Certificates, the distribution date after the first distribution date on which the aggregate outstanding Stated Principal Balance of the mortgage loans, as of the end of the related Due Period, has been reduced to less than or equal to 1% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date.

Subordinate Component — For any Distribution Date and any Loan Group, the excess, if any, of (i) the aggregate of the Stated Principal Balances of the mortgage loans in the Loan Group as of the Due Date of the month preceding such distribution date (after giving effect to principal prepayments in the Prepayment Period related to such prior distribution date) over (ii) the aggregate of the Certificate Principal Balances of the Senior Certificates related to such Loan Group immediately prior to such distribution date.

Subordinate Net Rate Cap — With respect to any distribution date and Class M Certificates, the weighted average of the Group I Net Rate Cap and the Group II Net Rate Cap, adjusted for actual days, weighted on the basis of the Subordinate Component for each such Loan Group for such distribution date.

Subsequent Recoveries — Any liquidation proceeds received after the final liquidation of a mortgage loan.

Swap Counterparty Principal Portion — With respect to any distribution date, the excess, if any, of the Certificate Principal Balance of the Class I-A-2-2 Underlying Interest over the Certificate Principal Balance of the Class I-A-2-2 Certificates.

Swap Counterparty Termination Event — As provided in the Interest Rate Swap Agreement, any default with respect to the Swap Counterparty with respect to the Interest Rate Swap Agreement where the Swap Counterparty is terminated and a swap counterparty is not found or the Swap Counterparty is unable to make payments.

Telerate Screen Page 3750 — The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Trigger Event— A Trigger Event is in effect with respect to any distribution date on or after the Stepdown Date if either a Delinquency Trigger Test is in effect with respect to that distribution date or a Cumulative Loss Trigger Event is in effect with respect to that distribution date.

Trustee— Citibank, N.A., and its successors and assigns or any successor Trustee appointed pursuant to the terms of the Agreement.

Underlying Interest— The Class I-A-2-2 Underlying Interest.

Underwriter— Deutsche Bank Securities Inc.

Weighted Average Adjusted Net Mortgage Rate— With respect to any distribution date, the weighted average of the Net Mortgage Rates of each mortgage loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that distribution date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Certificates offered by this prospectus supplement, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Issuer, the Master Servicer, the Servicer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(1)
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

(2)
borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(3)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(a)  each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(b)  the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

(c)  Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

(d)  Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

(e)  Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

(f)  a citizen or resident of the United States;

(g)  a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

(h)  an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(i)  a trust if a court within the United States is able to exercise primary supervision of the administration of the issuing entity and one or more United States persons have the authority to control all substantial decisions of the issuing entity.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE A

The description herein of the mortgage loans is based upon the estimates of the composition thereof as of the Cut-Off Date, as adjusted to reflect the Stated Principal Balances as of the Cut-Off Date. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Stated Principal Balance of the related mortgage loans. The sum of the columns below may not equal the total indicated due to rounding. Prior to the issuance of the Certificates, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to August 1, 2006, (ii) requirements of the Rating Agencies, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust fund. American Home Mortgage Assets Trust 2006-4 believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issues, although certain characteristics of the mortgage loans may vary. The weighted average FICO scores included in the tables below do not include mortgage loans where no FICO score is available.

Summary of the Mortgage Loans

Summary	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1 Year MTA	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

As of Date: 2006-08-01
Total Balance: $1,514,539,849.57
Avg Loan Balance: $381,880.95
WA Gross Rate: 6.670%
WA Net Rate: 5.938%
WA Gross Margin: 3.269%
WA Net Margin: 2.537%
WA Gross Max Rate: 10.117%
WA Net Max Rate: 9.386%
WA Rem Term: 430
WA Months to Roll: 1
WA FICO: 712
WA LTV: 76.54%
IO%: 0.43%
Cal %: 38.03%
% LTV gt 80 and No MI: 0.41%

Amortization Type of the Mortgage Loans

Amortization Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Interest Only	29	6,521,758	0.43	1.318	2.908	701	75.53	75.73	33.22
Negative Amortizing	3,937	1,508,018,092	99.57	6.693	3.270	712	76.55	76.95	18.10
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Prepayment Penalty Type of the Mortgage Loans

Prepayment Penalty Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
No Prepay	863	354,720,514	23.42	6.221	2.966	717	76.76	77.38	20.01
12 mo - HARD	916	388,453,745	25.65	6.559	3.091	713	76.31	76.76	15.22
24 mo - HARD	428	171,245,209	11.31	6.816	3.165	719	76.17	76.72	18.69
36 mo - HARD	1,759	600,120,381	39.62	6.965	3.593	706	76.68	76.88	18.82
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Loan Servicers of the Mortgage Loans

Loan Servicers	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
American Home	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Current Principal Balance of the Mortgage Loans

Current Principal Balance	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
$50,000.00 or less	11	486,645	0.03	7.322	3.407	741	72.51	72.51	43.55
$50,000.01 - $100,000.00	111	8,862,939	0.59	6.177	3.402	716	73.34	73.34	52.03
$100,000.01 - $150,000.00	278	36,233,603	2.39	6.747	3.341	715	74.81	74.95	34.50
$150,000.01 - $200,000.00	521	92,909,546	6.13	6.629	3.355	712	77.05	77.17	32.95
$200,000.01 - $250,000.00	504	113,325,293	7.48	6.727	3.341	711	77.75	77.96	27.05
$250,000.01 - $300,000.00	502	138,161,745	9.12	6.686	3.360	710	77.77	78.05	28.75
$300,000.01 - $350,000.00	387	126,353,029	8.34	6.833	3.287	706	78.12	78.48	20.44
$350,000.01 - $400,000.00	338	127,170,666	8.40	6.636	3.355	711	78.66	78.90	19.98
$400,000.01 - $450,000.00	257	109,740,318	7.25	6.954	3.333	705	78.77	79.23	16.74
$450,000.01 - $500,000.00	259	123,523,688	8.16	6.552	3.328	706	79.30	79.82	18.87
$500,000.01 - $700,000.00	491	288,017,902	19.02	6.904	3.270	712	78.62	79.21	14.79
$700,000.01 - $900,000.00	144	114,874,627	7.58	6.847	3.190	720	76.65	77.00	10.85
$900,000.01 - $1,000,000.00	52	50,715,115	3.35	6.104	2.987	711	73.28	74.05	0.00
$1,000,000.01 - $1,100,000.00	13	13,752,515	0.91	7.480	3.048	710	70.78	70.78	7.53
$1,100,000.01 or more	98	170,412,220	11.25	6.040	3.069	722	66.70	67.25	4.54
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: $31,200.00
Maximum: $5,670,000.00
Average: $381,880.95

Original Gross Rate of the Mortgage Loans

Original Gross Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0.501% - 1.000%	1,803	725,062,618	47.87	6.418	3.041	709	73.76	74.31	13.08
1.001% - 1.500%	853	309,810,240	20.46	6.754	3.354	719	75.64	75.84	24.90
1.501% - 2.000%	843	326,384,252	21.55	6.880	3.468	709	80.10	80.36	10.86
2.001% - 2.500%	332	98,784,910	6.52	7.082	3.677	724	83.16	83.69	58.38
2.501% - 3.000%	90	43,221,828	2.85	7.618	3.865	712	83.25	83.33	2.87
3.001% - 3.500%	36	9,187,235	0.61	7.058	4.118	727	97.64	98.82	88.88
3.501% - 4.000%	1	257,050	0.02	8.417	3.985	688	97.00	97.00	100.00
7.001% or more	8	1,831,716	0.12	7.515	3.267	690	73.43	73.43	17.42
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: 1.000%
Maximum: 7.775%
Weighted Average: 1.403%

Current Gross Rate of the Mortgage Loans

Current Gross Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0.501% - 1.000%	292	116,405,891	7.69	1.000	3.076	710	72.79	73.27	12.73
1.001% - 1.500%	142	49,803,540	3.29	1.377	3.285	709	74.89	74.89	21.70
1.501% - 2.000%	136	53,015,853	3.50	1.776	3.543	710	79.18	79.46	11.19
2.001% - 2.500%	49	17,262,007	1.14	2.338	3.752	719	81.22	81.22	55.17
2.501% - 3.000%	16	4,964,900	0.33	2.550	3.981	711	87.15	87.15	0.00
3.001% - 3.500%	8	2,643,897	0.17	3.312	4.014	710	92.51	96.63	61.38
6.001% - 6.500%	4	1,515,185	0.10	6.452	2.020	719	67.81	67.81	68.18
6.501% - 7.000%	221	101,291,099	6.69	6.863	2.483	722	73.45	73.77	15.77
7.001% or more	3,098	1,167,637,478	77.10	7.755	3.333	711	77.00	77.43	18.44
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: 1.000%
Maximum: 9.192%
Weighted Average: 6.670%

Gross Margin of the Mortgage Loans

Gross Margin	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
2.001% - 2.250%	14	5,368,437	0.35	5.908	2.148	720	69.84	69.84	36.23
2.251% - 2.500%	189	88,805,636	5.86	5.892	2.427	724	72.47	72.77	15.54
2.501% - 2.750%	517	228,670,402	15.10	6.204	2.665	716	73.40	73.85	15.42
2.751% - 3.000%	652	254,168,874	16.78	6.402	2.894	711	74.87	75.32	15.81
3.001% - 3.250%	526	204,413,173	13.50	6.623	3.159	712	73.52	74.54	14.76
3.251% - 3.500%	675	255,566,063	16.87	6.728	3.415	711	75.34	75.62	14.72
3.501% - 3.750%	635	220,295,637	14.55	6.894	3.599	706	76.94	77.04	18.09
3.751% - 4.000%	372	116,847,476	7.72	7.374	3.876	709	81.70	82.17	23.18
4.001% - 4.250%	135	51,342,216	3.39	6.840	4.117	713	85.45	85.45	34.55
4.251% - 4.500%	109	38,422,414	2.54	7.540	4.391	718	89.85	89.98	31.47
4.501% - 4.750%	132	44,975,322	2.97	7.937	4.609	715	92.95	93.13	42.94
4.751% - 5.000%	10	5,664,199	0.37	8.675	4.776	679	89.40	89.40	0.00
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: 2.020%
Maximum: 4.950%
Weighted Average: 3.269%

Remaining Months to Maturity of the Mortgage Loans

Remaining Months to Maturity	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
356 - 360	1,789	633,588,289	41.83	6.408	3.188	710	75.91	76.17	17.96
361 or more	2,177	880,951,561	58.17	6.858	3.327	713	77.00	77.51	18.31
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: 357
Maximum: 480
Weighted Average: 430

Seasoning of the Mortgage Loans

Seasoning	Number of Loans	Principal Balance (%)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
< = 0	3,869	1,478,936,565	97.65	6.640	3.264	712	76.50	76.92	18.17
1 - 6	97	35,603,284	2.35	7.902	3.472	708	78.25	78.25	17.86
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: 0
Maximum: 3
Weighted Average: 0

Months to Roll of the Mortgage Loans

Months to Roll	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	3,958	1,512,708,134	99.88	6.668	3.269	712	76.55	76.95	18.16
6	2	664,850	0.04	7.400	3.553	691	64.31	64.31	0.00
12	6	1,166,866	0.08	7.581	3.105	690	78.63	78.63	27.34
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: 1
Maximum: 12
Weighted Average: 1

Gross Lifetime Maximum Rate of the Mortgage Loans

Gross Lifetime Maximum Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
9.501% - 10.000%	2,387	1,018,764,657	67.27	6.432	3.067	710	73.27	73.83	13.04
10.001% - 10.500%	835	238,250,733	15.73	6.982	3.365	719	74.56	74.70	16.50
10.501% - 11.000%	738	255,625,709	16.88	7.332	3.985	715	91.48	91.50	40.10
11.501% - 12.000%	2	920,600	0.06	4.993	3.103	703	79.57	79.57	0.00
12.001% or more	4	978,150	0.06	6.592	3.444	674	69.27	69.27	36.70
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: 9.950%
Maximum: 12.950%
Weighted Average: 10.117%

Rate Adjustment Frequency of the Mortgage Loans

Rate Adjustment Frequency	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Payment Adjustment Frequency of the Mortgage Loans

Payment Adjustment Frequency	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	29	6,521,758	0.43	1.318	2.908	701	75.53	75.73	33.22
12	3,937	1,508,018,092	99.57	6.693	3.270	712	76.55	76.95	18.10
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Maximum Balance Amount of the Mortgage Loans

Maximum Balance Amount	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	29	6,521,758	0.43	1.318	2.908	701	75.53	75.73	33.22
110	1,071	389,405,752	25.71	6.798	3.356	714	78.47	78.93	31.72
125	2,866	1,118,612,340	73.86	6.656	3.241	711	75.88	76.27	13.35
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Periodic Payment Cap of the Mortgage Loans

Periodic Payment Cap	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	29	6,521,758	0.43	1.318	2.908	701	75.53	75.73	33.22
7.5	3,937	1,508,018,092	99.57	6.693	3.270	712	76.55	76.95	18.10
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Original Loan-to-Value of the Mortgage Loans

Original LTV	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
50.00% or less	139	52,070,186	3.44	6.095	3.027	727	40.40	42.03	8.27
50.01% - 55.00%	75	33,820,914	2.23	5.847	3.104	728	53.21	53.44	5.30
55.01% - 60.00%	103	36,872,410	2.43	6.282	3.075	705	57.70	58.09	11.81
60.01% - 65.00%	166	78,295,886	5.17	6.605	3.131	709	63.00	64.12	5.96
65.01% - 70.00%	303	148,343,051	9.79	6.519	3.140	706	68.83	69.11	5.52
70.01% - 75.00%	784	303,621,531	20.05	6.667	3.246	706	74.22	74.48	5.16
75.01% - 80.00%	1,471	544,847,264	35.97	6.565	3.061	716	79.50	80.04	19.71
80.01% - 85.00%	63	21,721,553	1.43	7.062	3.697	693	83.81	83.81	21.55
85.01% - 90.00%	555	206,936,226	13.66	7.140	3.814	711	89.56	89.56	18.85
90.01% - 95.00%	139	44,113,749	2.91	6.951	3.558	703	94.56	94.56	93.23
95.01% - 100.00%	168	43,897,080	2.90	7.561	4.193	739	99.86	99.86	100.00
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum: 10.84%
Maximum: 100.00%
Weighted Average: 76.54%

Geographical Distribution of the Mortgage Loans

Geographical Distribution	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
California	1,218	575,962,834	38.03	7.092	3.259	713	75.41	75.88	9.83
Florida	890	291,986,615	19.28	6.282	3.332	710	76.24	76.64	15.19
Arizona	218	78,909,910	5.21	6.843	3.179	706	75.26	75.52	20.14
New York	116	78,363,796	5.17	5.695	3.008	716	68.43	69.31	6.56
Virginia	190	68,404,854	4.52	6.802	3.469	713	80.84	80.89	30.14
Other	1,334	420,911,840	27.79	6.488	3.271	712	79.36	79.67	31.47
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

California Loan Breakdown of the Mortgage Loans

California Loan Breakdown	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Northern CA	705	330,091,875	21.79	6.983	3.283	715	76.32	77.03	10.41
Southern CA	513	245,870,959	16.23	7.238	3.227	711	74.19	74.34	9.05
State not in CA	2,748	938,577,015	61.97	6.410	3.275	711	77.24	77.60	23.27
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Top 10 Zip Codes of the Mortgage Loans

Top 10 Zip Codes	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
85253	4	7,093,000	0.47	7.115	3.174	676	61.08	61.08	0.00
94513	13	6,802,807	0.45	6.797	3.451	706	80.01	80.01	15.96
97701	17	6,403,150	0.42	7.061	2.985	732	79.02	79.50	22.82
10021	2	6,220,000	0.41	3.124	2.488	779	48.59	48.59	0.00
34242	2	6,000,000	0.40	7.605	3.173	762	45.48	53.82	0.00
95762	8	5,938,900	0.39	7.305	3.343	713	67.30	67.30	0.00
90077	1	5,670,000	0.37	7.907	3.475	702	70.00	70.00	0.00
94565	11	4,801,400	0.32	5.932	3.305	708	78.12	79.14	0.00
94583	4	4,722,950	0.31	6.975	3.075	704	69.51	69.51	0.00
92037	2	4,623,000	0.31	7.674	3.242	743	55.06	55.06	0.00
Other	3,902	1,456,264,642	96.15	6.667	3.273	712	76.99	77.37	18.71
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

FICO Scores of the Mortgage Loans

FICO Scores	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
600 or less or not available	11	3,553,720	0.23	4.962	2.925	590	78.34	78.34	54.98
601 - 620	17	5,606,165	0.37	6.130	3.224	619	69.99	69.99	37.93
621 - 640	197	66,901,217	4.42	6.464	3.280	631	73.96	74.12	35.14
641 - 660	326	111,334,810	7.35	6.811	3.246	651	74.69	74.88	25.38
661 - 680	569	214,796,585	14.18	6.712	3.309	670	77.02	77.39	12.48
681 - 700	651	248,120,336	16.38	6.723	3.251	691	76.80	77.40	12.92
701 - 720	611	234,558,261	15.49	6.811	3.355	710	79.14	79.44	18.06
721 - 740	497	213,176,591	14.08	6.279	3.276	730	76.59	76.94	15.69
741 - 760	407	163,757,820	10.81	6.805	3.298	751	77.98	78.27	17.77
761 greater than or equal to	680	252,734,345	16.69	6.718	3.159	781	74.14	74.76	21.94
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Minimum (not less than 400): 582
Maximum: 820
Weighted Average: 712

Mortgage Properties of the Mortgage Loans

Mortgage Properties	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Two- to Four Family	181	66,730,184	4.41	6.925	3.337	713	73.11	73.64	15.59
PUD	878	366,156,894	24.18	6.718	3.267	715	77.51	78.10	19.78
Condominium	470	143,936,309	9.50	6.656	3.336	720	79.76	80.37	22.44
Coop	6	4,760,100	0.31	6.847	2.623	743	60.43	60.43	0.00
Single Family	2,431	932,956,363	61.60	6.633	3.257	710	76.00	76.29	17.14
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Occupancy Types of the Mortgage Loans

Occupancy Types	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Investor	847	242,886,505	16.04	6.989	3.364	719	74.49	74.64	16.21
Primary	2,837	1,181,821,067	78.03	6.609	3.250	709	76.58	77.04	18.53
Secondary	282	89,832,278	5.93	6.605	3.257	730	81.70	82.01	18.59
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Purchase	1,140	415,366,812	27.43	6.735	3.394	724	83.94	84.42	26.81
Rate/Term Refinance	700	279,360,822	18.45	6.984	3.402	705	79.93	80.87	19.10
Cash Out Refinance	2,126	819,812,215	54.13	6.529	3.160	709	71.64	71.83	13.46
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Document Type of the Mortgage Loans

Document Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Full	950	275,071,555	18.16	6.858	3.399	712	84.47	85.12	100.00
Reduced	2,422	1,056,796,827	69.78	6.649	3.232	715	76.22	76.63	0.00
Stated Doc	594	182,671,468	12.06	6.507	3.287	697	66.46	66.48	0.00
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Recast Period of the Mortgage Loans

Recast Period	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	29	6,521,758	0.43	1.318	2.908	701	75.53	75.73	33.22
60	3,937	1,508,018,092	99.57	6.693	3.270	712	76.55	76.95	18.10
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

First Payment Adjustment (Months) of the Mortgage Loans

First Payment Adjustment (Months)	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	29	6,521,758	0.43	1.318	2.908	701	75.53	75.73	33.22
12	3,220	1,252,446,410	82.69	6.677	3.269	713	76.58	76.97	17.57
60	717	255,571,681	16.87	6.770	3.279	709	76.38	76.87	20.70
Total:	3,966	1,514,539,850	100.00	6.670	3.269	712	76.54	76.95	18.16

Summary of the Group I Mortgage Loans

Summary	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1 Year MTA	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

As of Date: 2006-08-01
Total Balance: $914,419,468.31
Avg Loan Balance: $414,326.90
WA Gross Rate: 6.476%
WA Net Rate: 5.745%
WA Gross Margin: 3.056%
WA Net Margin: 2.326%
WA Gross Max Rate: 10.122%
WA Net Max Rate: 9.392%
WA Rem Term: 431
WA Months to Roll: 1
WA FICO: 716
WA LTV: 76.46%
IO%: 0.64%
Cal %: 39.36%
% LTV gt 80 and No MI: 0.43%

Amortization Type of the Group I Mortgage Loans

Amortization Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Interest Only	25	5,811,258	0.64	1.312	2.912	701	74.66	74.89	26.67
Negative Amortizing	2,182	908,608,210	99.36	6.509	3.057	716	76.47	77.01	17.67
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Prepayment Penalty Type of the Group I Mortgage Loans

Prepayment Penalty Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
No Prepay	863	354,720,514	38.79	6.221	2.966	717	76.76	77.38	20.01
12 mo - HARD	916	388,453,745	42.48	6.559	3.091	713	76.31	76.76	15.22
24 mo - HARD	428	171,245,209	18.73	6.816	3.165	719	76.17	76.72	18.69
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Loan Servicers of the Group I Mortgage Loans

Loan Servicers	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
American Home	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Current Principal Balance of the Group I Mortgage Loans

Current Principal Balance	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
$50,000.00 or less	6	267,895	0.03	6.606	3.111	726	78.22	78.22	49.54
$50,000.01 - $100,000.00	56	4,452,850	0.49	5.735	3.090	719	77.85	77.85	52.61
$100,000.01 - $150,000.00	145	18,685,862	2.04	6.596	3.128	721	76.52	76.59	41.54
$150,000.01 - $200,000.00	265	47,119,210	5.15	6.333	3.078	713	77.89	78.10	30.75
$200,000.01 - $250,000.00	245	55,370,890	6.06	6.399	3.075	714	77.82	78.13	26.02
$250,000.01 - $300,000.00	264	72,634,199	7.94	6.583	3.120	714	78.21	78.72	30.06
$300,000.01 - $350,000.00	214	69,854,449	7.64	6.571	3.042	708	78.10	78.53	21.59
$350,000.01 - $400,000.00	190	71,625,207	7.83	6.446	3.163	717	79.48	79.79	18.81
$400,000.01 - $450,000.00	139	59,524,291	6.51	6.615	3.082	709	79.86	80.45	20.01
$450,000.01 - $500,000.00	160	76,249,448	8.34	6.274	3.125	707	79.99	80.65	20.63
$500,000.01 - $700,000.00	307	181,307,762	19.83	6.669	3.051	716	78.34	79.11	15.73
$700,000.01 - $900,000.00	87	69,221,795	7.57	6.614	3.006	724	76.38	76.66	11.05
$900,000.01 - $1,000,000.00	38	37,048,355	4.05	6.012	2.852	718	73.16	74.02	0.00
$1,000,000.01 - $1,100,000.00	10	10,526,015	1.15	7.268	2.836	703	70.10	70.10	9.84
$1,100,000.01 or more	81	140,531,240	15.37	6.269	3.004	725	67.71	68.39	5.50
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: $39,200.00
Maximum: $5,670,000.00
Average: $414,326.90

Original Gross Rate of the Group I Mortgage Loans

Original Gross Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0.501% - 1.000%	918	407,091,742	44.52	6.245	2.791	712	74.18	74.92	14.31
1.001% - 1.500%	573	224,160,973	24.51	6.505	3.185	721	74.74	74.98	22.04
1.501% - 2.000%	455	189,238,301	20.69	6.732	3.265	714	80.58	80.96	11.46
2.001% - 2.500%	176	56,810,199	6.21	6.715	3.376	728	81.14	82.05	47.44
2.501% - 3.000%	58	29,482,185	3.22	7.235	3.610	716	81.48	81.60	1.90
3.001% - 3.500%	19	5,682,303	0.62	6.557	3.908	730	96.55	98.47	82.03
3.501% - 4.000%	1	257,050	0.03	8.417	3.985	688	97.00	97.00	100.00
7.001% or more	7	1,696,716	0.19	7.495	3.197	688	73.31	73.31	18.80
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: 1.000%
Maximum: 7.775%
Weighted Average: 1.414%

Current Gross Rate of the Group I Mortgage Loans

Current Gross Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0.501% - 1.000%	139	62,290,548	6.81	1.000	2.878	717	74.79	75.35	14.61
1.001% - 1.500%	109	39,599,632	4.33	1.377	3.159	714	74.52	74.52	20.00
1.501% - 2.000%	72	29,508,383	3.23	1.770	3.416	713	80.99	81.39	10.58
2.001% - 2.500%	33	11,006,175	1.20	2.345	3.530	723	85.18	85.18	54.94
2.501% - 3.000%	12	4,079,800	0.45	2.555	3.888	714	87.17	87.17	0.00
3.001% - 3.500%	5	2,023,397	0.22	3.285	3.812	704	90.31	95.70	49.53
6.001% - 6.500%	4	1,515,185	0.17	6.452	2.020	719	67.81	67.81	68.18
6.501% - 7.000%	175	82,384,680	9.01	6.865	2.479	722	72.84	73.23	16.70
7.001% or more	1,658	682,011,668	74.58	7.528	3.108	715	76.73	77.32	17.61
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: 1.000%
Maximum: 9.072%
Weighted Average: 6.476%

Gross Margin of the Group I Mortgage Loans

Gross Margin	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
2.001% - 2.250%	13	5,058,037	0.55	6.209	2.156	720	69.21	69.21	38.45
2.251% - 2.500%	144	66,576,548	7.28	6.002	2.428	723	73.65	74.05	16.01
2.501% - 2.750%	487	217,219,952	23.75	6.265	2.666	716	73.58	74.04	15.78
2.751% - 3.000%	561	221,217,256	24.19	6.392	2.889	710	74.85	75.27	15.07
3.001% - 3.250%	358	146,454,260	16.02	6.653	3.153	715	73.36	74.72	14.78
3.251% - 3.500%	260	115,757,421	12.66	6.530	3.395	718	76.31	76.75	18.04
3.501% - 3.750%	170	59,523,213	6.51	6.996	3.638	713	85.64	85.71	26.36
3.751% - 4.000%	133	49,787,286	5.44	7.450	3.883	729	89.82	90.01	29.96
4.001% - 4.250%	48	20,887,948	2.28	6.478	4.099	718	90.78	90.78	27.77
4.251% - 4.500%	23	7,616,989	0.83	5.062	4.416	735	91.06	91.06	27.92
4.501% - 4.750%	9	3,845,359	0.42	5.937	4.566	706	87.91	89.99	21.79
4.751% - 5.000%	1	475,200	0.05	3.025	4.950	674	90.00	90.00	0.00
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: 2.020%
Maximum: 4.950%
Weighted Average: 3.056%

Remaining Months to Maturity of the Group I Mortgage Loans

Remaining Months to Maturity	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
356 - 360	988	373,265,123	40.82	6.167	2.957	715	75.95	76.24	18.17
361 or more	1,219	541,154,346	59.18	6.689	3.124	716	76.81	77.51	17.43
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: 358
Maximum: 480
Weighted Average: 431

Seasoning of the Group I Mortgage Loans

Seasoning	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
< = 0	2,170	900,067,502	98.43	6.458	3.054	716	76.42	76.97	17.91
1 - 6	37	14,351,967	1.57	7.607	3.179	706	78.48	78.48	6.63
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: 0
Maximum: 2
Weighted Average: 0

Months to Roll of the Group I Mortgage Loans

Months to Roll	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	2,200	912,722,752	99.81	6.474	3.056	716	76.46	77.00	17.73
6	2	664,850	0.07	7.400	3.553	691	64.31	64.31	0.00
12	5	1,031,866	0.11	7.556	2.968	686	79.10	79.10	30.91
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: 1
Maximum: 12
Weighted Average: 1

Gross Lifetime Maximum Rate of the Group I Mortgage Loans

Gross Lifetime Maximum Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
9.501% - 10.000%	1,228	598,212,701	65.42	6.284	2.847	714	73.28	74.05	13.52
10.001% - 10.500%	565	167,965,815	18.37	6.716	3.189	720	74.74	74.90	15.48
10.501% - 11.000%	412	147,460,352	16.13	6.982	3.756	718	91.30	91.30	37.32
11.501% - 12.000%	1	580,600	0.06	7.332	2.900	684	79.32	79.32	0.00
12.001% or more	1	200,000	0.02	1.000	2.850	697	80.00	80.00	100.00
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: 9.950%
Maximum: 12.950%
Weighted Average: 10.122%

Rate Adjustment Frequency of the Group I Mortgage Loans

Rate Adjustment Frequency	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Payment Adjustment Frequency of the Group I Mortgage Loans

Payment Adjustment Frequency	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	25	5,811,258	0.64	1.312	2.912	701	74.66	74.89	26.67
12	2,182	908,608,210	99.36	6.509	3.057	716	76.47	77.01	17.67
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Maximum Balance Amount of the Group I Mortgage Loans

Maximum Balance Amount	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	25	5,811,258	0.64	1.312	2.912	701	74.66	74.89	26.67
110	568	222,821,448	24.37	6.588	3.115	718	78.69	79.28	29.43
125	1,614	685,786,762	75.00	6.483	3.038	715	75.74	76.27	13.85
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Periodic Payment Cap of the Group I Mortgage Loans

Periodic Payment Cap	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	25	5,811,258	0.64	1.312	2.912	701	74.66	74.89	26.67
7.5	2,182	908,608,210	99.36	6.509	3.057	716	76.47	77.01	17.67
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Original Loan-to-Value of the Group I Mortgage Loans

Original LTV	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
50.00% or less	62	26,360,850	2.88	6.869	2.857	724	40.04	43.14	7.82
50.01% - 55.00%	38	23,267,868	2.54	5.605	2.913	739	53.39	53.74	5.04
55.01% - 60.00%	51	22,775,880	2.49	6.035	2.808	709	57.71	57.88	12.51
60.01% - 65.00%	80	47,044,976	5.14	6.594	2.943	708	62.92	64.00	5.39
65.01% - 70.00%	174	99,559,383	10.89	6.425	2.961	709	68.95	69.35	5.66
70.01% - 75.00%	397	165,702,049	18.12	6.403	3.017	711	74.09	74.47	7.09
75.01% - 80.00%	898	350,631,735	38.34	6.403	2.881	719	79.52	80.21	19.45
80.01% - 85.00%	36	12,845,564	1.40	6.786	3.525	692	84.04	84.04	16.72
85.01% - 90.00%	318	119,638,587	13.08	6.792	3.604	716	89.59	89.59	17.56
90.01% - 95.00%	78	25,505,941	2.79	6.652	3.370	710	94.62	94.62	92.76
95.01% - 100.00%	75	21,086,636	2.31	6.978	3.892	744	99.87	99.87	100.00
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum: 20.59%
Maximum: 100.00%
Weighted Average: 76.46%

Geographical Distribution of the Group I Mortgage Loans

Geographical Distribution	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
California	693	359,889,338	39.36	6.891	3.052	717	75.47	76.09	9.65
Florida	410	144,094,687	15.76	5.931	3.071	719	75.44	76.16	14.75
Arizona	148	59,248,110	6.48	6.713	3.068	707	75.49	75.83	19.72
New York	75	50,070,349	5.48	5.794	2.868	719	71.05	71.68	5.97
Illinois	119	46,415,083	5.08	5.155	2.873	708	76.77	77.51	32.77
Other	762	254,701,902	27.85	6.517	3.122	716	79.65	79.96	29.93
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

California Loan Breakdown of the Group I Mortgage Loans

California Loan Breakdown	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Northern CA	442	220,331,434	24.10	6.765	3.087	718	76.19	77.06	10.21
Southern CA	251	139,557,904	15.26	7.089	2.996	715	74.34	74.55	8.77
State not in CA	1,514	554,530,130	60.64	6.206	3.059	715	77.09	77.58	22.97
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Top 10 Zip Codes of the Group I Mortgage Loans

Top 10 Zip Codes	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
85253	3	6,543,000	0.72	7.629	3.227	668	64.82	64.82	0.00
97701	16	6,103,150	0.67	7.339	2.943	731	79.22	79.72	23.95
34242	2	6,000,000	0.66	7.605	3.173	762	45.48	53.82	0.00
95762	7	5,718,900	0.63	7.279	3.335	715	68.62	68.62	0.00
90077	1	5,670,000	0.62	7.907	3.475	702	70.00	70.00	0.00
94583	4	4,722,950	0.52	6.975	3.075	704	69.51	69.51	0.00
94513	9	4,632,557	0.51	7.599	3.167	700	79.18	79.18	13.38
92037	2	4,623,000	0.51	7.674	3.242	743	55.06	55.06	0.00
60614	2	4,500,000	0.49	1.377	2.639	725	56.17	56.17	0.00
85262	3	3,730,000	0.41	2.155	2.686	688	66.96	66.96	0.00
Other	2,158	862,175,911	94.29	6.468	3.052	716	77.12	77.63	18.56
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

FICO Scores of the Group I Mortgage Loans

FICO Scores	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
600 or less or not available	8	2,663,720	0.29	4.669	2.691	590	80.79	80.79	56.84
601 - 620	11	3,687,165	0.40	5.946	2.979	620	68.71	68.71	29.82
621 - 640	88	32,910,618	3.60	6.363	2.952	630	73.31	73.63	36.31
641 - 660	138	51,391,435	5.62	6.910	2.926	650	74.62	74.98	21.17
661 - 680	300	115,871,776	12.67	6.325	3.058	671	76.80	77.32	13.37
681 - 700	366	148,648,485	16.26	6.640	3.012	691	76.68	77.52	14.29
701 - 720	357	146,428,424	16.01	6.634	3.149	710	78.38	78.80	16.29
721 - 740	300	142,271,944	15.56	5.817	3.095	730	76.30	76.72	15.57
741 - 760	241	105,196,551	11.50	6.773	3.127	751	77.53	77.89	15.72
761 greater than or equal to	398	165,349,351	18.08	6.600	3.003	781	75.06	75.77	22.61
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Minimum (not less than 400): 582
Maximum: 820
Weighted Average: 716

Mortgage Properties of the Group I Mortgage Loans

Mortgage Properties	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Two- to Four Family	97	40,216,547	4.40	6.530	3.086	713	73.17	73.70	18.74
PUD	535	235,775,150	25.78	6.608	3.067	718	76.56	77.40	19.57
Condominium	271	85,904,038	9.39	6.328	3.123	723	80.35	81.06	19.75
Coop	5	4,407,600	0.48	6.760	2.553	741	59.26	59.26	0.00
Single Family	1,299	548,116,133	59.94	6.436	3.043	714	76.18	76.56	16.69
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Occupancy Types of the Group I Mortgage Loans

Occupancy Types	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Investor	574	171,108,022	18.71	6.723	3.190	720	74.71	74.89	15.20
Primary	1,423	672,682,861	73.56	6.415	3.013	713	76.29	76.94	18.14
Secondary	210	70,628,585	7.72	6.455	3.144	732	82.27	82.61	19.91
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Purchase	755	284,572,178	31.12	6.568	3.222	725	83.65	84.18	24.98
Rate/Term Refinance	380	169,486,655	18.53	6.692	3.112	711	78.05	79.31	15.76
Cash Out Refinance	1,072	460,360,636	50.34	6.339	2.933	712	71.43	71.69	13.97
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Document Type of the Group I Mortgage Loans

Document Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Full	528	162,112,827	17.73	6.539	3.137	716	83.60	84.46	100.00
Reduced	1,483	684,282,682	74.83	6.480	3.050	718	75.77	76.28	0.00
Stated Doc	196	68,023,959	7.44	6.277	2.926	695	66.33	66.39	0.00
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Recast Period of the Group I Mortgage Loans

Recast Period	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	25	5,811,258	0.64	1.312	2.912	701	74.66	74.89	26.67
60	2,182	908,608,210	99.36	6.509	3.057	716	76.47	77.01	17.67
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

First Payment Adjustment (Months) of the Group I Mortgage Loans

First Payment Adjustment (Months)	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	25	5,811,258	0.64	1.312	2.912	701	74.66	74.89	26.67
12	1,785	755,593,144	82.63	6.490	3.054	716	76.45	76.94	17.27
60	397	153,015,066	16.73	6.600	3.072	715	76.58	77.34	19.64
Total:	2,207	914,419,468	100.00	6.476	3.056	716	76.46	76.99	17.73

Summary of the Group II Mortgage Loans

Summary	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1 Year MTA	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

As of Date: 2006-08-01
Total Balance: $600,120,381.26
Avg Loan Balance: $341,171.34
WA Gross Rate: 6.965%
WA Net Rate: 6.231%
WA Gross Margin: 3.593%
WA Net Margin: 2.859%
WA Gross Max Rate: 10.110%
WA Net Max Rate: 9.376%
WA Rem Term: 428
WA Months to Roll: 1
WA FICO: 706
WA LTV: 76.68%
IO%: 0.12%
Cal %: 36.01%
% LTV gt 80 and No MI: 0.38%

Amortization Type of the Group II Mortgage Loans

Amortization Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Interest Only	4	710,500	0.12	1.373	2.868	695	82.61	82.61	86.83
Negative Amortizing	1,755	599,409,881	99.88	6.971	3.594	706	76.67	76.88	18.74
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Prepayment Penalty Type of the Group II Mortgage Loans

Prepayment Penalty Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
36 mo - HARD	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Loan Servicers of the Group II Mortgage Loans

Loan Servicers	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
American Home Mortgage	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Current Principal Balance of the Group II Mortgage Loans

Current Principal Balance	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
$50,000.00 or less	5	218,750	0.04	8.200	3.768	759	65.51	65.51	36.21
$50,000.01 - $100,000.00	55	4,410,089	0.73	6.624	3.716	713	68.79	68.79	51.44
$100,000.01 - $150,000.00	133	17,547,741	2.92	6.909	3.567	710	72.99	73.20	27.02
$150,000.01 - $200,000.00	256	45,790,336	7.63	6.933	3.640	712	76.18	76.22	35.20
$200,000.01 - $250,000.00	259	57,954,403	9.66	7.041	3.595	708	77.69	77.80	28.04
$250,000.01 - $300,000.00	238	65,527,545	10.92	6.800	3.625	706	77.28	77.31	27.29
$300,000.01 - $350,000.00	173	56,498,580	9.41	7.158	3.591	704	78.14	78.42	19.02
$350,000.01 - $400,000.00	148	55,545,459	9.26	6.881	3.602	703	77.61	77.74	21.49
$400,000.01 - $450,000.00	118	50,216,026	8.37	7.356	3.631	700	77.48	77.78	12.85
$450,000.01 - $500,000.00	99	47,274,240	7.88	7.000	3.655	706	78.18	78.48	16.03
$500,000.01 - $700,000.00	184	106,710,140	17.78	7.303	3.641	705	79.10	79.37	13.20
$700,000.01 - $900,000.00	57	45,652,832	7.61	7.200	3.469	714	77.06	77.53	10.55
$900,000.01 - $1,000,000.00	14	13,666,760	2.28	6.353	3.354	692	73.60	74.14	0.00
$1,000,000.01 - $1,100,000.00	3	3,226,500	0.54	8.174	3.742	731	73.01	73.01	0.00
$1,100,000.01 or more	17	29,880,980	4.98	4.963	3.374	709	61.92	61.92	0.00
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: $31,200.00
Maximum: $4,000,000.00
Average: $341,171.34

Original Gross Rate of the Group II Mortgage Loans

Original Gross Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0.501% - 1.000%	885	317,970,876	52.98	6.640	3.361	704	73.22	73.54	11.50
1.001% - 1.500%	280	85,649,267	14.27	7.405	3.795	713	77.99	78.07	32.36
1.501% - 2.000%	388	137,145,952	22.85	7.083	3.749	703	79.45	79.54	10.03
2.001% - 2.500%	156	41,974,711	6.99	7.579	4.083	718	85.90	85.90	73.19
2.501% - 3.000%	32	13,739,644	2.29	8.439	4.413	704	87.05	87.05	4.95
3.001% - 3.500%	17	3,504,932	0.58	7.871	4.458	721	99.40	99.40	100.00
7.001% or more	1	135,000	0.02	7.775	4.150	719	75.00	75.00	0.00
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: 1.000%
Maximum: 7.775%
Weighted Average: 1.385%

Current Gross Rate of the Group II Mortgage Loans

Current Gross Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0.501% - 1.000%	153	54,115,343	9.02	1.000	3.303	702	70.48	70.87	10.56
1.001% - 1.500%	33	10,203,908	1.70	1.378	3.771	691	76.32	76.32	28.29
1.501% - 2.000%	64	23,507,470	3.92	1.784	3.703	706	76.89	77.04	11.95
2.001% - 2.500%	16	6,255,832	1.04	2.326	4.141	711	74.26	74.26	55.57
2.501% - 3.000%	4	885,100	0.15	2.525	4.407	696	87.04	87.04	0.00
3.001% - 3.500%	3	620,500	0.10	3.400	4.670	730	99.68	99.68	100.00
6.501% - 7.000%	46	18,906,418	3.15	6.852	2.504	725	76.13	76.13	11.75
7.001% or more	1,440	485,625,810	80.92	8.074	3.649	706	77.37	77.57	19.61
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: 1.000%
Maximum: 9.192%
Weighted Average: 6.965%

Gross Margin of the Group II Mortgage Loans

Gross Margin	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
2.001% - 2.250%	1	310,400	0.05	1.000	2.020	727	80.00	80.00	0.00
2.251% - 2.500%	45	22,229,088	3.70	5.563	2.425	729	68.91	68.91	14.15
2.501% - 2.750%	30	11,450,450	1.91	5.049	2.650	715	69.90	70.21	8.54
2.751% - 3.000%	91	32,951,618	5.49	6.468	2.928	714	75.01	75.62	20.82
3.001% - 3.250%	168	57,958,913	9.66	6.547	3.175	705	73.92	74.09	14.71
3.251% - 3.500%	415	139,808,642	23.30	6.892	3.432	704	74.55	74.70	11.97
3.501% - 3.750%	465	160,772,425	26.79	6.856	3.584	704	73.71	73.82	15.03
3.751% - 4.000%	239	67,060,190	11.17	7.317	3.870	694	75.68	76.36	18.15
4.001% - 4.250%	87	30,454,268	5.07	7.088	4.130	710	81.79	81.79	39.20
4.251% - 4.500%	86	30,805,425	5.13	8.152	4.384	714	89.55	89.71	32.35
4.501% - 4.750%	123	41,129,963	6.85	8.124	4.613	716	93.42	93.42	44.92
4.751% - 5.000%	9	5,188,999	0.86	9.192	4.760	680	89.35	89.35	0.00
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: 2.020%
Maximum: 4.760%
Weighted Average: 3.593%

Remaining Months to Maturity of the Group II Mortgage Loans

Remaining Months to Maturity	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
356 - 360	801	260,323,166	43.38	6.753	3.519	703	75.85	76.07	17.66
361 or more	958	339,797,215	56.62	7.127	3.649	709	77.32	77.51	19.71
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: 357
Maximum: 480
Weighted Average: 428

Seasoning of the Group II Mortgage Loans

Seasoning	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
<= 0	1,699	578,869,064	96.46	6.923	3.590	706	76.63	76.84	18.58
1 - 6	60	21,251,317	3.54	8.101	3.669	710	78.10	78.10	25.43
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: 0
Maximum: 3
Weighted Average: 0

Months to Roll of the Group II Mortgage Loans

Months to Roll	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	1,758	599,985,381	99.98	6.965	3.593	706	76.68	76.88	18.83
12	1	135,000	0.02	7.775	4.150	719	75.00	75.00	0.00
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: 1
Maximum: 12
Weighted Average: 1

Gross Lifetime Maximum Rate of the Group II Mortgage Loans

Gross Lifetime Maximum Rate	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
9.501% - 10.000%	1,159	420,551,956	70.08	6.641	3.380	704	73.25	73.51	12.37
10.001% - 10.500%	270	70,284,918	11.71	7.619	3.787	715	74.13	74.23	18.94
10.501% - 11.000%	326	108,165,356	18.02	7.808	4.297	711	91.74	91.78	43.90
11.501% - 12.000%	1	340,000	0.06	1.000	3.450	736	80.00	80.00	0.00
12.001% or more	3	778,150	0.13	8.029	3.597	668	66.51	66.51	20.43
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: 9.950%
Maximum: 12.950%
Weighted Average: 10.110%

Rate Adjustment Frequency of the Group II Mortgage Loans

Rate Adjustment Frequency	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Payment Adjustment Frequency of the Group II Mortgage Loans

Payment Adjustment Frequency	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	4	710,500	0.12	1.373	2.868	695	82.61	82.61	86.83
12	1,755	599,409,881	99.88	6.971	3.594	706	76.67	76.88	18.74
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Maximum Balance Amount of the Group II Mortgage Loans

Maximum Balance Amount	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	4	710,500	0.12	1.373	2.868	695	82.61	82.61	86.83
110	503	166,584,304	27.76	7.079	3.679	709	78.16	78.46	34.79
125	1,252	432,825,577	72.12	6.930	3.561	705	76.10	76.27	12.57
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Periodic Payment Cap of the Group II Mortgage Loans

Periodic Payment Cap	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	4	710,500	0.12	1.373	2.868	695	82.61	82.61	86.83
7.5	1,755	599,409,881	99.88	6.971	3.594	706	76.67	76.88	18.74
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Original Loan-to-Value of the Group II Mortgage Loans

Original LTV	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
50.00% or less	77	25,709,336	4.28	5.301	3.203	729	40.76	40.90	8.73
50.01% - 55.00%	37	10,553,046	1.76	6.382	3.526	703	52.80	52.80	5.87
55.01% - 60.00%	52	14,096,530	2.35	6.683	3.508	699	57.68	58.43	10.67
60.01% - 65.00%	86	31,250,910	5.21	6.622	3.413	711	63.11	64.32	6.82
65.01% - 70.00%	129	48,783,669	8.13	6.711	3.506	698	68.56	68.62	5.23
70.01% - 75.00%	387	137,919,483	22.98	6.983	3.521	699	74.38	74.48	2.83
75.01% - 80.00%	573	194,215,528	32.36	6.856	3.387	710	79.45	79.73	20.18
80.01% - 85.00%	27	8,875,989	1.48	7.462	3.946	695	83.48	83.48	28.55
85.01% - 90.00%	237	87,297,639	14.55	7.617	4.102	704	89.53	89.53	20.62
90.01% - 95.00%	61	18,607,808	3.10	7.360	3.816	693	94.48	94.48	93.89
95.01% - 100.00%	93	22,810,444	3.80	8.101	4.472	735	99.85	99.85	100.00
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum: 10.84%
Maximum: 100.00%
Weighted Average: 76.68%

Geographical Distribution of the Group II Mortgage Loans

Geographical Distribution	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
California	525	216,073,496	36.01	7.427	3.605	707	75.31	75.54	10.12
Florida	480	147,891,928	24.64	6.623	3.587	701	77.02	77.11	15.62
Virginia	113	39,817,736	6.63	6.717	3.666	711	81.31	81.31	31.45
New York	41	28,293,447	4.71	5.519	3.255	711	63.81	65.13	7.60
Washington	72	23,411,363	3.90	7.880	3.892	709	81.27	81.35	39.89
Other	528	144,632,411	24.10	6.826	3.578	707	78.87	79.02	30.40
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

California Loan Breakdown of the Group II Mortgage Loans

California Loan Breakdown	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Northern CA	263	109,760,441	18.29	7.420	3.678	707	76.58	76.98	10.81
Southern CA	262	106,313,056	17.72	7.434	3.530	707	74.00	74.06	9.42
State not in CA	1,234	384,046,885	63.99	6.705	3.586	705	77.45	77.64	23.72
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Top 10 Zip Codes of the Group II Mortgage Loans

Top 10 Zip Codes	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
10021	1	4,000,000	0.67	1.000	2.470	767	34.48	34.48	0.00
94550	4	2,928,250	0.49	7.674	3.242	714	72.76	72.76	0.00
91302	2	2,676,000	0.45	8.519	4.087	741	73.82	73.82	0.00
95127	4	2,531,500	0.42	8.103	3.700	705	79.52	79.52	0.00
55416	12	2,517,000	0.42	8.282	3.850	647	77.97	77.97	100.00
10013	1	2,500,000	0.42	2.150	3.700	687	43.86	43.86	0.00
33140	3	2,485,000	0.41	8.093	3.661	676	72.78	72.78	0.00
33410	1	2,310,000	0.38	1.625	4.075	720	70.00	70.00	0.00
33467	4	2,250,000	0.37	7.831	3.399	713	77.90	77.90	45.87
33064	6	2,241,000	0.37	6.530	3.501	685	78.29	78.29	21.39
Other	1,721	573,681,631	95.59	7.021	3.597	706	77.16	77.38	18.99
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

FICO Scores of the Group II Mortgage Loans

FICO Scores	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
600 or less or not available	3	890,000	0.15	5.837	3.625	0	71.00	71.00	49.44
601 - 620	6	1,919,000	0.32	6.484	3.696	618	72.44	72.44	53.52
621 - 640	109	33,990,599	5.66	6.561	3.597	631	74.59	74.59	34.02
641 - 660	188	59,943,375	9.99	6.727	3.520	651	74.76	74.80	28.99
661 - 680	269	98,924,809	16.48	7.166	3.603	670	77.27	77.47	11.42
681 - 700	285	99,471,851	16.58	6.847	3.610	690	76.97	77.24	10.88
701 - 720	254	88,129,837	14.69	7.106	3.698	710	80.40	80.50	21.00
721 - 740	197	70,904,647	11.82	7.207	3.640	730	77.19	77.39	15.93
741 - 760	166	58,561,268	9.76	6.863	3.605	750	78.80	78.96	21.45
761 greater than or equal to	282	87,384,994	14.56	6.942	3.455	782	72.38	72.85	20.67
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Minimum (not less than 400): 613
Maximum: 820
Weighted Average: 706

Mortgage Properties of the Group II Mortgage Loans

Mortgage Properties	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
2-4 Family	84	26,513,637	4.42	7.525	3.718	714	73.02	73.54	10.81
PUD	343	130,381,744	21.73	6.917	3.630	709	79.22	79.38	20.17
Condominium	199	58,032,271	9.67	7.142	3.652	714	78.88	79.36	26.42
Coop	1	352,500	0.06	7.932	3.500	759	75.00	75.00	0.00
Single Family	1,132	384,840,230	64.13	6.915	3.563	703	75.74	75.90	17.79
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Occupancy Types of the Group II Mortgage Loans

Occupancy Types	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Investor	273	71,778,483	11.96	7.622	3.777	715	73.95	74.05	18.62
Primary	1,414	509,138,205	84.84	6.865	3.564	704	76.95	77.17	19.04
Secondary	72	19,203,693	3.20	7.155	3.675	723	79.62	79.83	13.73
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Purchase	385	130,794,634	21.79	7.099	3.769	720	84.59	84.93	30.82
Refinance - Rate Term	320	109,874,167	18.31	7.434	3.849	696	82.83	83.26	24.24
Refinance - Cashout	1,054	359,451,580	59.90	6.773	3.450	704	71.92	72.01	12.80
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Document Type of the Group II Mortgage Loans

Document Type	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
Full	422	112,958,728	18.82	7.315	3.775	705	85.73	86.08	100.00
Reduced	939	372,514,144	62.07	6.957	3.566	709	77.06	77.28	0.00
Stated Doc	398	114,647,509	19.10	6.644	3.501	697	66.54	66.54	0.00
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

Recast Period of the Group II Mortgage Loans

Recast Period	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
0	4	710,500	0.12	1.373	2.868	695	82.61	82.61	86.83
60	1,755	599,409,881	99.88	6.971	3.594	706	76.67	76.88	18.74
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

First Payment Adjustment (Months) of the Group II Mortgage Loans

First Payment Adjustment (Months)	Number of Loans	Principal Balance ($)	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Gross Margin (%)	Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Combined LTV (%)	% Full Alt Doc
1	4	710,500	0.12	1.373	2.868	695	82.61	82.61	86.83
12	1,435	496,853,266	82.79	6.961	3.595	707	76.79	77.02	18.01
60	320	102,556,615	17.09	7.024	3.587	701	76.08	76.16	22.29
Total:	1,759	600,120,381	100.00	6.965	3.593	706	76.68	76.88	18.82

AMERICAN HOME MORTGAGE Assets LLC
DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•
mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

The trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the Issuing Entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2006.

i

TABLE OF CONTENTS
(continued)

Tax Aspects of Cooperative Ownership	71
Leases and Rents	71
Contracts	71
Foreclosure on Mortgages and Some Contracts	73
Foreclosure on Shares of Cooperatives	75
Repossession with respect to Contracts	76
Rights of Redemption	77
Anti-Deficiency Legislation and Other Limitations on Lenders	78
Environmental Legislation	80
Consumer Protection Laws	81
Homeownership Act and Similar State Laws	81
Additional Consumer Protections Laws with Respect to Contracts	82
Enforceability of Certain Provisions	82
Subordinate Financing	84
Installment Contracts	84
Applicability of Usury Laws	85
Alternative Mortgage Instruments	85
Formaldehyde Litigation with Respect to Contracts	86
Servicemembers Relief Act	86
Forfeitures in Drug and RICO Proceedings	87
Junior Mortgages	87
Negative Amortization Loans	88
FEDERAL INCOME TAX CONSEQUENCES	88
General	88
REMICS	89
Notes	106
Grantor Trust Funds	107
Callable Classes	117
Penalty Avoidance	117
STATE AND OTHER TAX CONSEQUENCES	117
ERISA CONSIDERATIONS	117
Class Exemptions	118
Underwriter Exemption	120
Other Exemptions	126
ERISA Considerations Relating to Notes	126
Callable Securities	128
Tax Exempt Investors	128
Consultation with Counsel	128
LEGAL INVESTMENT MATTERS	129
USE OF PROCEEDS	130
METHODS OF DISTRIBUTION	130
LEGAL MATTERS	131
FINANCIAL INFORMATION	132
RATING	132
INCORPORATION OF INFORMATION BY REFERENCE	132
GLOSSARY	133

ii

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, acquired or purchased by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

The trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

In addition, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuing entities established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 40 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. An ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term.

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. Upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

The mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Distribution Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the percentage of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”). The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

The underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

•
the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•
there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•
the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

•
to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan relating to the period commencing on the date of sale of the mortgage loan by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•
have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

The master servicer or another entity identified in the prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the Issuing Entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

A special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1)  the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)  there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. The applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

The master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreement.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement”.

The original principal amount of a series of securities may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

Specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the

DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan, then, the related Seller will be obligated to repurchase the mortgage loan from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

The Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans in the trust fund (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer, or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•
any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)
to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans in the related trust fund are received.

Pre-Funding Account

The pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. These allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period; and

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one loan group may cover the offered securities of one or more other loan groups.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a trust fund. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

One or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. The subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

Interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

A financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

The trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure would provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. The issuing entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the Issuing Entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the Issuing Entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units or for the refinance of indebtedness on existing one- to four-family housing. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase or refinance of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes: (a) the unpaid principal amount of the mortgage loan; (b) any mortgage interest accrued and unpaid at the time of assignment; (c) reimbursement of any advances made under the mortgage and approved by HUD; (d) reimbursement for approved costs and attorney’s fees; and (e) debenture interest on the net claims amount (excluding mortgage interest) from the date of assignment to the date of payment. The insurance payment is reduced by the amount of any cash retained by the trust or any damage or insurance recovery.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser in most circumstances and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor will be American Home Mortgage Assets LLC for each series of securities. The depositor was formed in the State of Delaware on May 20, 2005 as a wholly-owned subsidiary of American Home Mortgage Corp., a New York corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans securing the notes will be serviced pursuant to a servicing agreement between the Issuing Entity and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement).

Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the Issuing Entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the Issuing Entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, as specified in the related indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property subject thereto and (2) the purchase by (a) the master servicer, a servicer, the depositor or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, a servicer, the depositor or its designee. In no event, however, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the Trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the trust fund, other than its rights as a securityholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the trust fund or which thereafter become part of the trust fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. Each of the Company, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the Trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the Trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, a servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers to, take these steps, at the master servicer’s or servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

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Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

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Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral

(which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the depositor, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or the servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, the servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood llp, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular

Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular

Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC

Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding, the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•	any organization described in Section 1381(a)(2)(C) of the Code, or

•	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, AHMC or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the Trust Certificates and any notes that the related prospectus supplement designates as required to also be 100% owned directly or indirectly, through one or more wholly owned qualified REIT subsidiaries (together with the Trust Certificates, the “Equity Securities”). For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries (each, a “Disregarded Entity”), classification of the trust as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities (a “TMP Trigger Event”), the Trust would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the related Trust Agreement and the Indenture, no transfer of the Equity Securities will be permitted, except that (i) 100% of such Equity Securities may be transferred in a single transaction to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities and (ii) if one or more classes of Equity Securities serve as collateral security for a financing transaction entered into by the REIT, qualified REIT subsidiary, or Disregarded Entity that owns such Equity Securities, in the event of default under the financing arrangement, the secured party would be permitted to transfer those Equity Securities to any person irrespective of whether such person qualified as a REIT, qualified REIT subsidiary, or Disregarded Entity.

Notwithstanding the foregoing, upon the occurrence of a TMP Trigger Event, subject to certain provisions, the assets of the Trust (exclusive of any assets which must be sold, as described below) will be transferred to a new trust (the “REMIC Trust”) and one or more REMIC elections will be made with respect to such REMIC Trust at that time. If a TMP Trigger Event occurs, the master servicer will be required to sell from the Trust any REO property at the fair market value, and either restrict foreclosure on (within the REMIC Trust) or sell from the Trust any loan that is delinquent for 60 days or more.

Following a TMP Trigger Event, on the effective date of the REMIC election, each beneficial owner of an offered note will exchange its interest in the offered note for two things: a REMIC regular interest, which may be in the form of a certificate or a note, and a separate contractual right to receive payments from a reserve fund. The economic attributes and entitlements of the REMIC regular interest coupled with the contractual rights to receive payments from a reserve fund would be identical to those of the non-REMIC offered note exchanged therefor. The exchange would, nevertheless, be considered to be one on which the beneficial owner recognizes gain or loss equal to the difference, if any, between such beneficial owner’s adjusted basis in the non-REMIC offered note and the aggregate fair market value of the REMIC regular interest coupled with the contractual right to receive payments from a reserve fund.

See “Material Income Tax Consequences-Taxation of the REMIC” herein for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Securities.

Status as Real Property Loans

(1) Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related

Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor

Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specified relationships to a Plan, called Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.
•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.
•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.
•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.
•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The Issuing Entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.
•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan Assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities”

underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Insurance company general accounts.

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets.

The Exemption permits an interest rate swap or yield supplement agreement to be held by the trust if it meets the conditions of the Exemption.

An interest-rate swap (a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Exemption Rating Agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Exemption Rating Agency below a level specified by the Exemption Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Exemption Rating Agency such that the then current rating by the Exemption Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

A yield supplement agreement is a permitted trust fund asset if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is:

(1)	A mortgagor with respect to 5% or less of the fair market value of the trust fund assets or

(2)
An affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class; (c) after the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

•	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	The continued holding of securities acquired by a Plan or with Plan Assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

•	either:

(1)  the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)  an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)  be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)  have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE

RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the depositor with institutional investors through dealers; and

•	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuing entity-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York, 11747, or by telephone at (516) 396-7700. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— American Home Mortgage Corp., the parent of the depositor, and their respective affiliates.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Bankruptcy Amount - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class— A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class— A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Clearstream— Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date — With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related trust fund.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

Distribution Account— One or more separate accounts for the collection of payments on the related mortgage loans constituting the related trust fund, which may be a Master Servicer Collection Account.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

DTC— The Depository Trust Company.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related Issuing Entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount— The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act—The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account— One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets — “Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

Protected Account— One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers Relief Act, as amended.

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount— The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

$1,506,967,000
(Approximate)

American Home Mortgage Assets LLC
Depositor

American Home Mortgage Assets Trust 2006-4,
Mortgage-Backed Pass-Through Certificates,
Series 2006-4

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PROSPECTUS SUPPLEMENT
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Deutsche Bank Securities

Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.